As filed with the Securities and Exchange Commission on December 5, 2011

Registration No. 333-173691

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Teucrium Commodity Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

45-0602467
(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
232 Hidden Lake Road
Building A
Brattleboro, Vermont 05301
Phone: (802) 257-1617
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale Riker
Chief Executive Officer and Secretary
Teucrium Trading, LLC
232 Hidden Lake Road
Building A
Brattleboro, Vermont 05301
Phone: (802) 257-1617
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
W. Thomas Conner, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common units of Teucrium Agricultural Fund, a series of the Registrant	5,000,000	$50.00	$250,000,000	$28,069.50**

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

**	Reflects prior payment of registration fee of $580.50 for 100,000 shares pursuant to the intial filing of the registration statement on April 22, 2011.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion [December __, 2011]

Teucrium Agricultural Fund
5,000,000 Shares

Teucrium Agricultural Fund (the “Fund” or “Us” or “We”) is a commodity pool that is a series of the Teucrium Commodity Trust (“Trust”), a Delaware statutory trust.  The Fund will issue common units representing fractional undivided beneficial interests in the Fund, called “Shares.”  The Fund intends to continuously offer creation baskets consisting of 100,000 Shares at their net asset value (“NAV”) to “Authorized Purchasers” (as defined below).  Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create.  Authorized Purchasers will sell such Shares, which will be listed on the NYSE Arca exchange (“NYSE Arca”), to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the creation baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for agricultural commodity interests.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  The Fund’s Shares may trade in the secondary market at prices that are lower or higher than their NAV per Share.  Fund Shares will be listed on the NYSE Arca under the symbol “TAGS.”

The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor”).  The investment objective of the Fund is to have the daily changes in percentage terms of the Fund’s NAV per Share reflect the daily changes in percentage terms of a weighted average of the NAVs per share of four commodity pools sponsored by the Sponsor that track benchmarks of futures contracts relating to corn, wheat, soybeans and sugar, respectively.

This is a best efforts offering; neither the Sponsor nor the Distributor is required to sell any specific numbers or dollar amount of shares, but will use its best efforts to sell shares.  An Authorized Purchaser is under no obligation to purchase Shares.  This is intended to be a continuous offering that will terminate on [_________], 2013 (two years from the date of this prospectus), unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules under the Securities Act of 1933.   See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks.  See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 19.  The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per share	Per Basket
Price of the Shares1	$50.00	$5,000,000

1 Based on closing net asset value on [ date ]. The price may vary based on net asset value in effect on a particular day.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 16 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 19.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

TEUCRIUM AGRICULTURAL FUND

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
Principal Offices of the Fund and the Sponsor	1
Breakeven Point	1
Overview of the Fund	1
The Shares	6
The Fund’s Investments	7
The Underlying Fund’s Investments	7
Principal Investment Risks of an Investment in the Fund	8
Principal Offices of the Fund and the Sponsor	11
Financial Condition of the Fund	11
Defined Terms	11
Breakeven Analysis	11
The Offering	13
WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?	19
Risks Associated With Investing Directly or Indirectly in Agricultural Commodities	19
The Fund’s Operating Risks	28
Risk of Leverage and Volatility	39
Over-the-Counter Contract Risk	39
Risk of Trading in International Markets	40
Tax Risks	41
THE OFFERING	43
The Fund in General	43
The Sponsor	43
The Trustee	51
Operation of the Fund	52
Futures Contracts	57
Cleared Swaps	61
Over-the-Counter Derivatives	62
Benchmark Performance	64
The Soybean Market	65
The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents	66
Other Trading Policies of the Fund	67
The Service Providers	68
Fees to be Paid by the Fund	70
Form of Shares	71
Transfer of Shares	72
Inter-Series Limitation on Liability	72
Plan of Distribution	73
The Flow of Shares	76
Calculating NAV	76
Creation and Redemption of Shares	78

i

Secondary Market Transactions	83
Use of Proceeds	83
Management’s Discussion and Analysis of Financial Condition and Results of Operations	84
The Trust Agreement	89
The Sponsor Has Conflicts of Interest	93
Interests of Named Experts and Counsel	95
Provisions of Federal and State Securities Laws	95
Books and Records	95
Analysis of Critical Accounting Policies	95
Statements, Filings, and Reports to Shareholders	96
Fiscal Year	96
Governing Law; Consent to Delaware Jurisdiction	96
Legal Matters	97
Privacy Policy	97
U.S. Federal Income Tax Considerations	97
Investment By ERISA Accounts	111
INFORMATION YOU SHOULD KNOW	115
WHERE YOU CAN FIND MORE INFORMATION	115

Until [ date ] (25 days after the date of this prospectus), all dealers effecting transactions in the offered Shares, whether or not participating in this distribution, may be required to deliver a prospectus.  This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology.  All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements.  These statements are only predictions.  Actual events or results may differ materially.  These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.  Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments.  See “What Are the Risk Factors Involved with an Investment in the Fund?”  Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 19, before making an investment decision about the Shares.  In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document.  Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The telephone number is (802) 257-1617.  The Sponsor’s principal office is also located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, and its telephone number is also (802) 257-1617.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the initial selling price of the Share, assuming an initial selling price of $50.00, is 0.36% of the initial selling price.  For more information, see “Breakeven Analysis” below.

Overview of the Fund

The Fund, is a commodity pool that will issue common units representing fractional undivided beneficial interests in the Fund, called Shares, that may be purchased and sold on the NYSE Arca.  The Fund is a series of the Trust, a Delaware statutory trust organized on September 11, 2009.  The Fund is one of seven series of the Trust; each series operates as a separate commodity pool.  Additional series of the Trust may be created in the future. The Trust and the Fund operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed and is managed and controlled by the Sponsor, Teucrium Trading, LLC.  The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).  The Sponsor first intends to use this prospectus on or about December [_____], 2011, the date of this prospectus.

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund and the Teucrium Sugar Fund (collectively, the “Underlying Funds”).  The Fund seeks to achieve its investment objective by investing under normal market conditions in the publicly-traded shares of each Underlying Fund so that the Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund.  The Fund does not intend to invest directly in futures contracts (“Futures Contracts”), although it reserves the right to do so in the future, including if an Underlying Fund ceases operations or if shares of an Underlying Fund cease trading on NYSE Arca.

The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for certain Futures Contracts for the commodity specified in the Underlying Fund’s name.  (This weighted average is referred to herein as the Underlying Fund’s “Benchmark,” the Futures Contracts that at any given time make up an Underlying Fund’s Benchmark are referred to herein as the Underlying Fund’s “Benchmark Component Futures Contracts,” and the commodity specified in the Underlying Fund’s name is referred to herein as its “Specified Commodity.”)  Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the second-to-expire Futures Contract for corn traded on the Chicago Board of Trade (“CBOT”), weighted 35%, (2) the third-to-expire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.  The Teucrium Wheat Fund’s Benchmark is: (1) the second-to-expire CBOT wheat Futures Contract, weighted 35%, (2) the third-to-expire CBOT wheat Futures Contract, weighted 30%, and (3) the CBOT wheat Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.  The Teucrium Soybean Fund’s Benchmark is: (1) the second-to-expire CBOT soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT soybean Futures Contract, weighted 30%, and (3) the CBOT soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%, except that CBOT soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts.  The Teucrium Sugar Fund’s Benchmark is: (1) the second-to-expire Sugar No. 11 Futures Contract traded on ICE Futures US (“ICE Futures”), weighted 35%, (2) the third-to-expire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the third-to-expire contract, weighted 35%.  (Although sugar Futures Contracts are primarily traded on the ICE Futures, they may also be traded on the New York Mercantile Exchange (“NYMEX”).  Any reference to the ICE Futures in relation to the Teucrium Sugar Fund should also be read as a reference to NYMEX.)

Each Underlying Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Futures Contracts for its Specified Commodity.  In addition, and to a limited extent, an Underlying Fund also may invest in exchange-traded options on Futures Contracts for its Specified Commodity and in swap agreements based on its Specified Commodity that are cleared through a futures exchange or its affiliated provider of clearing services (“Cleared Swaps”) in furtherance of the Underlying Fund's investment objective.  Once position limits or accountability levels on Futures Contracts on an Underlying Fund’s Specified Commodity are applicable, each Underlying Fund's intention is to invest first in Cleared Swaps based on its Specified Commodity, to the extent practicable under the position limits or accountability levels applicable to such Cleared Swaps and appropriate in light of the liquidity in the market for such Cleared Swaps, and then in contracts and instruments such as cash-settled options on Futures Contracts and forward contracts, swaps other than Cleared Swaps, and other over-the-counter transactions that are based on the price of its Specified Commodity or Futures Contracts on its Specified Commodity (collectively, “Other Commodity Interests,” and together with Futures Contracts and Cleared Swaps, “Commodity Interests”).  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor will endeavor to cause each Underlying Fund's performance to closely track that of its Benchmark.  The Sponsor expects to manage the Fund’s and the Underlying Funds’ investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor is also authorized to select broker-dealers to execute the Fund’s transactions in the Underlying Funds and futures commission merchants to execute the Underlying Funds’ transactions in Futures Contracts.

The Underlying Funds seek to achieve their investment objectives primarily by investing in Commodity Interests such that daily changes in the Underlying Fund’s NAV will be expected to closely track the changes in its Benchmark.  Each Underlying Fund’s positions in Commodity Interests will be changed or “rolled” on a regular basis in order to track the changing nature of its Benchmark.  For example, several times a year (on the dates on which Futures Contracts on the Underlying Fund’s Specified Commodity expire), a particular Futures Contract will no longer be a Benchmark Component Futures Contract, and the Underlying Fund’s investments will have to be changed accordingly.  In order that the Underlying Funds’ trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Underlying Funds’ investments typically will not be rolled entirely on that day, but rather will typically be rolled over a period of several days.

Consistent with achieving each Underlying Fund’s investment objective of closely tracking its Benchmark, the Sponsor may for certain reasons cause the Underlying Fund to enter into or hold Futures Contracts other than the Benchmark Component Futures Contracts, Cleared Swaps and/or Other Commodity Interests.  For example, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, Other Commodity Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Commodity Interests, can generally be structured as the parties to the Commodity Interest contract desire.  Therefore, an Underlying Fund might enter into multiple Cleared Swaps and/or over-the-counter Commodity Interests related to its Specified Commodity that are intended to exactly replicate the performance of Benchmark Component Futures Contracts of the Underlying Fund, or a single over-the-counter Commodity Interest designed to replicate the performance of the individual of its Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Commodity Interest, the performance of the Commodity Interest will necessarily correlate exactly with the performance of the Underlying Fund’s Benchmark or the applicable Benchmark Component Futures Contract.  The Underlying Funds might also enter into or hold Commodity Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of an Underlying Fund’s “roll” strategy in the preceding paragraph.  In addition, an Underlying Fund might enter into or hold Commodity Interests related to its Specified Commodity that would be expected to alleviate overall deviation between the Underlying Fund’s performance and that of its Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor will endeavor to cause each Underlying Fund’s performance to closely track that of its Benchmark.

While the Fund expects to maintain substantially all of its assets in shares of the Underlying Funds at all times, the Fund may hold some residual amount of assets in obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  The Underlying Funds invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy their expected current or potential margin or collateral obligations with respect to their investments in Commodity Interests.  After fulfilling such margin and collateral requirements, the Underlying Funds will invest the remainder of the proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash.  Therefore, the focus of the Sponsor in managing the Underlying Funds is investing in Commodity Interests and in Treasury Securities, cash and/or cash equivalents.  The Fund and Underlying Funds will earn interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Fund’s custodian, The Bank of New York Mellon (the “Custodian”).

The Sponsor endeavors to place the Fund’s trades in the Underlying Funds and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Underlying Fund Average will be less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the Underlying Fund Average over the same period.

The Sponsor believes that market arbitrage opportunities will cause the Fund’s Share price on the NYSE Arca to closely track the Fund’s NAV per share.  The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Underlying Fund Average will be that the changes in the price of the Fund’s Shares on the NYSE Arca will closely track, in percentage terms, changes in the Underlying Fund Average.

The Sponsor employs a “neutral” investment strategy intended so that the Fund will track the changes in the Underlying Fund Average and each Underlying Fund will track the changes in its Benchmark regardless of whether the Underlying Fund Average or Benchmark goes up or goes down.  The Fund’s and Underlying Funds’ “neutral” investment strategies are designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the agricultural commodities market in a cost-effective manner.  Such investors may include participants in agricultural industries and other industries seeking to hedge the risk of losses in their commodity-related transactions, as well as investors seeking exposure to the agricultural commodities market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the agricultural commodities market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Underlying Fund Average, that changes in the price of the shares of the Underlying Funds will not accurately track the changes in their Benchmarks, and that changes in the Benchmarks will not closely correlate with changes in the prices of the Specified Commodities on the spot market.  Furthermore, as noted above, the Fund and Underlying Funds also invest in short-term Treasury Securities, cash and/or cash equivalents.  The Sponsor does not expect there to be any meaningful correlation between the performance of the Fund’s and Underlying Funds’ investments in Treasury Securities/cash/cash equivalents and the changes in the prices of the Specified Commodities or Commodity Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of the Specified Commodities, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.  This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the prices of the Specified Commodities.  The Sponsor does not intend to operate the Fund or an Underlying Fund in a fashion such that its per share NAV will equal, in dollar terms, the spot price of a unit of a Specified Commodity or the price of any particular Futures Contract.

The Fund creates and redeems Shares only in blocks called “Creation Baskets” and “Redemption Baskets,” respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share.  Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The Fund will commence making the investments in the publicly-traded shares of the Underlying Funds in the manner described in this prospectus as quickly as practicable (no more than three business days) after the initial Creation Basket is sold.  All proceeds from the sale of subsequent Creation Baskets will also be invested as quickly as practicable in such investments.  The Fund’s cash and investments are held through the Fund’s Custodian.  There is no stated maximum time period for the Fund’s operations and the Fund will continue to operate until all Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

Shares may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca.  However, these transactions are effected at bid and ask prices established by specialist firm(s).  Like any listed security, Shares of the Fund can be purchased and sold at any time a secondary market is open.

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets of Fund Shares are purchased or redeemed, the Sponsor will purchase or sell the publicly-traded Underlying Fund shares with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The Shares can be directly purchased from or redeemed by the Fund only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers.  Each Creation Basket and Redemption Basket consists of 100,000 Shares and therefore may require a commitment of several million dollars (e.g., 100,000 Shares times an initial Share price of $50.00 equals $5 million).  Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers.  Shares will be listed and traded on the NYSE Arca under the ticker symbol “TAGS” and may be purchased and sold as individual Shares.  Individuals interested in purchasing Shares in the secondary market should contact their broker.  Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV.

Investors purchasing Shares in the secondary market through a brokerage account or with the assistance of a broker may be subject to brokerage commissions and charges. If you purchase Fund Shares through a broker-dealer or other financial intermediary (such as a bank), the Fund, the Advisor or the Sub-Advisor may pay the intermediary for the sale of Fund Shares and related services. These payments may create a conflict of interest by influencing broker-dealers or other intermediaries and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

The Shares

The Shares are registered as securities under the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (the “1934 Act”) and do not provide dividend rights or conversion rights and there will not be sinking funds.  The Shares may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund Shares (“Shareholders”) generally will not have voting rights as discussed below under “The Trust Agreement – Voting Rights.”  Cumulative voting is neither permitted nor required and there are no preemptive rights.  The Trust Agreement provides that, upon liquidation of the Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held.  Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

The offering of Shares under this prospectus is a continuous offering under Rule 415 of the 1933 Act and will terminate on [_________], 2013 (two years from the date of this prospectus).  The offering may be extended beyond such date as permitted under rules promulgated by the SEC pursuant to/under the 1933 Act.  The offering will terminate before such date or before the end of any extension period if all of the registered Shares have been sold.  However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be registered and offered on an uninterrupted basis.  This offering may also be suspended or terminated at any time for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable.  See “Creation and Redemption of Shares – Rejection of Purchase Orders” below.  As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 100,000 Shares. Under the plan of distribution, the Fund does not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers.  There are no arrangements to place funds received as proceeds from the sale of Creation Baskets of the Fund in an escrow, trust, or similar account.

U.S. Federal Income Tax Considerations

As is described more fully in “U.S. Federal Income Tax Considerations,” it is intended that the Fund be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes.  Based in part upon representations of the Sponsor and the Trust, the Fund has obtained a legal opinion that, although the matter is not free from doubt, it is more likely than not that the Fund will be so classified.  The Fund also intends to request a ruling from the U.S. Internal Revenue Service that the Fund is not taxable as a corporation.  Assuming that the Fund is classified as a partnership not taxable as a corporation for U.S. federal income tax purposes, the Fund will not incur a U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund's income, gains, losses, deductions, and other tax items.   See “U.S. Federal Income Tax Considerations” for information about the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund’s Investments

The Fund seeks to achieve its investment objective by investing under normal market conditions in the publicly-traded shares of each Underlying Fund so that the Underlying Fund Average will have a weighting of 25% to each Underlying Fund.  The Fund does not intend to invest directly in Futures Contracts or other Commodity Interests, although it reserves the right to do so in the future if an Underlying Fund ceases operations or if shares of an Underlying Fund cease trading on NYSE Arca.

The Underlying Funds’ Investments

A brief description of the principal types of Commodity Interests in which the Underlying Funds may invest is set forth below.

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A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

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A cleared swap is a standard contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party’s payments determined by reference to a specified price for an underlying asset or index, and the other’s determined by reference to the current market price of that asset or index. Cleared swaps may be executed bilaterally or on an exchange or other trading platform but must then be accepted for clearing by a clearinghouse.

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An over-the-counter swap (also referred to as an over-the-counter transaction or uncleared swap) is a non-exchange traded bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party’s payments determined by reference to a specific price for an underlying asset or index, and the other’s determined by reference to the current market price of that asset or index.

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A forward contract is a non-standardized, non-exchange traded, over-the-counter, bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

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An option on a Futures Contract, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a Futures Contract, forward contract or commodity, as applicable, at a specified price on or before a specified date.  The seller, or writer, of the option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised.  Options on Futures Contracts, like the Future Contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts and commodities generally are individually negotiated, over-the-counter, bilateral contracts.

Unlike exchange-traded contracts, over-the-counter contracts expose the Underlying Funds to the credit risk of the other party to the contract.  (As discussed below, exchange-traded contracts may expose the Underlying Funds to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.)  The Sponsor does not currently intend to purchase or sell commodities in the “spot market” for the Fund or the Underlying Funds.  Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement period.  In addition, the Sponsor does not currently intend that the Funds or Underlying Funds will enter into or hold spot month Futures Contracts, except that the Underlying Funds may hold spot month Futures Contracts that were formerly second-to-expire contracts for a brief period until they can be disposed of in accordance with an Underlying Fund’s roll strategy.

A more detailed description of Commodity Interests and other aspects of the commodity and Commodity Interest markets can be found later in this prospectus.

As noted, the Teucrium Corn Fund, Teucrium Wheat Fund and Teucrium Soybean Fund primarily invest in Futures Contracts on corn, wheat and soybeans, including those traded on the CBOT.  The Teucrium Sugar Fund primarily invests in Futures Contracts on sugar, including those traded on ICE Futures and the NYMEX.  The Fund expressly disclaims any association with the CBOT or ICE Futures or endorsement of the Fund by such exchanges and acknowledges that “CBOT,” “Chicago Board of Trade,” “ICE Futures,” “ICE Futures US,” “NYMEX,” and “New York Mercantile Exchange” are registered trademarks of the respective exchanges.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 19.

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Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally will not distribute dividends to Shareholders.  You should not invest in the Fund if you will need cash distributions from the Fund for the purpose of paying taxes on your share of income and gains of the Fund, if any, or for other purposes.

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Investors may choose to use the Fund as a means of investing indirectly in agricultural commodities, and there are risks involved in such investments.  The risks and hazards that are inherent in agriculture may cause the price of agricultural commodities to fluctuate widely.  Global price movements for agricultural commodities may be influenced by, among other things: weather conditions, crop failure, production decisions, governmental policies, changing demand, harvest cycles, and various economic and monetary events.  Commodity production is also subject to domestic and foreign regulations that materially affect operations.

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To the extent that investors use the Fund as a means of investing indirectly in agricultural commodities, there is the risk that the changes in the price of the Fund’s Shares on the NYSE Arca will not closely track the changes in spot price of the commodities invested in by the Underlying Funds.  This could happen if (1) the price of Shares traded on the NYSE Arca does not correlate closely with the Fund’s NAV; (2) the changes in the Fund’s NAV do not correlate closely with changes in the Underlying Fund Average; (3) the changes in the Underlying Funds’ NAVs do not correlate closely with changes in their Benchmarks; or (4) the changes in the Benchmarks do not correlate closely with changes in the cash or spot prices of the Specified Commodities.  This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Fund as a cost-effective way to invest indirectly in agricultural commodities or as a hedge against the risk of loss in commodity-related transactions.

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The Sponsor has limited experience operating commodity pools.  Although the Sponsor currently sponsors seven commodity pools – the Fund, the four Underlying Funds, the Teucrium Natural Gas Fund, and the Teucrium WTI Crude Oil Fund (collectively, the “Teucrium Funds”), prior to June 9, 2010, the Sponsor had never operated a commodity pool.

•	The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

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The price relationship between the near month Futures Contract to expire and the Benchmark Component Futures Contracts for an Underlying Fund will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the total return of price indices for the Specified Commodities.  In cases in which the near month contract’s price is lower than later-expiring contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration.  In cases in which the near month contract’s price is higher than later-expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.

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Investors, including those who directly participate in the agricultural commodities market, may choose to use the Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

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The Fund seeks to have the changes in its Shares’ NAV in percentage terms track changes in the Underlying Fund Average in percentage terms, rather than profit from speculative trading of Commodity Interests.  The Sponsor therefore endeavors to manage the Fund and the Underlying Funds so that the Fund’s and Underlying Funds’ assets are not leveraged (i.e. , so that the aggregate notional amount of an Underlying Fund’s Commodity Interests at any time will not exceed the value of the Underlying Fund’s assets).  There is no assurance that the Sponsor will successfully implement this investment strategy.  If the Sponsor permits one or more of the Underlying Funds to become leveraged, you could lose all or a substantial portion of your investment if the Underlying Fund’s trading positions suddenly turn unprofitable.  These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

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The Underlying Funds may invest in Other Commodity Interests.  To the extent that these Other Commodity Interests are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose the Underlying Funds (and, by extension, the Fund) to credit risk that their counterparties may not be able to satisfy their obligations to the Underlying Funds.

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The Underlying Funds invest primarily in Commodity Interests that are traded or sold in the United States.  However, a portion of the Underlying Funds’ trades may take place in markets and on exchanges outside the United States that are not regulated by any United States governmental agency and may involve certain risks not applicable to United States exchanges, including different or diminished investor protections, as compared to their U.S. counterparts. For example, in some non-U.S. markets, the performance on a Futures Contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation, therefore exposing the Underlying Funds to credit risk. Also, investing in Commodity Interests denominated in currencies other than U.S. dollars subjects the shares of the Underlying Funds to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such Commodity Interests.

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The structure and operation of the Fund may involve conflicts of interest.  For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves.  In addition, the Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and the interests of the Sponsor may conflict with the Shareholders’ best interests. Shareholders are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.

•	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

•	The Fund and the Underlying Funds pay fees and expenses that are incurred regardless of whether they are profitable.

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Regulation of the commodity interest markets is extensive and constantly changing. On July 21, 2010, a broad financial regulatory reform bill, “The Dodd-Frank Wall Street Reform and Consumer Protection Act” (the “Dodd-Frank Act”), was signed into law that includes provisions altering the regulation of commodity interests. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The new law and the rules currently being promulgated thereunder may negatively impact the Underlying Funds’ (and thereby the Fund’s) ability to meet their respective objectives either through limits or requirements imposed on them and/or on their counterparties.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The telephone number is (802) 257-1617.  The Sponsor’s principal office is also located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.

Financial Condition of the Fund

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $50.00 initial investment in a single Share to equal the amount invested twelve months after the investment was made.  This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per Share	$50.00
Sponsor’s Fee (1)	N/A
Creation Basket Fee (2)	$0.01
Estimated Brokerage Fees (3)	$0.02
Other Fund Fees and Expenses (0.30%) (4)	$0.15
Interest Income (5)	N/A
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$0.18
Percentage of initial selling price per share	0.36%

 (1)           The Sponsor does not receive a management fee from the Fund.  The Sponsor receives a management fee from each Underlying Fund at the annual rate of 1.00% of such Underlying Fund’s average daily net assets, payable monthly.

(2)           Authorized Purchasers are required to pay a Creation Basket fee of $500 for each order they place to create one or more baskets.  An order must be at least one basket, which is 100,000 Shares.  This breakeven analysis assumes a hypothetical investment in a single Share so the Creation Basket fee is $.005 (500/100,000) (rounded to $.01 in the table).

(3)           Reflects brokerage fees for Fund transactions.

(4)           Other Fund Fees and Expenses include legal, printing, accounting, custodial, administration, bookkeeping, transfer agency, distribution and marketing costs.  The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $30 million in assets and assuming certain fee reimbursements from the Sponsor.  If a minimum assets of $5.0 million is used, Other Fund Fees and Expenses would equal $0.18 per share, and the amount of trading income required to break even would be $0.18 per share or 0.36%.  If a maximum offering proceeds of $250 million is assumed, Other Fund Fees and Expenses would equal $0.10 per Share, and the amount of trading income required to break even would be $0.10 per share or 0.20%.

(5)           Because the Fund will not make significant investments in interest-bearing securities, the Fund does not expect to earn significant amounts of interest.

The Offering

Offering
The Fund will offer Creation Baskets consisting of 100,000 Shares through Foreside Fund Services, LLC, which is the distributor for Shares of the fund (the “Distributor”) to Authorized Purchasers.  Authorized Purchasers may purchase Creation Baskets consisting of 100,000 Shares at the Fund’s NAV, which is initially expected to be $50.00.  The initial Authorized Purchaser intends to offer the Shares of the initial Creation Basket(s) publicly.  The initial Creation Basket is expected to be purchased by the initial Authorized Purchaser on the day the SEC declares the registration statement effective.  The Shares are expected to begin trading on the NYSE Arca on the day following the purchase of the initial Creation Basket(s) by the initial Authorized Purchaser.

Use of Proceeds
The Sponsor will apply substantially all of the Fund’s assets toward investing in the publicly-traded shares of the Underlying Funds, and each Underlying Fund will in turn invest substantially all of its assets in Commodity Interests relating to its Specified Commodity, Treasury Securities, cash and/or cash equivalents.  The Sponsor will deposit a portion of each Underlying Fund’s net assets with the futures commission merchant, Newedge USA, LLC or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Commodity Interests.  The Underlying Funds will use only Treasury Securities, cash and/or cash equivalents to satisfy these requirements.  The Sponsor expects that all entities that will hold or trade the Underlying Fund’s assets will be based in the United States and will be subject to United States regulations.  The Sponsor believes that approximately 5% to 10% of each Underlying Fund’s assets will normally be committed as margin for Futures Contracts and collateral for Cleared Swaps and Other Commodity Interests.  However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range.  The remaining portion of the Underlying Funds’ assets, and any residual portion of the Fund’s assets not invested in the publicly-traded shares of the Underlying Funds, will be held in Treasury Securities, cash and/or cash equivalents by the Custodian.  All interest income earned on these investments is retained for the Fund’s or Underlying Funds’ benefit.

NYSE Arca Symbol	“TAGS”

Creation and Redemption
Authorized Purchasers pay a $500 fee for each order to create one or more Creation Baskets, and a $1,000 fee per Redemption Basket redeemed.  Authorized Purchasers are not required to sell any specific number or dollar amount of Shares.  The per share price of Shares offered in Creation Baskets on any day after the effective date of the registration statement relating to this prospectus is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability
The Fund is currently one of seven separate series of the Trust and each Underlying Fund is also a separate series; additional series may be created in the future.  The Trust has been formed and is operated with the goal that the Fund, each Underlying Fund and any other series of the Trust will only be liable for its obligations and will not be responsible for, or affected by, any liabilities or losses or claims against any other series of the Trust.  For example, if any creditor or Shareholder of the Fund were to successfully assert a claim with respect to the Fund’s indebtedness or Shares, such creditor or Shareholder could only recover from the Fund and its assets and not from any other series of the Trust or another series of the Trust’s assets.  The “assets” of a series of the Trust will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in that series.

Registration Clearance and Settlement
Individual certificates will not be issued for the Shares.  Instead, Shares will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Beneficial interests in Shares will be held through DTC’s book-entry system, which means that Shareholders are limited to:  (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value
The NAV of the Fund will be calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.  Under the Fund’s current operational procedures, the Fund’s administrator, The Bank of New York Mellon (the “Administrator”) will calculate the NAV of the Fund as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day.  NYSE Arca will calculate an approximate NAV every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca, for as long as the main pricing mechanism of either the CBOT or ICE Futures is open.

Fund and Underlying Fund Expenses
While the Fund does not pay the Sponsor a management fee, it indirectly pays its proportionate share of each Underlying Fund’s management fee, which is paid at an annual rate of 1.00% of each Underlying Fund’s average daily net assets.

The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with its trading activities; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

Each Underlying Fund is also responsible for the ongoing fees, costs and expenses of its operations as described in the foregoing paragraph.

The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization.  None of the costs and expenses related to the initial offer and sale of Shares, which total approximately $181,580.50, are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately 0.36% of the daily net assets of the Fund for the twelve-month period ending April 30, 2012, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund or an Underlying Fund for, or waive a portion of its management fee for an Underlying Fund to offset, expenses that would otherwise be borne by the Fund or Underlying Fund.

General expenses of the Trust will be allocated among the existing series and any future series of the Trust as determined by the Sponsor in its discretion.  The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Administrator, under certain circumstances.

Termination Events
The Trust, the Fund and each Underlying Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust, the Fund or an Underlying Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Fund; and each other fund that is a series of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust, the Fund or an Underlying Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust, the Fund or an Underlying Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Fund and each other fund that is a series of the Trust, voting together as a single class, to dissolve the Trust, subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust, the Fund or an Underlying Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable.  Upon termination of the Fund or an Underlying Fund, the affairs of the Fund or Underlying Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law.  The fair market value of the remaining assets of the Fund or Underlying Fund shall then be determined by the Sponsor.  Thereupon, the assets of the Fund or Underlying Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers
We expect the initial Authorized Purchaser to be Deutsche Bank Securities, Inc. and we expect that there will be additional Authorized Purchasers in the future.  A list of Authorized Purchasers will be available from the Distributor.  Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, which includes the Fund’s and the Sponsor’s financial statements and the related notes.

Risks Associated With Investing Directly or Indirectly in Agricultural Commodities

Investing in Commodity Interests subjects the Fund to the risks of the agricultural commodities markets, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the agricultural commodities markets because it invests indirectly in Commodity Interests.  The risks and hazards that are inherent in the agricultural commodities markets may cause the price of those commodities to fluctuate widely.  If the changes in percentage terms of the Fund’s Shares accurately track the percentage changes in the Underlying Funds’ Benchmark or the spot price of corn, wheat, soybeans and sugar, the price of the Shares will fluctuate.

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The price and availability of agricultural commodities is influenced by economic and industry conditions, including but not limited to supply and demand factors such as: crop disease; weed control; water availability; various planting, growing, or harvesting problems; severe weather conditions such as drought, floods, heavy rains, frost, or natural disasters that are difficult to anticipate and that cannot be controlled.  The U.S. prices of certain agricultural commodities such as soybeans and sugar are subject to risks relating to the growth of such commodities in foreign countries, such as: uncontrolled fires (including arson); challenges in doing business with foreign companies; legal and regulatory restrictions; transportation costs; interruptions in energy supply; currency exchange rate fluctuations; and political and economic instability.  Additionally, demand for agricultural commodities is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends.

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Agricultural commodity production is subject to United States and foreign policies and regulations that materially affect operations.  Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, acreage control, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, the volume and types of imports and exports, and industry profitability.  Additionally, commodity production is affected by laws and regulations relating to, but not limited to, the sourcing, transporting, storing and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products.  Agricultural commodity producers also may need to comply with various environmental laws and regulations, such as those regulating the use of certain pesticides, and local laws that regulate the production of genetically modified crops.  In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

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Seasonal fluctuations in the price of agricultural commodities may cause risk to an investor because of the possibility that Share prices will be depressed because of the relevant harvest cycles.  In the futures market, fluctuations are typically reflected in contracts expiring in the harvest season (i.e., in the case or corn and soybeans, contracts expiring during the fall are typically priced lower than contracts expiring in the winter and spring, while in the case of wheat and sugar, contracts expiring during the spring and early summer are typically priced lowest).  Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares when an Underlying Fund’s Benchmark Component Futures Contracts are, in whole or part, Futures Contracts expiring in the harvest season for the Specified Commodity.

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Risks Specific to Corn. Demand for corn in the United States to produce ethanol has been a significant factor affecting the price of corn.  In turn, demand for ethanol generally has tended to increase when the price of gasoline has increased, and has been significantly affected by United States governmental policies designed to encourage the production of ethanol.  In addition, because corn is often used as an ingredient in livestock feed, demand for corn is subject to risks associated with the outbreak of livestock disease.

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Risks Specific to Wheat. Demand for food products made from wheat flour in the United States is relatively unaffected by changes in wheat prices or disposable income, but is closely tied to tastes and preferences.  For example, in recent years the increase in the popularity of low-carbohydrate diets caused the consumption of wheat flour to decrease rapidly before rebounding somewhat after 2005.  Export demand for wheat fluctuates yearly, based largely on crop yields in the importing countries.

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Risks Specific to Soybeans. The increased production of soybean crops in South America and the rising demand for soybeans in emerging nations such as China and India have increased competition in the soybean market.  Like the conversion of corn into ethanol, soybeans can be converted into biofuels such as biodiesel.  Accordingly, the soybean market has become increasingly affected by demand for biofuels and related legislation.  The supply of soybeans could be reduced by the spread of soybean rust, a wind-borne fungal disease.  Although soybean rust can be killed with chemicals, chemical treatment increases production costs for farmers.  Finally, because processing soybean oil can create trans-fats, the demand for soybean oil may decrease due to heightened governmental regulation of trans-fats or trans-fatty acids.  The U.S. Food and Drug Administration currently requires food manufacturers to disclose levels of trans-fats contained in their products, and various local governments have enacted or are considering restrictions on the use of trans-fats in restaurants.

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Risks Specific to Sugar.   The spread of consumerism and the rising affluence of emerging nations such as China and India have created demand for sugar.  An influx of people in developing countries moving from rural to urban areas may create more disposable income to be spent on sugar products, and might also reduce sugar production in rural areas on account of worker shortages, all of which could result in upward pressure on sugar prices.  On the other hand, public health concerns regarding obesity, heart disease and diabetes, particularly in developed countries, may reduce demand for sugar.  In light of the time it takes to grow sugarcane and sugar beets and the cost of new facilities for processing these crops, it may not be possible to increase supply quickly or in a cost-effective manner in response to an increase in demand.

The Underlying Funds’ Benchmarks are not designed to correlate exactly with the spot price of the corresponding Specified Commodity and this could cause the changes in the price of an Underlying Fund’s shares to substantially vary from the changes in the spot price of the Specified Commodity.  Therefore, you may not be able to effectively use the Fund to hedge against commodity-related losses or to indirectly invest in agricultural commodities.

The Benchmark Component Futures Contracts that the Underlying Funds invest in reflect the price of a Specified Commodity for future delivery, not the current spot price of the Specified Commodity, so at best the correlation between changes in such Futures Contracts and the spot price of the Specified Commodity will be only approximate.  Weak correlation between an Underlying Fund’s Benchmark and the spot price of the corresponding Specified Commodity may result from the typical seasonal fluctuations in commodity prices discussed above.  Imperfect correlation may also result from speculation in Commodity Interests, technical factors in the trading of Futures Contracts, and expected inflation in the economy as a whole.  If there is a weak correlation between an Underlying Fund’s Benchmark and the spot price of its corresponding Specified Commodity, then the price of the Shares may not accurately track the spot price of the Specified Commodities and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your commodity-related transactions or as a way to indirectly invest in agricultural commodities.

Changes in the Fund’s NAV may not correlate well with changes in the Underlying Fund Average, and changes in the Underlying Funds’ NAVs may not correlate well with changes in their Benchmarks.  If this were to occur, you may not be able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in the Underlying Funds so that the changes in percentage terms in the Fund’s NAV closely correlate with the changes in percentage terms in the Underlying Fund Average.  The Sponsor also endeavors to invest the Underlying Funds’ assets as fully as possible in Commodity Interests so that the changes in percentage terms in the Underlying Funds’ NAVs closely correlate with the changes in percentage terms in their respective Benchmarks.  However, changes in the Fund’s NAV may not correlate with the changes in the Underlying Fund Average and changes in the Underlying Funds’ NAV may not correlate with the changes in their Benchmarks for various reasons, including those set forth below:

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The Fund may not be able to maintain its targeted 25% allocation to each Underlying Fund at all times.  Furthermore, the Fund acquires shares of the Underlying Funds in the secondary market at their market prices, not at their NAV, so any changes in the value of the Fund’s holdings in the Underlying Funds may not match changes in the Underlying Funds’ NAVs.

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The Underlying Funds do not intend to invest only in the Benchmark Component Futures Contracts.  While an Underlying Fund’s investments in Futures Contracts other than its Benchmark Component Futures Contracts, Cleared Swaps and Other Commodity Interests would be for the purpose of causing the Underlying Fund’s performance to track that of its Benchmark most effectively and efficiently. The performance of these Commodity Interests may not correlate well with the performance of the Underlying Funds’ Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those Futures Contracts.  Additionally, if the trading market for certain Futures Contracts is suspended or closed, an Underlying Fund may not be able to purchase its investments at the last reported price for such investments.

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The Fund and Underlying Funds will incur certain expenses in connection with their operations, and the Underlying Funds will hold most of their assets (other than Commodity Interests) in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis.  These expenses and income will cause imperfect correlation between changes in the Fund’s NAV and changes in the Underlying Fund Average and between changes in the NAVs of the Underlying Funds and their respective Benchmarks. Your cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds’ shares.

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The Sponsor may not be able to invest an Underlying Fund’s assets in Commodity Interests having an aggregate notional amount exactly equal to the Underlying Fund’s NAV.  As a standardized contract, a single Futures Contract or Cleared Swap is for a specified amount of a Specified Commodity, and the Underlying Fund’s NAV and the proceeds from the sale of a creation basket of an Underlying Fund is unlikely to be an exact multiple of that amount.  In such case, the Underlying Fund could not invest the entire proceeds from the purchase of the creation basket in such Futures Contracts.  (For example, assuming the Underlying Fund receives $5,000,000 for the sale of a creation basket and that the value (i.e., the notional amount) of a Futures Contract relating to the Underlying Fund’s Specified Commodity is $35,000, the Underlying Fund could only enter into 142 Futures Contracts with an aggregate value of $4,970,000).  While an Underlying Fund may be better able to achieve the exact amount of exposure to the market for its Specified Commodity through the use of over-the-counter Other Commodity Interests, there is no assurance that the Sponsor will be able to continually adjust the Underlying Fund’s exposure to such Other Commodity Interests to maintain such exact exposure.  Furthermore, as noted above, the use of Other Commodity Interests may itself result in imperfect correlation with an Underlying Fund’s Benchmark.

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There may be more or less correlation between an Underlying Fund’s NAV and its Benchmark as the Underlying Fund’s assets increase. On the one hand, as an Underlying Fund grows it should be able to invest in Futures Contracts with notional amounts that are closer on a percentage basis to the Underlying Fund’s NAV.  For example, if the Underlying Fund’s NAV is equal to 4.9 times the value of a single Futures Contract, it can purchase only four futures contracts, which would cause only 81.6% of the Underlying Fund’s assets to be exposed to the market for the Specified Commodity.  On the other hand, if the Underlying Fund’s NAV is equal to 100.9 times the value of a single Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure.  However, at certain asset levels, an Underlying Fund may be limited in its ability to purchase Futures Contracts due to position limits or accountability levels.  In such instances, the Underlying Fund would likely invest to a greater extent in Commodity Interests that are not subject to those restrictions.  To the extent that an Underlying Fund invests in Cleared Swaps and Other Commodity Interests, the correlation between the Underlying Fund’s NAV and its Benchmark may be lower.  In certain circumstances, position limits or accountability levels could limit the number of Creation Baskets that will be sold.

If changes in the Fund’s NAV do not correlate with changes in the Underlying Fund Average or changes in the Underlying Funds’ NAVs do not correlate with changes in their respective Benchmarks, then investing in the Fund may not be an effective way to hedge against commodity-related losses or indirectly invest in agricultural commodities.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s or the Underlying Funds’ Shares.  If these variations occur, then you may not be able to effectively use the Fund to hedge against commodity-related losses or to indirectly invest in agricultural commodities.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term.  There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV.  Even if the market price of an Underlying Fund closely tracks changes in its NAV, there is no guarantee that the market price of the Fund will similarly closely track changes in the NAVs of the Underlying Funds.  This could cause the changes in the price of the Shares to substantially vary from the changes in the spot prices of the Specified Commodities, even if an Underlying Fund’s NAV were closely tracking movements in the spot price of the Specified Commodity.  If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your commodity-related transactions or to indirectly invest in agricultural commodities.

The Fund or an Underlying Fund may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If the Fund or an Underlying Fund is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss.  This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Underlying Fund Average, the Underlying Funds’ Benchmarks and the spot prices of the Specified Commodities.  The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates.  The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates.  While the short-term nature of the Fund’s and Underlying Funds’ investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the Treasury Securities and cash equivalents held by the Fund and the Underlying Funds will decline in value.

Certain of the Fund’s and Underlying Funds’ investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund and Underlying Funds may not always be able to liquidate their positions in the investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity.  As to the Fund’s investments in the Underlying Funds, the Underlying Funds are relatively new and may have trading volumes that are insufficient for the needs of the Fund.  As to Futures Contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market.  Limits imposed by futures exchanges or other regulatory organizations, such as position limits, accountability levels and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Commodity Interests.  In addition, over-the-counter Commodity Interests may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent.  Conversely, a counterparty may give its consent, but an Underlying Fund may still not be able to transfer an over-the-counter Commodity Interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position.  Unexpected market illiquidity may cause major losses to investors at any time or from time to time.  In addition, the Fund and the Underlying Funds do not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasury Securities, cash and/or cash equivalents that they hold to meet their liquidity needs.  The anticipated large value of the positions in Commodity Interests that the Sponsor will acquire or enter into for the Underlying Funds increases the risk of illiquidity.  Because Commodity Interests may be illiquid, the Underlying Funds’ holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that commodity purchasers are the predominant hedgers in the market, the Underlying Funds might have to reinvest at higher futures prices or choose Other Commodity Interests.

The changing nature of the participants in the market for an agricultural commodity will influence whether futures prices are above or below the expected future spot price.  Commodity producers will typically seek to hedge against falling prices by selling Futures Contracts.  Therefore, if producers become the predominant hedgers in the futures market for a particular commodity, prices of Futures Contracts for that commodity will typically be below expected future spot prices.  Conversely, if the predominant hedgers in the futures market are the purchasers of the commodity who purchase Futures Contracts to hedge against a rise in prices, prices of Futures Contracts for that commodity will likely be higher than expected future spot prices.  This can have significant implications for the Underlying Funds when it is time to sell a Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Futures Contract or to sell a Futures Contract to meet redemption requests. As a result, an Underlying Fund may not be able to track its Benchmark and this could have a corresponding effect on the tracking of the Fund.

While the Underlying Funds do not intend to take physical delivery of commodities under their Commodity Interests, the possibility of physical delivery impacts the value of the contracts.

While it is not the current intention of any Underlying Fund to take physical delivery of commodities under its Commodity Interests, Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and some Other Commodity Interests.  Storage costs associated with purchasing agricultural commodities could result in costs and other liabilities that could impact the value of Futures Contracts or certain Other Commodity Interests.  Storage costs include the time value of money invested in a physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the commodity that are not obtained by the holder of a futures contract.  In general, Futures Contracts have a one-month delay for contract delivery and back month contracts (the back month is any future delivery month other than the spot month) include storage costs.  To the extent that these storage costs change while an Underlying Fund holds Commodity Interests, the value of the Commodity Interests, and therefore the Underlying Fund’s NAV, may change as well.

The price relationship between the Underlying Funds’ Benchmark Component Futures Contracts at any point in time and the Futures Contracts that will become the Underlying Funds’ Benchmark Component Futures Contracts on the next roll date will vary and may impact the Fund’s total return and the degree to which the Fund’s total return tracks that of commodity price indices.

The design of each Underlying Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change several times a year, and the Underlying Fund’s investments must be rolled periodically to reflect the changing composition of its Benchmark.  For example, when a second-to-expire Futures Contract becomes a first-to-expire contract, such contract will no longer be a Benchmark Component Futures Contract and the Underlying Fund’s position in it will no longer be consistent with tracking its Benchmark.  In the event of a futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.  As a result an Underlying Fund (and, therefore, the Fund) may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis.  Conversely, in the event of a futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in prices the value of the Underlying Funds’ Benchmark Component Futures Contracts would tend to decline as they approach expiration.  As a result the Underlying Fund’s (and the Fund’s) total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones.  The impact of backwardation and contango may lead the total return of an Underlying Fund to vary significantly from the total return of other price references, such as the spot price of its Specified Commodity.  In the event of a prolonged period of contango, and absent the impact of rising or falling prices, this could have a significant negative impact on the Underlying Fund’s (and the Fund’s) NAV and total return.

Regulation of Commodity Interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund and the Underlying Funds.

The futures markets are subject to comprehensive statutes, regulations and requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or increased margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund or the Underlying Funds, or the ability of the Fund or an Underlying Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund and the Underlying Funds is impossible to predict, but could be substantial and adverse.

In the wake of the economic crisis of 2008 and 2009, federal regulators and Congress are revisiting the regulation of the financial sector, including the securities and commodities markets. These efforts are anticipated to result in significant changes in the regulation of these markets.

The Dodd-Frank Act includes provisions altering the regulation of commodity interests. Provisions in the new law include the requirement that position limits be established on a wide range of commodity interests including energy-based, metal and agricultural commodity futures contracts, options on such futures contracts and cleared and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations; and the mandatory use of clearinghouse mechanisms for most swap transactions that are currently entered into in the over-the-counter market. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in Reference Contracts held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The CFTC has now issued proposed versions of all of the rules it is required to promulgate under the Dodd-Frank Act but continues to issue proposed versions of additional rules that it has authority to promulgate. In addition, the CFTC has begun to issue final rules under the Dodd-Frank Act and is expected to issue additional final rules into 2012. The effect of future regulatory change on the Fund and the Underlying Funds and the exact timing of such changes are impossible to predict but the change could be substantial and adverse. Specifically, the new law and the rules that are currently being and are expected to be promulgated thereunder may negatively impact the Fund’s and the Underlying Funds’ abilities to meet their investment objectives either through limits or requirements imposed on them and/or on their counterparties. In particular, new position limits imposed on an Underlying Fund or its counterparty may impact the Underlying Fund’s ability to invest in a manner that most efficiently meets its investment objective and new requirements, including capital imposed on its counterparties and mandatory clearing, may increase the cost of the Underlying Fund’s investments and doing business, which could adversely affect you.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of agricultural commodities may use the Fund as a vehicle to hedge the risk of losses in their commodity-related transactions.  There are several risks in connection with using the Fund as a hedging device.  While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.  For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline.  If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit.  Thus, the hedger foregoes the opportunity to profit from favorable price movements.

In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Commodity Interests for hedging purposes, at best the correlation between changes in prices of Futures Contracts and of the items being hedged can only be approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for commodity products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard Futures Contracts available for trading.  Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

An investment in the Fund may provide you little or no diversification benefits.  Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

Historically, agricultural Commodity Interests have not generally been correlated to the performance of other asset classes such as stocks and bonds.  Non-correlation means that there is a low statistical relationship between the performance of the Commodity Interests, on the one hand, and stocks or bonds, on the other hand.  However, there can be no assurance that such non-correlation will continue during future periods.  If, contrary to historic patterns, the Underlying Funds’ performance were to move in the same general direction as the financial markets and, as a result, the Fund’s, you will obtain little or no diversification benefits from an investment in the Shares.  In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity and Commodity Interest prices than on traditional securities.  These additional variables may create additional investment risks that subject the Underlying Funds’ and, therefore, the Fund’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other.  There is no historic evidence that the spot price of agricultural commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated.  In the absence of negative correlation, the Underlying Funds, and therefore the Fund, cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund and the Underlying Funds are not registered investment companies, so you do not have the protections of the Investment Company Act of 1940.

Neither the Fund nor the Underlying Funds are investment companies subject to the Investment Company Act of 1940.  Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has limited experience operating commodity pools.

The Sponsor currently sponsors seven Teucrium Funds, six of which have commenced operations as of the date hereof. While certain of the Sponsor’s principals and employees have experience with investing in Commodity Interests, the Sponsor was formed for the purpose of sponsoring the Trust and serving as the Teucrium Funds’ commodity pool operator and has limited experience operating commodity pools.  If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected.

Past performance for each of the Teucrium Funds (other than the Fund) is available for your review, but the majority of the Teucrium Funds have been in existence for a short period of time: none of the Teucrium Funds commenced operations prior to June 9, 2010. In addition, the Fund is new and has no operating history, and the performance of the Teucrium Funds other than the Fund will not necessarily reflect the future performance of the Fund.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Dale Riker, Ms. Barbara Riker and Mr. Kelly Teevan.  If Mr. Gilbertie, Mr. Riker, Ms. Riker or Mr. Teevan were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund.  To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

 The Sponsor was formed for the purpose of managing the Trust, including the Fund, the other Teucrium Funds, and any other fund that may be formed as a series of the Trust in the future, and has been provided with capital primarily by a small number of outside investors.  If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations.  If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found.

Position limits, accountability levels and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Underlying Fund shares to substantially vary from their respective Benchmarks and prevent you from being able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The CFTC and U.S. designated contract markets may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge meeting certain requirements, which an investment by the Fund is not) may hold, own or control.  Specifically, the CFTC has established position limits for Futures Contracts related to corn, wheat and soybeans.  For example, the current position limit for investments at any one time in the soybean Futures Contracts are 600 spot month contracts, 6,500 contracts expiring in any other single month, and 10,000 total for all months.  These position limits are fixed ceilings that the Underlying Funds would not be able to exceed without specific CFTC authorization.

On October 19, 2011, the CFTC issued final rules that establish position limits for 28 Reference Contracts.  The final position limits rules will be implemented in two phases.  The first phase will include CFTC imposition of the existing exchange-imposed spot limits on the 28 enumerated futures contracts and options (and their economically equivalent swaps) and non-spot month limits for the agricultural commodity futures contracts and options on which the CFTC currently imposes limits (and their economically equivalent swaps).  The phase one position limits will take effect 60 days after the effectiveness of CFTC final rules further defining the term “swap.”  The CFTC is not expected to issue this rule until the first quarter of 2012, at the earliest and, accordingly, the phase one limits are not expected to take effect until the second quarter of 2012, at the earliest.  The second phase of the CFTC’s position limits will cover non-spot month limits for all Reference Contracts.  The phase two limits will take effect by CFTC order once the CFTC has obtained a year’s worth of open interest data for cleared and uncleared swaps that are economically equivalent to the 28 futures contracts covered by the position limits rules.  The earliest that the CFTC could obtain the requisite information for the phase two limits would be January 2013.  Accordingly, the phase two limits would not take effect until at least such time.

In addition, U.S. designated contract markets have established accountability levels on futures contracts and cleared swaps.  Accountability levels are not fixed ceilings, but they are thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting an investor from holding no more futures contracts or cleared swaps than the amount established by the accountability level.  For example, while there are currently no position limits imposed on Sugar No. 11 Futures Contracts, such Futures Contracts are subject to an ICE Futures-established accountability levels of 10,000 Futures Contracts for any one month and 15,000 Futures Contracts for all months combined.  It is likely that the CFTC will impose position limits on Sugar No. 11 Futures Contracts and on cleared and uncleared swaps that are economically equivalent to the Futures Contracts on which it imposes position limits during 2012.  No Underlying Fund intends to invest in any Commodity Interests in excess of any applicable accountability levels.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

For example, the CBOT imposes an initial $1,500 per contract maximum daily price fluctuation limit on Futures Contracts for corn.  This limit is based off the previous trading day’s settlement price.  If two or more corn Futures Contract months within the first five listed non-spot contracts close at the limit, the daily price limit increases to $2,250 per contract for the next business day and to $3,500 per contract for the next business day.

All of these limits may potentially cause a tracking error between the price of an Underlying Fund’s shares and its Benchmark.  This may in turn prevent you from being able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The Fund and the Underlying Funds do not intend to limit the size of their offerings and will attempt to expose substantially all of their proceeds to the agricultural commodities market either directly through Commodity Interests or, in the case of the Fund, indirectly through the Underlying Funds.  If an Underlying Fund encounters position limits or price fluctuation limits for Futures Contracts and/or Cleared Swaps on U.S. exchanges, it may then, if permitted under applicable regulatory requirements, purchase Other Commodity Interests and/or Futures Contracts listed on foreign exchanges.  However, the Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices than the Underlying Funds’ Benchmark Component Futures Contracts.  In addition, the Futures Contracts available on these exchanges may be subject to their own position limits or similar restrictions.  In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund and the Underlying Funds to limit the number of Creation Baskets that they sell.

There are no independent advisers representing Fund investors.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and Fund.  No counsel has been appointed to represent you in connection with the offering of Shares.  Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Underlying Fund Average.  The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund or the Underlying Funds.  These persons may be directors, officers or employees of other entities and thus could have a conflict between their responsibilities to the Fund and the Underlying Funds on the one hand and to those other entities on the other.

In addition, the Sponsor’s principals, officers, directors or employees may trade securities and futures and related contracts for their own accounts.  A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund or an Underlying Fund trades.  A potential conflict also may occur if the Sponsor’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts that are opposite or ahead of the positions taken by the Underlying Funds.

The Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and this may allow it to act in a way that furthers its own interests and conflicts with your best interests.  Shareholders have very limited voting rights that will limit their ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor.  Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs.  Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter.  Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business.  Furthermore, any voting rights on Underlying Fund shares held by the Fund will be exercised by the Sponsor, generally without seeking advice or voting instructions from Fund Shareholders.  Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s and the Underlying Funds’ affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions.  While the Fund currently has only nominal assets and the assets of the Underlying Funds are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets or Underlying Fund assets.  The more assets the Sponsor manages for the Underlying Funds, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance, and of managing risk associated with larger positions. As a result, this could have an adverse impact on the Fund.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be.  That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee.  Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment.  Shareholders could be required, however, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund or the Underlying Funds for any length of time.  The Sponsor was formed for the purpose of sponsoring the Fund, the Underlying Funds and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund and the Underlying Funds.  If the Sponsor discontinues its activities on behalf of the Fund or an Underlying Fund, the Fund may be adversely affected.  If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund or the Underlying Funds.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement.  For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless the Teucrium Funds’ shareholders, holding a majority of the outstanding shares of the Fund; and each other fund that is a series of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor.  In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent.  However, no level of losses will require the Sponsor to terminate the Fund.  The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination.  Termination could also negatively affect the overall maturity and timing of your investment portfolio.

Termination of an Underlying Fund could result in a change in the nature of your investment in the Fund.

The Sponsor may terminate an Underlying Fund for any of the reasons that it may terminate the Fund. If an Underlying Fund is terminated, the Sponsor may invest the Fund’s assets directly in Commodity Interests in the Specified Commodity, but it is not obligated to do so.  The Sponsor also might choose to allocate the assets of the Fund that had been invested in the terminated Underlying Fund among the remaining Underlying Funds or to invest such assets in another commodity pool investing in another commodity.  While you will generally receive notice of these fundamental changes, you will have not have voting rights with respect to them or other ability to influence the Sponsor’s decision.

The NYSE Arca may halt trading in the Shares of the Fund or the shares of an Underlying Fund which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund or shares of an Underlying Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of the Fund or shares of an Underlying Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of the Fund or the shares of an Underlying Fund will continue to be met or will remain unchanged.

The lack of active trading markets for the Shares of the Fund or shares of an Underlying Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund or the shares of an Underlying Fund will be maintained. If you need to sell your Shares at a time when no active market for them or the shares of an Underlying Fund exist, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

 The Shares represent interests in a separate series of a Delaware statutory trust and, therefore, Shareholders do not have the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions).  In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).  Further, the Fund is not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds.  The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof.  Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series.  The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance.  The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund or Underlying Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund’s or Underlying Fund’s property.  The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains rather than distributing cash to Shareholders.  Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders.  In addition, the Underlying Funds generally will not distribute cash to their shareholders because the Sponsor reinvests any income and related gains of the Underlying Funds in additional Commodity Interests. As a result, the Fund does not anticipate receiving cash distributions from the Underlying Funds. You should not invest in the Fund if you will need cash distributions from the Fund for the purpose of paying taxes on your share of income and gains of the Fund, if any, or for any other reason.  Although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax.  Cash distributions may be made in these and similar instances.

There is a risk that the Fund and the Underlying Funds will not earn gains sufficient to compensate for the fees and expenses that they must pay and as such the Fund may not earn any profit.

While the Fund does not directly pay any management fees or certain other types of expenses, the Fund does pay certain expenses directly, including certain administrative and accounting expenses.  In addition, the Fund bears a proportionate share of Underlying Fund expenses as a shareholder of the Underlying Funds.  Each Underlying Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage charges, over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Distributor).  Accordingly, the Fund has a total estimated expense ratio, including its proportionate share of Underlying Fund expenses, of approximately 1.6% of net assets (not including the transaction fees paid by Authorized Purchaser when purchasing or redeeming Creation Baskets).  These fees and expenses must be paid in all events, regardless of whether the Fund’s and Underlying Funds’ activities are profitable.  Accordingly, each of the Underlying Funds must, on a net basis, realize interest income and/or gains on their Commodity Interests sufficient to cover these fees and expenses before the Underlying Fund can earn any profit.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the date of this prospectus have been or will be paid by the Sponsor.  These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares.  As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations.  If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment.

The Fund and the Underlying Funds may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between brokers and counterparties on the one hand and the Fund or an Underlying Fund, as applicable, on the other generally are terminable by the brokers or counterparty upon notice to the Fund or Underlying Fund, as applicable.  In addition, the agreements between the Fund or an Underlying Fund, as applicable, and its third-party service providers, such as the Distributor and the Custodian, are generally terminable at specified intervals.  Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund or an Underlying Fund intends to continue to operate.  Comparable services from another party may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated arrangements.

The Underlying Funds may miss certain trading opportunities because they will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Fund or the Underlying Funds; however, it reserves the right to employ them in the future.  The only advisor to the Fund or the Underlying Funds is the Sponsor.  A lack of independent trading advisors may be disadvantageous to the Fund and the Underlying Funds because they will not receive the benefit of the advisors’ expertise.

The net asset value calculation of an Underlying Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of the net asset value calculation.

An Underlying Fund’s NAV includes, in part, any unrealized profits or losses on Commodity Interests.  Under normal circumstances, the NAV will reflect the settlement price of open Futures Contracts on the date when the NAV is being calculated.  However, if a Futures Contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the Sponsor will determine the fair value of such position for such day and use such fair value in the calculation of the Underlying Fund’s NAV.  In these situations, there is a risk that the calculation of the NAV of such Underlying Fund (and, therefore, the NAV of the Fund) on such day will not accurately reflect the realizable market value of the Futures Contracts.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund will generally need to sell shares of the Underlying Funds, increasing its trading costs.  To the extent that the Fund’s sale of Underlying Fund shares on the secondary market results in redemption requests to an Underlying Fund, the Underlying Fund’s trading costs will increase and it may be necessary to liquidate the Underlying Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, resulting in an adverse effect on the NAVs of the Fund and Underlying Fund.

The financial markets have recently been in a period of disruption and recession and these conditions may not improve in the near future.

A period of recession for the economy as a whole began in 2008, and the financial markets experienced very difficult conditions and volatility during that period. The conditions in these markets resulted in a decrease in availability of corporate credit and liquidity and led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and contributed to further consolidation within the financial services industry. A continued recession or a slow recovery could adversely affect the financial condition and results of operations of the Fund’s and Underlying Funds’ service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve the Fund’s investment objective.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Purchasers that are actively involved in purchasing and selling Shares of the Fund cease to be so involved, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.  Similarly, if one or more Authorized Purchasers ceases to purchase and sell shares of an Underlying Fund, this could result in losses by the Fund on its transactions in Underlying Fund shares.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor, acting by itself or through the Distributor or Custodian, may reject a redemption order if: (1) it determines that the redemption order is not in proper form; (2) the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful; (3) the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., one basket) or less; or (4) there is a possibility that any or all of the Benchmark Component Futures Contracts of an Underlying Fund on the futures exchange from which the NAV of that Underlying Fund is calculated will be priced at a daily price limit restriction.

The Sponsor may also, in its discretion, suspend the right to redeem Shares of the Fund or an Underlying Fund or postpone the redemption settlement date:  (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s or an Underlying Fund’s assets, as applicable, is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders or shareholders of any Underlying Fund.

Any postponement, suspension or rejection of a redemption order could adversely affect a redeeming Shareholder or shareholders of any Underlying Fund.  For example, the resulting delay may adversely affect the value of a Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay.  The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for an Underlying Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Underlying Fund’s trades.

Under CFTC regulations, a clearing broker with respect to an Underlying Fund’s exchange-traded Commodity Interests must maintain customers’ assets in a bulk segregated account.  If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy.  In that event, the clearing broker’s customers, such as the Underlying Funds, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers.  The Underlying Funds (and, therefore, the Fund) also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Commodity Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business.  A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear an Underlying Fund’s trades.

The failure or insolvency of the Custodian for the Fund and the Underlying Funds could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the assets of the Fund and Underlying Funds are held in short-term Treasury Securities, cash and/or cash equivalents with the Custodian.  The insolvency of the Custodian could result in a complete loss of the Fund’s or the Underlying Funds’ assets held by the Custodian, which would likely comprise, at any given time, a substantial portion of the Fund’s or the Underlying Funds’ total assets and would result in substantial losses for the Fund.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

The Sponsor has filed a patent application to pursue patent protection for a system and method related to the valuation of a commodities futures fund and the underlying assets.  A patent is not guaranteed to be issued and, even if it is issued, validity and enforceability of such a patent cannot be guaranteed.  Therefore, third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights.  Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights.  As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights.  Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

Third parties may utilize the Sponsor’s intellectual property or technology, including the use of its business methods, trademarks or trade names and trading program software, without permission, which could cause competitive harm to the Sponsor and the Fund.  The Sponsor has not registered any trademarks and does not have patent protections on any business methods or technology used with respect to the Fund or an Underlying Fund.  The Sponsor does not currently have any proprietary software.  However, if it obtains proprietary software in the future, then any unauthorized use of such proprietary software and other technology could also adversely affect the competitive advantage of the Sponsor or the Fund and/or cause the Sponsor to take legal action to protect its rights.

The success of the Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation.  The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to the Fund’s and Underlying Funds’ brokers.  In addition, it is possible that a computer or software program may malfunction and cause an error in computation.  Any failure, inaccuracy or delay in executing the Fund’s or an Underlying Fund’s transactions could affect the Fund’s ability to achieve its investment objective.  It could also result in decisions to undertake transactions based on inaccurate or incomplete information.  This could cause substantial losses on transactions.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s and Underlying Funds’ activities depend on the integrity and performance of the computer and communications systems supporting them.  Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail.  Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s, the Fund’s and the Underlying Funds’ reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s and Underlying Funds’ activities obsolete.  In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers.  As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund and the Underlying Funds depend on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund and Underlying Funds depend on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct their activities.  Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions.  This could have a material adverse effect on revenues and materially reduce the available capital of the Fund or an Underlying Fund.  For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that an Underlying Fund will closely track its Benchmark.  Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed.  This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

Risk of Leverage and Volatility

If the Sponsor causes or permits an Underlying Fund to become leveraged, the Fund could incur substantial losses if the Underlying Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in Commodity Interests are typically required to be secured by the deposit of margin funds or collateral that represents only a small percentage of the Commodity Interest’s entire market value.  This feature permits commodity pools to “leverage” their assets by purchasing or selling Commodity Interests with an aggregate notional amount in excess of the commodity pool’s assets.  While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s Commodity Interests can cause significant losses to the pool.  While the Sponsor does not intend to leverage the assets of any Underlying Fund, it is not prohibited from doing so under the Trust Agreement.  If the Sponsor were to cause or permit an Underlying Fund to become leveraged, the Fund could incur substantial losses if an Underlying Fund’s trading positions suddenly turn unprofitable.

The price of agricultural commodities can be volatile which could cause large fluctuations in the price of Shares.

Movements in the price of agricultural commodities will be outside of the Sponsor’s control and may not be anticipated by the Sponsor.  As discussed in more detail above, price movements for agricultural commodities are influenced by, among other things, weather conditions, crop disease, transportation difficulties, various planting, growing and harvesting problems, governmental policies, changing demand, and seasonal fluctuations in supply.  Commodity prices may also be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, and changes in the philosophies and emotions of market participants.  Because the Fund is exposed primarily to interests in agricultural commodities, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to little, if any, regulation.

A portion of the Underlying Funds’ assets may be used to trade over-the-counter Commodity Interests, such as forward contracts or swaps.  Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been essentially unregulated by the CFTC.  To date the markets for over-the-counter contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets.  In certain circumstances, the manner in which over-the-counter contracts are currently regulated could expose the Underlying Funds to significant losses in the event of trading abuses or financial failure by market participants which, in turn, could result in losses to the Fund.  See “ – Regulation of Commodity Interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund and Underlying Funds” for a discussion of how the over-the-counter market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.  While some aspects of the new legislation are already in effect, most aspects may not take effect until 2012.

The Underlying Funds will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Underlying Funds.

The Underlying Funds face the risk of non-performance by the counterparties to over-the-counter contracts.  Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  As a result, there will be greater counterparty credit risk in these transactions.  A counterparty may not be able to meet its obligations to an Underlying Fund, in which case the Underlying Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Underlying Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.  During any such period, the Underlying Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Underlying Fund’s NAV and, indirectly, the Fund’s NAV.  The Underlying Fund may eventually obtain only limited recovery or no recovery in such circumstances.  Failure by an Underlying Fund to recover sufficient amounts in the event of a counterparty default could result in losses to the Underlying Fund and impact its NAV, which could result in corresponding adverse effects on the Fund.

The Underlying Funds may be subject to liquidity risk with respect to their over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than futures contracts or cleared swaps. Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The foregoing liquidity risks could impact adversely affect an Underlying Fund’s ability to meet its investment objective which, in turn, could adversely affect the Fund’s ability to meet its investment objective.

The Dodd-Frank Act requires the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”) to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared or over-the-counter swaps). The proposed rules would require swap dealers and major swap participants to collect both variation and initial margin from their financial entity counterparties such as the Underlying Funds but would not require these swap dealers or major swap participants to post variation margin or initial margin to the Underlying Funds.  The CFTC and the Prudential Regulators have proposed rules addressing margin requirements but have not implemented any rules on these issues.

Risk of Trading in International Markets

Trading in international markets would expose the Underlying Funds to credit and regulatory risk.

A significant portion of the Futures Contracts entered into by the Underlying Funds will be traded on United States exchanges including the CBOT and ICE Futures.  However, a portion of the Underlying Funds’ trades may take place on markets and exchanges outside the United States.  Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.  Similarly, the rights of market participants, such as the Underlying Funds, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  As a result, in these markets, the Underlying Funds have less legal and regulatory protection than they do when they trade domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes an Underlying Fund to credit risk.  Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability.  An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Underlying Funds to foreign exchange risk.

The Underlying Funds invest primarily in Commodity Interests that are traded or sold in the United States.  However, a portion of the Underlying Funds’ trades may take place in markets and on exchanges outside the United States that are not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges.  Investing in Commodity Interests denominated in currencies other than U.S. dollars subjects the shares of the Underlying Funds and thus, indirectly, the Shares of the Fund, to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such Commodity Interests.

The Underlying Funds’ international trading could expose them to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics.  In addition, the Underlying Funds may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risks

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares.  You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you actually receive distributions from the Fund.  Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed by the Fund.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund and the underlying Funds in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year.  This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss, and credit with respect to Shares could be reallocated if the IRS does not accept the assumptions and conventions applied by the Fund and the Underlying Funds in allocating those items, with potential adverse tax consequences for you.

As described herein, it is intended that the Fund (and each Underlying Fund) be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes.  The U.S. federal income tax rules pertaining to entities treated as partnerships are complex and their application to publicly traded partnerships such as the Fund (and the Underlying Funds) is in many respects uncertain.  The Fund and the Underlying Funds will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses.  These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service (“IRS”) could be successful in challenging the Fund’s and the underlying Funds’ allocation methods and require the Fund reallocation of items of income, gain, deduction, loss or credit in a manner that adversely affects you.  If a reallocation were to occur, you may be required to file an amended U.S. federal income tax return and pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

Based in part upon representations of the Sponsor and the Trust, the Fund has received an opinion of counsel that, although the matter is not free from doubt, under current U.S. federal income tax laws, it is more likely than not that the Fund will be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes.  The Fund intends to request a ruling from the IRS to that effect.  Treatment of the Fund as a partnership not taxable as a corporation for U.S. federal income tax purposes is dependent, in part, upon the realization by the Underlying Funds of sufficient “qualifying income” and classification of the Underlying Funds as partnerships for U.S. federal income tax purposes.  If the IRS were to determine that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, the Fund, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, would be subject to tax on its net income for the year at corporate tax rates.  In addition, although the Fund currently does not intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income if the Fund were classified as a corporation.  Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  Currently, the Trust has six additional series that are separate commodity pools: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, the Teucrium Natural Gas Fund, and the Teucrium WTI Crude Oil Fund.  Additional series of the Trust may be created in the future at the Sponsor’s discretion.  The Fund maintains its main business office at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The Fund is a commodity pool.  It operates pursuant to the terms of the Trust Agreement, which is dated as of October 21, 2010 and grants full management control to the Sponsor.

The Fund is publicly traded, and seeks to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the NAVs of the Underlying Funds, as measured by the Underlying Fund Average.  The Fund will invest in shares of the Underlying Funds, and to a lesser extent in short-term Treasury Securities, cash and/or cash equivalents, and the Underlying Funds will in turn invest in a mixture of listed Futures Contracts, Cleared Swaps, Other Commodity Interests, short-term Treasury Securities, cash and/or cash equivalents.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

The Sponsor

The Sponsor of the Trust, which also acts as the Sponsor of the Fund and the Underlying Funds, is Teucrium Trading, LLC, a Delaware limited liability company.  The principal office of the Sponsor and the Trust is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009.

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  Currently, the Trust has six additional series that are separate commodity pools and have commenced offering their shares: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, the Teucrium Natural Gas Fund, and the Teucrium WTI Crude Oil Fund.  Aside from establishing and operating these series, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any business activity prior to the date of this prospectus.  Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, the Fund, the Underlying Funds and any other series of the Trust that may from time to time be established and designated by the Sponsor.  The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s and Underlying Funds’ investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements.  The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities.  Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, marketing agents, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust.  The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports.  No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares.  See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund, www.teucriumtagsfund.com, which contains information about the Trust, the Fund and the Shares, and oversees certain services for the benefit of Shareholders.  The Sponsor also maintains websites for each Underlying Fund as follows:  www.teucriumcornfund.com, www.teucriumweatfund.com, www.teucriumsoybfund.com, www.teucriumcanefund.com.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor does not receive any management fee or other fee or compensation from the Fund.  For services performed under the Trust Agreement, the Sponsor receives a fee, accrued daily and paid monthly, at an annual rate of 1.00% of the average daily net assets of each Underlying Fund.  The Sponsor receives no compensation from any Underlying Fund other than such fee.  Each of the Fund and the Underlying Funds are responsible for other ongoing fees, costs and expenses of their respective operations, including brokerage fees, SEC and FINRA registration fees and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor has borne or will bear the costs and expenses related to the initial offer and sale of Shares of the Fund and the shares each Underlying Fund.  None of the costs and expenses related to the initial offer and sale of Shares, which total approximately $181,580.50, are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor.  If the Sponsor voluntarily withdraws, the holders of a majority of the outstanding shares of the Fund and each other fund that is a series of the Trust voting together as a single class (excluding for purposes of such determination shares owned by the withdrawing Sponsor and its affiliates) may elect its successor.  Prior to withdrawing, the Sponsor must give ninety days’ written notice to the holders of the Trust’s outstanding shares and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.”  The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor.  Messrs. Gilbertie and Riker each currently own 45% of the Sponsor’s Class A membership interests.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and the Fund) is managed by the officers of the Sponsor.  The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and will have general control of its business.  The Chief Investment Officer and President of the Sponsor is primarily responsible for trade operations and portfolio activities with respect to the Fund and each of the Teucrium Funds.  The Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer acts as the Sponsor’s principal financial and accounting officer, which position includes the functions previously performed by the Treasurer of the Sponsor, and administers the Sponsor’s regulatory compliance programs.  Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members).  The Sponsor has no board of directors, and the Trust has no board of directors or officers.  The three Class A members of the Sponsor are Sal Gilbertie, Dale Riker and Carl N. Miller III.

The Officers of the Sponsor, two of whom are also Class A members of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception and its Chief Investment Officer since September 2011, was approved by the NFA as a principal of the Sponsor on September 23, 2009, and was registered as an associated person of the Sponsor on November 10, 2009.  He maintains his main business office at 436 Cerrillos Road, Suite C, Santa Fe, New Mexico 87501.  From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, a futures commission merchant and broker-dealer registered with the CFTC and the SEC (whose business is described in greater detail below under “The Service Providers”), where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities.  (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., a futures commission merchant and an affiliate of Newedge USA, LLC.)  From October 1998 until October 2005,   Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank.  While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day-to-day activities of the business and the portfolio of both companies.  Mr. Gilbertie is 50 years old.

Dale Riker has been the Secretary of the Sponsor since January 2010, and its Chief Executive Officer since September 2011, was approved by the NFA as a principal of the Sponsor on October 29, 2009, and was registered as an associated person of the Sponsor on February 17, 2010.  He maintains his main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301 and is responsible for the overall strategic direction of the Sponsor and will have general control of its business.  Mr. Riker was Treasurer of the Sponsor from its inception until September 2011.  From February 2005 to the present, Mr. Riker has been President of Cambial Emerging Markets LLC, a consulting company specializing in emerging market equity investment.  As President of Cambial Emerging Markets LLC, Mr. Riker had responsibility for business strategy, planning and operations.  From July 1996 to February 2005, Mr. Riker was a private investor.  Mr. Riker is married to the Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer of the Sponsor, Barbara Riker. Mr. Riker is 53 years old.

Barbara Riker, Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer for Teucrium since September 2011, was approved by the NFA as a principal of the Sponsor on October 19, 2011, and has a background in finance, accounting, investor relations, corporate communications and operations.  She maintains her main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  From 1980 to 1993, Ms. Riker worked in various financial capacities for Pacific Telesis Group, the California-based Regional Bell Operating Company, and its predecessors.  In 1993, with the spin-off of AirTouch Communications from Pacific Telesis Group, Ms. Riker was selected to lead the Investor Relations team for the global mobile phone operator.  In her capacity as Executive Director – Investor Relations and Corporate Communications from February 1993 to June 1995, AirTouch completed its initial public offering and was launched as an independent publicly-traded company. In June 1995, she was named Chief Financial Officer of AirTouch International and, in addition to her other duties, served on the board of several of the firm’s joint ventures, both private and public, across Europe.  In June 1997, Ms. Riker moved into an operations capacity as the District General Manager for AirTouch Paging’s San Francisco operations.  In February 1998 she was named Vice President and General Manager of AirTouch Cellular for Arizona and New Mexico.  Ms. Riker retired in 1999, coincident with the purchase of AirTouch by Vodafone PLC.  Ms. Riker graduated with a Bachelor of Science in Business Administration from Cal State – East Bay in 1980.   Ms. Riker is married to the Chief Executive Officer of the Sponsor, Dale Riker. Ms. Riker is 53 years old.

The third Class-A member of the Sponsor is the following:

Carl N. (Chuck) Miller III was approved by the NFA as a principal of the Sponsor on November 10, 2009 and was registered as an associated person of the Sponsor on April 19, 2010.  He maintains his main business office at 436 Cerrillos Road, Suite C, Santa Fe, New Mexico 87501.  Mr. Miller has certain voting authority as a Class A member of the Sponsor as described above, but is not involved with the Sponsor’s day-to-day trading or operations.

Messrs. Gilbertie, Riker and Miller and Ms. Riker are individual “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor. These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor.  None of the principals currently owns, or has any other beneficial interest in, the Fund but each may acquire beneficial interests in the Fund in the future.  In addition, each of the three Class A members of the Sponsor are registered with the CFTC as associated persons of the Sponsor and are NFA associate members.  GFI Group LLC is a principal for the Sponsor under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor.

Mr. Gilbertie and Kelly Teevan, an employee of the Sponsor who is not a member of the Sponsor, are primarily responsible for making trading and investment decisions for the Fund and the Underlying Funds, and for directing Fund and Underlying Fund trades for execution.  Mr. Teevan has been a Managing Director of the Sponsor since October 2009, was approved by the NFA as a principal of the Sponsor on March 25, 2010, was registered as an associated person of the Sponsor on February 24, 2010 and was registered as a branch office manager of the Sponsor on June 1, 2010.  He maintains his main business office at 42 West Union Street, Goffstown, New Hampshire 03045.  Mr. Teevan graduated from Phillips Exeter Academy, Harvard College and Stanford Graduate School of Business.  Mr. Teevan worked as a commodities broker and trader for the period of April 1984 to April 1989.  From April 1984 through November 1984, Mr. Teevan was the Account Executive, Energy and Options Specialist in charge of commercial client and execution with ACLI Futures, a futures broker in White Plains, New York.  In December 1984, the ACLI Futures team in White Plains moved to Rudolf Wolff Futures Brokers Inc., a futures broker located in New York, New York, where Mr. Teevan continued his same job responsibilities.  In July 1986, Rudolf Wolff Futures Brokers Inc. was acquired by Elders Futures Inc., a futures broker in New York, New York where Mr. Teevan continued his same job responsibilities until October 1987.  In October 1987, Mr. Teevan joined the group of Drury, Teevan and Salomon, a commodities trading and brokerage firm located in San Francisco, California, as a partner engaging in the business development in commodities trading.  Mr. Teevan continued that role until June 1988 when he joined Capel Court Investment Bank, an investment bank providing financial services to commercial clients and engaging in proprietary trading in Sydney, Australia.  Mr. Teevan served as Director of Capel Court Futures, a futures broker division of Capel Court Investment Bank, leading business plan work for trading in global markets.  Mr. Teevan served in that role until April 1989.  From April 1989 until January 2003, Mr. Teevan was primarily engaged as an advisor and/or consultant to a number of clients regarding non-profit development plans and management focused on financial and endowment issues.  Mr. Teevan was primarily retired between January 2003 and October 2009.  Mr. Teevan is 60 years old.

Prior Performance of the Sponsor and Affiliates

THIS POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE OPERATING ANY OTHER POOLS OR TRADING ANY OTHER ACCOUNTS.

The Sponsor and its trading principals have limited experience operating commodity pools.  Although the Sponsor currently operates seven commodity pools, the Teucrium Funds, none of the Teucrium Funds began operating prior to 2010.

PERFORMANCE DATA FOR TEUCRIUM CORN FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Corn Fund commenced trading and investment operations on June 9, 2010.  The Teucrium Corn Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the 1933 Act, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until September 30, 2011)	$3,400,004
Aggregate gross sale price for units issued	$127,678,258
NAV per share as of September 30, 2011	$40.11
Pool NAV as of September 30, 2011	$104,281,615
Worst monthly percentage draw-down*	September 2011 (19.91)%
Worst peak-to-valley draw-down**	April 2011 - September 2011 (19.91)%

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.
** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2010		2011
January			5.07%
February			6.51%
March			1.26%
April			4.36%
May			(1.97)%
June	3.56	%**	(10.80)%
July	7.38%		11.31%
August	5.54%		11.39%
September	10.74%		(19.91)%
October	15.14%
November	(8.23)%
December	13.78%
Annual Rate of Return	56.24	%***	2.69	%***

*  The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**  Partial from June 9, 2010.
***  Not annualized.

There are significant differences between the Fund and the Teucrium Corn Fund.  Most significantly, the Fund will primarily invest in shares of the Underlying Funds, whereas the Teucrium Corn Fund directly invests in commodity interests.  Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM WTI CRUDE OIL FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 The Teucrium WTI Crude Oil Fund commenced trading and investment operations on February 23, 2011.  The Teucrium WTI Crude Oil Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the 1933 Act, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until September 30, 2011)	125,004
Aggregate gross sale price for units issued	$6,077,099
NAV per share as of September 30, 2011	$38.37
Pool NAV as of September 30, 2011	$4,796,213
Worst monthly percentage draw-down*	September 2011 (11.85)%
Worst peak-to-valley draw-down**	April 2011 - September 2011 (31.69)%

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.  To date, the Teucrium WTI Crude Oil Fund has not experienced monthly losses during any month for which it has been operational.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.  To date, the Teucrium WTI Crude Oil Fund has not experienced monthly losses during any month for which it has been operational.

	Rates of Return*
Month	2010	2011
January
February		1.00	%**
March		5.68%
April		5.25%
May		(8.33)%
June		(5.90)%
July		(1.05)%
August		(9.20)%
September		(11.05)%
October
November
December
Annual Rate of Return		(23.26	)%***

*  The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Partial from February 23, 2011.

***  Not annualized.

There are significant differences between the Fund and the Teucrium WTI Crude Oil Fund.  Most significantly, the Fund will primarily invest in shares of the Underlying Funds, whereas the Teucrium Crude Oil Fund directly invests in commodity interests.  Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM NATURAL GAS FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 The Teucrium Natural Gas Fund commenced trading and investment operations on February 1, 2011.  The Teucrium Natural Gas Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the 1933 Act, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until September 30, 2011)	200,004
Aggregate gross sale price for units issued	$5,000,000
NAV per share as of September 30, 2011	$18.21
Pool NAV as of September 30, 2011	$1,820,645
Worst monthly percentage draw-down*	(8.35)% September, 2011
Worst peak-to-valley draw-down**	(25.67)% April 2011 - September 2011

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2010	2011
January
February	8.00	(7.08)%
March		3.49%
April		1.91%
May		(3.22)%
June		(7.68)%
July		(7.22)%
August		(2.17)%
September		(0.35)%
October
November
December
Annual Rate of Return		(27.16	)%**

*  The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Not annualized.

There are significant differences between the Fund and the Teucrium Natural Gas Fund.  Most significantly, the Fund will primarily invest in shares of the Underlying Funds, whereas the Teucrium Natural Gas Fund directly invests in commodity interests.  Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM SUGAR FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Sugar Fund commenced trading and investment operations on September 19, 2011.  The Teucrium Sugar Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the 1933 Act, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until September 30, 2011)	100,004
Aggregate gross sale price for units issued	$2,500,000
NAV per share as of September 30, 2011	$24.17
Pool NAV as of September 30, 2011	$2,417,310
Worst monthly percentage draw-down*	N/A
Worst peak-to-valley draw-down**	N/A

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2010	2011
January
February
March
April
May
June
July
August
September		(3.32	)%***
October
November
December
Annual Rate of Return

*  The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Not annualized.

*** Partial month from September 19, 2011

There are significant differences between the Fund and the Teucrium Sugar Fund.  Most significantly, the Fund will primarily invest in shares of the Underlying Funds, whereas the Teucrium Sugar Fund directly invests in commodity interests.  Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM SOYBEAN FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 The Teucrium Soybean Fund commenced trading and investment operations on September 19, 2011.  The Teucrium Soybean Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the 1933 Act, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until September 30, 2011)
Aggregate gross sale price for units issued	$2,500,000
NAV per share as of September 30, 2011	$21.91
Pool NAV as of September 30, 2011	$2,191,358
Worst monthly percentage draw-down*	N/A
Worst peak-to-valley draw-down**	N/A

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2010	2011
January
February
March
April
May
June
July
August
September		(12.36	)%***
October
November
December
Annual Rate of Return

*  The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Not annualized.

*** Partial month from September 19, 2011

There are significant differences between the Fund and the Teucrium Soybean Fund.  Most significantly, the Fund will primarily invest in shares of the Underlying Funds, whereas the Teucrium Soybean Fund directly invests in commodity interests. Past performance is not necessarily indicative of future results.

PERFORMANCE DATA FOR TEUCRIUM WHEAT FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Wheat Fund commenced trading and investment operations on September 19, 2011.  The Teucrium Wheat Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(2) of the 1933 Act, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until September 30, 2011)	$100,004
Aggregate gross sale price for units issued	$2,500,000
NAV per share as of September 30, 2011	$22.45
Pool NAV as of September 30, 2011	$2,244,767
Worst monthly percentage draw-down*	N/A
Worst peak-to-valley draw-down**	N/A

*  A draw-down is a loss experienced by the fund over a specified period.  Draw-downs are measured on the basis of monthly returns only and do not reflect intra-month figures.  The worst monthly percentage draw-down reflects the largest single month loss sustained since inception of investment operations.

** The worst peak-to-valley draw-down is the largest percentage decline in the NAV per unit over the history of the fund.  This need not be a continuous decline, but can be a series of positive and negative returns. Worst peak-to-valley draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end.  For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

	Rates of Return*
Month	2010	2011
January
February
March
April
May
June
July
August
September		(10.20	)%***
October
November
December
Annual Rate of Return

*  The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**  Not annualized.

*** Partial month from September 19, 2011

There are significant differences between the Fund and the Teucrium Wheat Fund.  Most significantly, the Fund will primarily invest in shares of the Underlying Funds, whereas the Teucrium Wheat Fund directly invests in commodity interests.  Past performance is not necessarily indicative of future results.

Initial Contribution to the Fund

The Sponsor contributed $100 to the Fund as an initial contribution of capital, and received two Shares of the Fund in exchange for such capital contribution.  Accordingly, the Sponsor is currently the beneficial owner of all outstanding Shares of the Fund.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation.  The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders.  The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor.  If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.  The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the duty and authority to manage the business affairs of the Trust, and of all of the funds that are a series of the Trust, including control of the Fund and the Underlying Funds, is rested solely with the Sponsor, which the Sponsor may delegate as provided for in the Trust Agreement.  The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

As the Trustee has no authority over the operation of the Trust, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the Underlying Fund Average, a weighted average of the NAVs per share of the Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Soybean Fund and Teucrium Sugar Fund.  The Underlying Fund Average has a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund.  The Fund does not intend to invest directly in Commodity Interests, although it reserves the right to do so in the future, including if an Underlying Fund ceases operations or if shares of an Underlying Fund cease trading on NYSE Arca.

The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its Shares’ NAV reflect the daily changes in percentage terms of the Underlying Fund’s Benchmark.  Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the second-to-expire Futures Contract for corn traded on the CBOT, weighted 35%, (2) the third-to-expire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%. The Teucrium Wheat Fund’s Benchmark is: (1) the second-to-expire CBOT wheat Futures Contract, weighted 35%, (2) the third-to-expire CBOT wheat Futures Contract, weighted 30%, and (3) the CBOT wheat Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.  The Teucrium Soybean Fund’s Benchmark is: (1) the second-to-expire CBOT soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT soybean Futures Contract, weighted 30%, and (3) the CBOT soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%, except that CBOT soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts.  The Teucrium Sugar Fund’s Benchmark is: (1) the second-to-expire Sugar No. 11 Futures Contract traded on ICE Futures, weighted 35%, (2) the third-to-expire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the third-to-expire contract, weighted 35%.

Each Underlying Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Futures Contracts for its Specified Commodity.  In addition, and to a limited extent, an Underlying Fund also may invest in exchange-traded options on Futures Contracts and in Cleared Swaps for its Specified Commodity in furtherance of the Underlying Fund's investment objective.  Once position limits or accountability levels on Futures Contracts on an Underlying Fund’s Specified Commodity are applicable, each Underlying Fund's intention is to invest first in Cleared Swaps based on its Specified Commodity to the extent practicable in light of the position limits applicable to such Cleared Swaps and appropriate in light of the liquidity in the market for such Cleared Swaps, and then in Other Commodity Interests on its Specified Commodity.  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor will endeavor to cause each Underlying Fund's performance to closely track that of its Benchmark.

The Underlying Funds invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy their current or potential margin or collateral obligations with respect to its investments in Commodity Interests.  After fulfilling such margin and collateral requirements, the Underlying Funds will invest the remainder of its proceeds from the sale of baskets in short-term Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  Therefore, the focus of the Sponsor in managing the Underlying Funds is investing in Commodity Interests and in Treasury Securities, cash and/or cash equivalents.  The Sponsor expects to manage the Fund’s and Underlying Funds’ investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor has substantial discretion in managing the Fund’s and Underlying Funds’ investments consistent with meeting their investment objectives, including the discretion: (1) to choose whether to invest an Underlying Fund’s assets in the Benchmark Component Futures Contracts or other Futures Contracts, Cleared Swaps or Other Commodity Interests with similar investment characteristics; (2) to choose when to “roll” the Underlying Fund’s positions in Commodity Interests as described below, and (3) to manage the Fund’s and Underlying Funds’ investments in Treasury Securities, cash and cash equivalents.

The Underlying Funds seek to achieve their investment objectives primarily by investing in Commodity Interests such that the changes in its NAV will be expected to closely track the changes in its Benchmark.  Each Underlying Fund’s positions in Commodity Interests will be changed or “rolled” on a regular basis in order to track the changing nature of its Benchmark.  For example, several times a year (on the dates on which Futures Contracts on the Underlying Fund’s Specified Commodity expire), a particular Futures Contract will no longer be a Benchmark Component Futures Contract, and the Underlying Fund’s investments will have to be changed accordingly.  In order that the Underlying Funds’ trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Underlying Funds’ investments typically will not be rolled entirely on that day, but rather will typically be rolled over a period of days.

Consistent with achieving each Underlying Fund’s investment objective of closely tracking its Benchmark, the Sponsor may for certain reasons cause the Underlying Fund to enter into or hold Futures Contracts other than the Benchmark Component Futures Contracts, Cleared Swaps and/or Other Commodity Interests.  For example, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, over-the-counter Commodity Interests can generally be structured as the parties to the contract desire.  Therefore, an Underlying Fund might enter into multiple Cleared Swaps and/or over-the-counter Commodity Interests related to its Specified Commodity that are intended to exactly replicate the performance of each of the Underlying Fund’s Benchmark Component Futures Contracts, or a single over-the-counter Commodity Interest designed to replicate the performance of its Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Commodity Interest, the performance of the Commodity Interest will necessarily correlate exactly with the performance of the Underlying Fund’s Benchmark or the applicable Benchmark Component Futures Contract.  The Underlying Funds might also enter into or hold Commodity Interests other than the Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Underlying Fund’s “roll” strategy in the preceding paragraph.  In addition, an Underlying Fund might enter into or hold Commodity Interests related to its Specified Commodity that would be expected to alleviate overall deviation between the Underlying Fund’s performance and that of its Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor will endeavor to cause each Underlying Fund’s performance to closely track that of its Benchmark.

The Sponsor endeavors to place the Fund’s trades in the Underlying Funds and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Underlying Fund Average will be less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days; i.e., any trading day as of which the Fund calculates its NAV, and
•	B is the average daily change in the price of the Underlying Fund Average over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in the Fund’s Share price on the NYSE Arca to closely track daily changes in the Fund’s NAV per Share, and cause daily changes in the price of shares of each Underlying Fund on the NYSE Arca to closely track daily changes in the Underlying Fund’s NAV per share.  The Sponsor believes that the net effect of these expected relationships and its expected ability (as described above) to cause daily changes in the Fund’s NAV to closely track daily changes in the Underlying Fund Average and to cause daily changes in each Underlying Fund’s NAV to closely track daily changes in its Benchmark will be that daily changes in the price of the Fund’s Shares on the NYSE Arca will closely track daily changes in an average of the Underlying Funds’ Benchmarks.  In addition, while the Benchmarks are composed of Futures Contracts and are therefore a measure of the price of commodities for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Benchmarks and the cash or spot prices of the Specified Commodities.

These relationships are illustrated in the following diagram:

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in agricultural commodity prices.  An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the agricultural commodities market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended so that the Fund will track changes in the Underlying Fund Average and the Underlying Funds will track changes in their Benchmarks regardless of whether the Underlying Fund Average or Benchmarks go up or go down.  The Fund’s and Underlying Funds’ “neutral” investment strategies are designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the agricultural commodities market in a cost-effective manner.  Such investors may include participants in agricultural industries and other industries seeking to hedge the risk of losses in their commodity-related transactions, as well as investors seeking exposure to the agricultural commodities market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the agricultural commodities market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risk that the changes in the price of the Fund’s Shares will not accurately track the changes in the Underlying Fund Average, that changes in the prices of the shares of the Underlying Funds will not accurately track the changes in the Underlying Funds’ Benchmarks, and that changes in the Benchmarks will not closely correlate with changes in the prices of the Specified Commodities on the spot market.  Furthermore, as noted above, the Fund and Underlying Funds will also hold short-term Treasury Securities, cash and/or cash equivalents.  The Sponsor does not expect there to be any meaningful correlation between the performance of the Fund’s and Underlying Funds’ investments in Treasury Securities/cash/cash equivalents and the changes in the prices of the Specified Commodities or Commodity Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of the Specified Commodities, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.

The total portfolio composition of the Fund and Underlying Funds is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucriumtagsfund.com.  The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Underlying Fund and each Treasury security and cash equivalent, and the amount of cash, held in the Fund’s portfolio, and the name and value of each Futures Contract and Cleared Swap, the specific types of Other Commodity Interests and characteristics of such Other Commodity Interests, the name and value of each Treasury security and cash equivalent, and the amount of cash held in each Underlying Fund’s portfolio.  The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 100,000 Shares called Creation Baskets.  The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket.  Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 100,000 Shares called Redemption Baskets.  The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket.  The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund.  The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca.  These transactions, however, are effected at the bid and ask prices established by the specialist firm(s).  Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Investment Strategies of the Fund and the Underlying Funds

In managing the Fund’s and Underlying Funds’ assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets of Fund Shares are purchased or redeemed, the Sponsor will purchase or sell shares of the Underlying Funds in the secondary market.  While the Fund will not cause Authorized Purchasers to purchase or redeem baskets on its behalf, the demand for Underlying Fund shares caused by the Fund’s trades may cause an Authorized Purchaser to create independently one or more baskets of one or more of the Underlying Funds.  When one or more baskets of shares of an Underlying Fund are purchased or redeemed, Commodity Interests are purchased or sold with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by an Underlying Fund, and that the Fund’s closing NAV per share is $25.00.  In that case, the Underlying Fund would receive $2,500,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per share multiplied by 100,000 Shares, and ignoring any Creation Basket fee).  If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $50,326 (or otherwise not a round number), the Underlying Fund would be unable to buy an exact number of Futures Contracts with an aggregate market value equal to $2,500,000.  Instead, the Underlying Fund would be able to purchase 49 Benchmark Component Futures Contracts with an aggregate market value of $2,465,974.  Assuming a margin requirement equal to 10% of the value of the Futures Contracts, the Fund would be required to deposit $246,597 in Treasury Securities and cash with the futures commission merchant through which the Futures Contracts were purchased.  The remainder of the proceeds from the sale of the Creation Basket, $2,235,103, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Commodity Interests purchased by an Underlying Fund will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Underlying Fund’s investments.  While the Sponsor anticipates that a substantial majority of each Underlying Fund’s assets will be invested in Futures Contracts and Cleared Swaps on its Specified Commodity, for various reasons, including the ability to enter into the precise amount of exposure to the market for the Specified Commodity and position limits on Futures Contracts and Cleared Swaps, it will also invest in Other Commodity Interests, including swaps other than Cleared Swaps, in the over-the-counter market to a potentially significant degree.

The Sponsor does not anticipate letting the Underlying Funds’ Futures Contracts expire and taking delivery of a Specified Commodity.  Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in an Underlying Fund’s Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Commodity Interests.  Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures Contracts are agreements between two parties.  One party agrees to buy a commodity from the other party at a later date at a price and quantity agreed-upon when the contract is made.  In market terminology, a party who purchases a Futures Contract is long in the market and a party who sells a Futures Contract is short in the market.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical Futures Contract on the same or linked exchange before the designated date of delivery.  The difference between the price at which the Futures Contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original Futures Contract is entered into, the buyer of the Futures Contract will generally be able to sell a Futures Contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer.  Conversely, the seller of a Futures Contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a Futures Contract to close out its original short position at a price lower than that at which the original contract was sold.  Because the Underlying Funds seek to track their Benchmarks directly and profit when the price of the Specified Commodity and, as a likely result of an increase in the price of the Specified Commodity, the price of Futures Contracts on the Specified Commodity increase, each Underlying Fund will generally be long in the market for its Specified Commodity, and will generally sell Futures Contracts only to close out existing long positions.

Futures Contracts are typically traded on futures exchanges such as the CBOT and ICE Futures, which provide centralized market facilities in which multiple persons may trade contracts.  Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange.  Futures exchanges and their related clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the exchange or an affiliated clearing organization, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange.  The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Futures Contracts on corn, wheat and soybeans are traded on the CBOT in units of 5,000 bushels, and Sugar No. 11 Futures Contracts are traded on ICE Futures and the New York Mercantile Exchange in units of 112,000 pounds.  Generally, Futures Contracts traded on an exchange are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by electronically matching offers to purchase and sell.  Futures Contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.  No Futures Contracts based on an index of prices of a Specified Commodity are currently available, although an Underlying Fund could enter into such contracts should they become available in the future.

Certain typical and significant characteristics of Futures Contracts are discussed below.  Additional risks of investing in Futures Contracts are included in “What Are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits

The CFTC and U.S. designated contract markets such as the CBOT and ICE Futures may establish position limits and accountability levels on the maximum net long or net short positions in Futures Contracts in commodities that any person or group of persons under common trading control (other than as a hedge meeting certain requirements, which an investment by the Fund would not be) may hold, own or control.  The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity.  In addition, most U.S. futures exchanges limit the daily price fluctuation for Futures Contracts.

Position limits generally impose a fixed ceiling on aggregate holdings in Futures Contracts relating to a particular commodity, and may also impose separate ceilings on contracts expiring in any one month, contracts expiring in the spot month, and/or contracts in certain specified final days of trading.  Specifically, the CFTC has established position limits for Futures Contracts related to corn, wheat and soybeans.  For example, the CFTC’s position limits for soybean Futures Contracts (including related options) are 600 spot month contracts, 6,500 contracts expiring in any other single month, and 10,000 contracts for all months.  Furthermore, as a result of the provisions of the Dodd-Frank Act, it is likely that the CFTC will impose position limits on Sugar No. 11 Futures Contracts and on cleared and uncleared swaps that are economically equivalent to Futures Contracts during 2012.

On October 19, 2011, the CFTC issued final rules that establish position limits for 28 Reference Contracts.  The final position limits rules will be implemented in two phases.  The first phase will include CFTC imposition of the existing exchange-imposed spot limits on the 28 enumerated futures contracts and options (and their economically equivalent swaps) and non-spot month limits for the agricultural commodity futures contracts and options on which the CFTC currently imposes limits (and their economically equivalent swaps).  The phase one position limits will take effect 60 days after the effectiveness of CFTC final rules further defining the term “swap.”  The CFTC is not expected to issue this rule until the first quarter of 2012, at the earliest and, accordingly, the phase one limits are not expected to take effect until the second quarter of 2012, at the earliest.  The second phase of the CFTC’s position limits will cover non-spot month limits for all of the Reference Contracts.  The phase two limits will take effect by CFTC order once the CFTC has obtained a year’s worth of open interest data for cleared and uncleared swaps that are economically equivalent to the 28 futures contracts covered by the position limits rules.  The earliest that the CFTC could obtain the requisite information for the phase two limits would be January 2013.  Accordingly, the phase two limits would not take effect until at least such time.

All Futures Contracts held under the control of the Sponsor, including those held by any future series of the Trust, will be aggregated in determining the application of these position limits.  Position limits could in certain circumstances effectively limit the number of Creation Baskets that an Underlying Fund can sell.  In general, the Fund will not issue additional Creation Baskets if any Underlying Fund is prohibited by applicable position limits from issuing addition baskets.  However, because the Underlying Funds are relatively new, it is not expected to reach asset levels that would cause these position limits to be implicated in the near future.

In contrast to position limits, accountability levels are not fixed ceilings, but rather thresholds above which an exchange may exercise greater scrutiny and control over an investor, including by imposing position limits on the investor.  While there are currently no position limits imposed on ICE Futures Sugar No. 11 Futures Contracts, such Futures Contracts are subject to accountability levels established by ICE Futures as follows: 10,000 Futures Contracts for any one month and 15,000 Futures Contracts for all months combined.  In light of the position limits discussed above, the CBOT has not set any accountability levels for Futures Contracts relating to corn, wheat or soybeans.

Futures exchanges also may limit the amount of price fluctuation for Futures Contracts.  The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price.  Once the daily price fluctuation limit has been reached in a particular Futures Contract, no trades may be made at a price beyond that limit.

For example, the CBOT imposes an initial $0.30 per bushel ($1,500 per contract) daily price fluctuation limit on Futures Contracts for corn.  These limits are based off the previous trading day’s settlement price.  If two or more corn Futures Contract months within the first five listed non-spot contracts close at the limit, the daily price limit increases to $0.45 per bushel ($2,250 per contract) the next business day and to $0.70 per bushel ($3,500 per contract) the next business day.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds.  Price volatility often is greater day-to-day as opposed to intra-day.  Economic factors that may cause volatility in Futures Contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants.  Because the Underlying Funds invest a significant portion of their assets in Futures Contracts, the assets of the Underlying Funds, and therefore the price of shares of the Underlying Funds and the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in Futures Contracts.  Because the Underlying Funds must periodically “roll” Futures Contract positions, closing out soon-to-expire contracts that are no longer part of a Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts.  For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then the price of contracts will rise as they approach expiration.  Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market the price of contracts will decline as they approach expiration.

Over time, the price of a commodity will fluctuate based on a number of market factors, including demand for the commodity relative to its supply.  The value of Futures Contracts will likewise fluctuate in reaction to a number of market factors.  If investors seek to maintain their holdings in Futures Contracts with a roughly constant expiration profile and not take delivery of the Specified Commodity, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of the Specified Commodity in the future is expected to be less than the current price), an Underlying Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no changes to either prevailing commodity prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Underlying Fund’s (and, therefore, the Fund’s) total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  As an example, assume that an Underlying Fund owns 100 Futures Contracts that have recently become spot month contracts, that the price of spot month Futures Contracts is $10 per bushel, and the price of second-to-expire Futures Contracts is $9.50 per bushel.  The Fund will close out the spot month Futures Contracts at a value of $5,000,000 (100 contracts multiplied by 5,000 bushels per contract multiplied by $10), and will be able to enter into 105 second-to-expire Futures Contracts with the proceeds, representing an additional 25,000 bushels of corn, wheat or soybeans than it previously owned.

If the futures market is in contango, an Underlying Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no other changes to either prevailing commodity prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Underlying Fund’s (and, therefore, the Fund’s) total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  As an example, assume the same facts as in the prior paragraph except that the price of second-to-expire Futures Contracts is $10.50 per bushel.  The Fund will sell the spot month Futures Contracts for $5,000,000, and will be able to purchase only 95 second-to-expire Futures Contracts with the proceeds, representing 25,000 fewer bushels of corn, wheat or soybeans than it previously owned.

Historically, the futures markets have experienced periods of both contango and backwardation.  Frequently, whether contango or backwardation exists for Futures Contracts on agricultural commodities is a function, among other factors, of the seasonality of the markets for such commodities.

Margin Requirements and Marking-to-Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in Futures Contracts.  A margin deposit is like a cash performance bond.  It helps assure the trader’s performance of the Futures Contracts that he or she purchases or sells.  Futures Contracts are customarily bought and sold on initial margin that represents a small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract.  The amount of margin required in connection with a particular Futures Contract is set by the exchange on which the contract is traded.  Brokerage firms, such as the Underlying Funds’ clearing broker, carrying accounts for traders in Commodity Interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures Contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly.  This process of marking-to-market is designed to prevent losses from accumulating in any futures account.  Therefore, if an Underlying Fund’s futures positions have declined in value, the Underlying Fund may be required to post “variation margin” to cover this decline.  Alternatively, if the Underlying Fund’s futures positions have increased in value, this increase will be credited to the Underlying Fund’s account.

Cleared Swaps

A cleared swap is a standard contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party’s payments determined by reference to a specified price for an underlying asset or index, and the other’s determined by reference to the current market price of that asset or index.  cleared swaps may be executed bilaterally or on an exchange or other trading platform but must then be accepted for clearing by a derivatives clearing organization.

Like futures contracts, cleared swaps are standardized as to certain material economic terms such as the quantity of the commodity, which permits less flexibility in their structuring than with over-the-counter Commodity Interests.  The two parties to a cleared swap agree on the specific fixed price component and the calendar month of expiration, and agree to submit the cleared swap to the clearing organization.  The clearing organization assumes the credit risk relating to the transaction, which effectively eliminates the creditworthiness of the counterparty as a risk.  Unlike futures contracts, cleared swaps call for settlement in cash, and do not permit settlement by delivery or receipt of the physical commodity.

Over-the-Counter Derivatives

In addition to futures contracts, options on futures contracts and cleared swaps, derivative contracts that are tied to various commodities are entered into outside of public exchanges.  These “over-the-counter” contracts are entered into between two parties in private contracts.  Unlike futures contracts and cleared swaps, which are guaranteed by a clearing organization, each party to an over-the-counter derivative contract bears the credit risk of the other party, i.e. , the risk that the other party will not be able to perform its obligations under its contract.

Some over-the-counter derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants.  Others have highly customized terms and conditions and are not as widely available.  While the Underlying Funds may enter into these more customized contracts, the Underlying Funds will only enter into over-the-counter contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Underlying Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Underlying Fund’s investment objective of closely tracking its Benchmark.  The over-the-counter contracts that the Underlying Funds may enter into will take the form of either forward contracts or swaps.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract.  Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets.  Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved.  Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a Futures Contract on a U.S. exchange.  If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date.  Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date.  However, in some instances such contracts may provide a right of offset that will allow for the receipt of profit and payment for losses prior to the delivery date.

Like a cleared swap, an over-the-counter swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.  For instance, an Underlying Fund may be obligated to pay a fixed price per bushel of a commodity multiplied by a notional number of bushels and be entitled to receive an amount per bushel equal to the current value of an index of that commodity’s prices, the price of a specified Futures Contract, or the average price of a group of Futures Contracts such as the Underlying Fund’s Benchmark.  Unlike cleared swaps, however, each party to the swap is subject to the credit risk of the other party.  The Underlying Funds will only enter into over-the-counter swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments.  Like cleared swaps, over-the-counter swaps do not generally involve the delivery of underlying assets or principal.  Accordingly, an Underlying Fund’s risk of loss with respect to an over-the-counter swap will generally be limited to the net amount of payments that its counterparty is contractually obligated to make less any collateral the Underlying Fund is holding from its counterparty.

To reduce the credit risk that arises in connection with over-the-counter contracts, the Underlying Funds will generally enter into agreements with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of an Underlying Fund’s overall exposure to each counterparty and for daily collateral transfers based on the marked-to-market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor.  The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter swap contract pursuant to guidelines approved by the Sponsor.    The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. The Sponsor’s President has over 25 years of experience in over-the-counter derivatives trading, including the counterparty creditworthiness analysis inherent therein, and the Sponsor’s Treasurer and Secretary, through his prior experience as a corporate Chief Financial Officer and Treasurer, has extensive experience evaluating the creditworthiness of business partners and counterparties to commercial and derivative contracts.  Notwithstanding this experience, there is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for entering into swap transactions with the Underlying Fund transactions will not default on their contractual obligations.

To mitigate counterparty risk associated with over-the-counter swaps, the Underlying Funds also may require that a counterparty be highly rated and/or provide collateral or other credit support.  The Sponsor on behalf of an Underlying Fund may enter into over-the-counter contracts with various types of counterparties, including: (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, (d) producers of agricultural commodities such as farmers and related agricultural enterprises, (e) users of agricultural commodities such as producers of prepared food products and biofuel producers, (f) any other person (including affiliates of any of the above) who are engaged to a substantial degree in the business of trading commodities.  Certain of these types of counterparties will not be subject to regulation by the CFTC or any other significant federal or state regulatory structure.  While it is the Sponsor’s preference to use regulated entities as counterparties, the Sponsor will primarily consider creditworthiness in selecting counterparties rather than the primary business of the prospective counterparty or the regulatory structure to which it is subject.

Upon the effectiveness of the Dodd-Frank Act and the regulations being promulgated thereunder, it will be illegal to enter into many swaps on an uncleared or over-the-counter basis.  In addition, those swaps that are still permitted to be executed on an uncleared or over-the-counter basis will be subject to additional regulation.  See “ – Regulation of Commodity Interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund and Underlying Funds” for a discussion of how the over-the-counter market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act.

Benchmark Performance

See the graph below under “Benchmark Performance” in the Statement of Additional Information at the end of this prospectus.

The Corn Market

Corn is the most widely produced livestock feed grain in the United States, and the majority of the United States’ corn crop is used in livestock feed.  Corn is also processed into food and industrial products, including starch, sweeteners, corn oil, and beverage and industrial alcohol.  Additionally, corn is used in ethanol production.

The United States is the world’s leading producer and exporter of corn.  Approximately 85% of U.S. produced corn is sold domestically, while approximately 15% is exported.  Corn grain represented approximately 12 percent of all U.S. agricultural exports by value during 2008.

Besides the United States, other principal world corn exporters include Argentina and China.  Brazil, Ukraine, Romania, and South Africa also produce significant corn exports in certain years.

Standard corn Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-corn” Futures Contracts also trade.  Three grades of corn are deliverable under CBOT corn Futures Contracts:  Number 1 yellow, which may be delivered at 1.5 cents over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, which may be delivered at 1.5 cents under the contract price.  There are five months each year in which CBOT corn Futures Contracts expire:  March, May, July, September and December.

The Wheat Market

Wheat is used to produce flour, the key ingredient for breads, pasta, crackers and many other food products, as well as several industrial products such as starches and adhesives.  Wheat by-products are used in livestock feeds.  Wheat is the principal food grain produced in the United States, and the United States’ output of wheat is typically exceeded only by that of China, the European Union and India.  Typically, almost half of the U.S. wheat crop is exported, although the United States also imports wheat, principally from Canada.

There are several types of wheat grown in the U.S., which are classified in terms of color, hardness, and growing season.  CBOT Wheat Futures Contracts call for delivery of grade #2 soft red winter wheat, which is generally grown in the eastern third of the United States, but other types and grades of wheat may also be delivered in certain circumstances.  (Grade #1 soft red winter wheat may be delivered at 3 cents per bushel over the contract price.)  Winter wheat is planted in the fall and is harvested in the late spring or early summer of the following year, while spring wheat is planted in the spring and harvested in late summer or fall of the same year.

Standard wheat Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-wheat” Futures Contracts also trade.  There are five months each year in which CBOT wheat Futures Contracts expire:  March, May, July, September and December.

The Soybean Market

Soybean production is concentrated in the central U.S., Brazil, Argentina, and China.  The United States Department of Agriculture has estimated that, in 2009, the United States produced approximately 3.36 billion bushels of soybeans or approximately 36% of estimated world production.

The soybean processing industry converts soybeans into soybean meal, soybean hulls, and soybean oil.  Soybean meal and soybean hulls are processed into soy flour or soy protein, which are used by livestock producers and the farm fishing industry as feed.  Soybean oil is sold in multiple grades and is used by the food and chemical industries.  The food industry uses soybean oil in cooking and salad dressings, baking and frying fats, and butter substitutes, among other uses.  In addition, the soybean industry continues to introduce soy-based products as substitutes to various petroleum-based products including lubricants, plastics, ink, crayons and candles.  Soybean oil is also converted to biodiesel for use as fuel.

Standard soybean Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-soybean” Futures Contracts also trade.  Three grades of soybeans are deliverable under CBOT Soybean Futures Contracts:  Number 1 yellow, which may be delivered at 6 cents per bushel over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, which may be delivered at 6 cents per bushel under the contract price.  There are seven months each year in which CBOT soybean Futures Contracts expire:  January, March, May, July, August, September and November.

The Sugar Market

Sugarcane accounts for about 70% of the world’s sugar production, and sugar beets account for the remainder. Sugar manufacturers use sugar beets and sugarcane as the raw material from which refined sugar (sucrose) for industrial and consumer use is produced. Sugar is produced in various forms, including granulated, powdered, liquid, brown, and molasses. The food industry (in particular, producers of baked goods, beverages, cereal, confections, and dairy products) uses sugar and sugarcane molasses to make sugar-containing food products. Sugar beet pulp and molasses products are used as animal feed ingredients. Ethanol is an important by-product of sugarcane processing. Additionally, the material that is left over after sugarcane is processed is used to manufacture paper, cardboard, and “environmentally friendly” eating utensils.

In 2005, the leading producers of sugarcane were Brazil, India, and China, with Brazil producing about one-third of the world’s sugarcane.  The principal world producers of sugar beets in 2005 included France, Germany, and the U.S.

Sugar No. 11 Futures Contracts trade on ICE Futures in units of 112,000 pounds.  The Sugar No. 11 Futures Contract is the world benchmark contract for raw sugar trading.  This contract prices the physical delivery of raw cane sugar, delivered to the receiver’s vessel at a specified port within the country of origin of the sugar.  The Sugar No. 16 Futures Contract prices physical delivery of U.S.-grown (or foreign origin with duty paid by deliverer) raw cane sugar at one of five U.S. refinery ports as selected by the receiver.  Because of the higher price of sugar in the U.S. market, Sugar No. 16 Futures Contracts tend to be priced higher than Sugar No. 11 Futures Contracts, but each Sugar Futures Contract tends to experience similar proportionate fluctuations in price.  There is no difference between Sugar No. 11 and Sugar No. 16 Futures Contracts in terms of the quality or type of sugar to be delivered.  There are four months each year in which ICE Futures Sugar No. 11 Futures Contracts expire:  March, May, July, and October.

The Fund’s and Underlying Funds’ Investments in Treasury Securities, Cash and Cash Equivalents

The Fund seeks to invest substantially all of its assets in shares of the Underlying Funds, but some residual amount of Fund assets will typically be invested in Treasury Securities, cash and/or cash equivalents.  Each Underlying Fund seeks to have the aggregate “notional” amount of the Commodity Interests it holds approximate at all times the Underlying Fund’s aggregate NAV.  At any given time, however, most of an Underlying Fund’s investments will be in Treasury Securities, cash and/or cash equivalents that support the Underlying Fund’s positions in Commodity Interests.  For example, the purchase of a Futures Contract with a stated or notional amount of $10 million would not require the Underlying Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5%-10% of the notional amount, would be required.  To secure its Futures Contract obligations, the Underlying Fund would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents.  Such remaining assets may be used to meet future margin payments that the Underlying Fund is required to make on its Futures Contracts.  Cleared Swaps and Other Commodity Interests typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of an Underlying Fund’s assets dedicated to these Commodity Interests will also be held in Treasury Securities, cash and cash equivalents.

The Fund and the Underlying Funds earn interest income from the Treasury Securities and/or cash equivalents that they purchase and on the cash they hold through the Custodian, although in the case of the Fund the amount of this interest income may not be significant.  The Sponsor anticipates that the earned interest income will increase the Fund’s and Underlying Funds’ NAVs.  The Fund and Underlying Funds apply the earned interest income to the acquisition of additional investments or uses it to pay its expenses.  If the Fund or an Underlying Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

Any Treasury Security and cash equivalent invested in by the Fund or an Underlying Fund will have a remaining maturity of less than two years at the time of investment, or will be subject to a demand feature that enables that Fund or Underlying Fund to sell the security within two years at approximately the security’s face value (plus accrued interest).  Any cash equivalents invested in by the Fund or an Underlying Fund will be rated in the highest short-term rating category by a nationally recognized statistical rating organization or will be deemed by the Sponsor to be of comparable quality.

Other Trading Policies of the Fund

Exchange For Risk

An “exchange for risk” transaction, sometimes refers to a “exchange for swap” or “exchange of futures for risk,” is a privately negotiated and simultaneous exchange of a Futures Contract position for a swap or other over-the-counter instrument on the corresponding commodity.  An exchange for risk can be used by an Underlying Fund as a technique to avoid taking physical delivery of its Specified Commodity, in that a counterparty will take the Underlying Fund’s position in a Futures Contract into its own account in exchange for a swap that does not by its terms call for physical delivery.  The Underlying Fund will become subject to the credit risk of a counterparty when it acquires an over-the-counter position in an exchange for risk transaction.

Options on Futures Contracts

An option on a Futures Contract gives the buyer of the option the right, but not the obligation, to buy or sell a Futures Contract at a specified price on or before a specified date.  The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller.  Regardless of how much the market swings, the most an option buyer can lose is the option premium.  However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise.  Option sellers, on the other hand, face risks similar to participants in the futures markets.  For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract.  Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

In addition to Futures Contracts, there are also a number of options on Futures Contracts relating to the Specified Commodities listed on the CBOT and ICE Futures.  These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market.  An Underlying Fund may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract.  An Underlying Fund would make use of options on Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Underlying Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in the prices of the Underlying Fund’s Specified Commodity.

Liquidity

The Underlying Funds invest only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Commodity Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Underlying Fund’s position.

Spot Commodities

While most Futures Contracts can be physically settled, the Fund and the Underlying Funds do not intend to take or make physical delivery.  However, the Underlying Funds may from time to time trade in Other Commodity Interests based on the spot price of a Specified Commodity.

Leverage

The Sponsor endeavors to have the value of each Underlying Fund’s Treasury Securities, cash and cash equivalents, whether held by the Underlying Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under its Commodity Interests.

Borrowings

The Fund and the Underlying Funds do not intend to nor foresee the need to borrow money or establish credit lines.  Each Underlying Fund maintains Treasury Securities, cash and cash equivalents, either held by the Underlying Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Commodity Interests.

Pyramiding

Neither the Fund nor any Underlying Fund employs or will employ the technique, commonly known as pyramiding, in which a speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another Commodity Interest.

Securities Loans

The Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income a portion of which will be allocated to the Sponsor as compensation for its services in managing the associated securities lending activities.  The value of securities loans may not exceed 33 1/3 % of the value of the Fund’s total assets, which includes the value of collateral received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash, cash collateral or short-term U.S. Treasury securities, which will be established initially in an amount equal to at least 105% of the current market value of the loaned securities. The loaned securities and such collateral will be marked-to-market at the end of each subsequent Business Day on which the securities loan is outstanding. On any Business Day the value of such collateral is less than 102% of the current market value of the loaned securities, the borrower of the loaned securities will deposit additional collateral in an amount sufficient to increase the total amount of collateral to an amount equal to or greater than 105% of the current market value of  the loaned securities. Subject to its stated investment policy, the Fund will generally invest the cash collateral received for the loaned securities in accordance with applicable investment guidelines.

In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy or insolvency of the borrower, or any similar proceeding, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value.

The Service Providers

In its capacity as the Fund’s and Underlying Funds’ custodian, the Custodian, The Bank of New York Mellon, holds the Underlying Fund shares owned by the Fund and the Treasury Securities, cash and/or cash equivalents owned by the Fund and the Underlying Funds pursuant to a custodial agreement.  The Custodian is also the registrar and transfer agent for the Fund’s Shares.  In addition, the Custodian also serves as Administrator for the Fund and the Underlying Funds, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund and the Underlying Funds.  For these services, the Fund pays fees to the Custodian as set forth in the table below.

The Custodian’s principal business address is One Wall Street, New York, New York 10286.  The Custodian is a New York state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the New York State Banking Department.

The Fund and the Underlying Funds also employ Foreside Fund Services, LLC, the Distributor, which is further discussed under “Plan of Distribution.”  The Underlying Funds pay the Distributor’s fees as set forth in the table below.

The Distributor’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.  The Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority.

The Fund purchases and sells shares of the Underlying Funds through broker-dealers selected on a trade-by-trade basis.  Commissions and other transactions costs for such transactions are negotiated separately with each such broker-dealer.

Currently, Newedge USA, LLC (“Newedge”) serves as the Underlying Funds’ clearing broker to execute and clear the Underlying Funds’ futures transactions and provide other brokerage-related services. Newedge will serve as the Fund’s clearing broker to execute and clear futures transactions and provide other brokerage-related services should the Sponsor deem it necessary for the Fund to engage in such transactions, including if an Underlying Fund ceases operations or if shares of an Underlying fund cease trading on NYSE Arca. Newedge USA’s affiliate, Newedge Alternative Strategies, Inc. (“NAST”), may execute foreign exchange or other over-the-counter transactions with the Fund or the applicable Underlying Fund as principal.  Newedge USA and NAST are subsidiaries of Newedge Group.  Newedge is a futures commission merchant and broker-dealer registered with the U.S. Commodity Futures Trading Commission and the U.S. Securities and Exchange Commission.  In its capacity as a broker-dealer, Newedge may act as an Authorized Purchaser for each of the Underlying Funds and, accordingly, may engage in the marketing and distribution of shares of the Underlying Funds.  Newedge is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.  NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

Newedge and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; Cypress, Texas; and Montreal, Canada.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc.  On September 1, 2008, Newedge merged with future commission merchant and broker-dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc.  Newedge was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades.  NFI paid a $100,000 fine to the NYMEX in connection with this settlement.

In February 2011, Newedge settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions.  Newedge paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter.  In addition, the CFTC Order required Newedge to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of Newedge, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge, NAST or their principals in the past five years.

None of Newedge, NAST or any affiliate, officer, director or employee thereof has passed on the merits of this prospectus or the offering of Shares or shares of any of the Underlying Funds, or given any guarantee as to the performance or any other aspect of the Fund or the Underlying Funds.

Newedge is not affiliated with the Fund, any of the Underlying Funds, or the Sponsor.  Therefore, the Sponsor and the Fund do not believe that the Fund or any of the Underlying Funds has any conflicts of interest with Newedge or its trading principals arising from its acting as the Fund’s futures commission merchant.  While Sal Gilbertie, the President of the Sponsor, was previously employed by Newedge, he no longer receives any compensation from Newedge and will not receive any share of the commissions paid to Newedge by any of the Underlying Funds.

Currently, the Sponsor does not employ commodity trading advisors.  If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

Fees to be Paid by the Fund

Fees and Compensation Arrangements with the Sponsor and Non-Affiliated Service Providers

Service Provider	Compensation Paid by the Fund	Compensation Paid by the Underlying Funds
Teucrium Trading, LLC, Sponsor	None.	1.00% of average net assets annually
The Bank of New York Mellon, Custodian, Transfer Agent and Administrator
For all services, 0.05% of average gross assets up to $1 billion, 0.04% of average gross assets between $1 billion and $3 billion, and 0.03% of average gross assets over $3 billion, annually, with no minimum fee during the first six months of the Fund’s operations, a minimum fee of $25,000 during the second six months of such operations, and a minimum fee of $100,000 annually thereafter.

For custody services:  0.0075% of average gross assets up to $1 billion, and 0.0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges
For transfer agency services:  0.0075% of average gross assets annually
For administrative services:  0.05% of average gross assets up to $1 billion, 0.04% of average gross assets between $1 billion and $3 billion, and 0.03% of average gross assets over $3 billion, annually
A combined minimum annual fee of $125,000 for custody, transfer agency and administrative services will be assessed.

Foreside Fund Services, LLC, Distributor
For reimbursement of expenses including sales and advertising FINRA filing fees, and other miscellaneous expenses incurred in connection with the provision of distribution services on behalf of the Fund, currently estimated at $6,400 for the two year period of this offering.

The Distributor receives an aggregate annual fee of $85,592 and a fee at an annual rate of 0.01% of each Underlying Fund’s average daily net assets, calculated and billed monthly. The Distributor also receives certain expense reimbursements relating to its distribution services, currently estimated at $25,600 for the two year period of this offering.

Under the Securities Activities and Service Agreement, the Distributor receives compensation for its activities on behalf of the Underlying Funds which is estimated not to exceed an aggregate of $40,000 for the initial offering period of the Underlying Funds, as well as certain expense reimbursements relating to the registration, continuing education and other administrative expenses of the Registered Representatives in relation to the Underlying Funds, currently estimated at $25,368 for the initial offering period of all of the Underlying Funds.

Broker-Dealers	As negotiated with the particular broker-dealer.	N/A

Wilmington Trust Company, Trustee		$3,000 annually

Employees of the Sponsor Registered with the Distributor (the “Registered Representatives”)	For marketing and other services relating to the Fund, $59,194	N/A

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis.  NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement.  The Custodian has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form.  The Custodian keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”).  The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement.  The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares.  Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System.  Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows:  It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act.  DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer.  DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC.  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series.  If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.  This limitation on liability is referred to as the Inter-Series Limitation on Liability.  The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally.  In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund or any Underlying Fund.  Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor.  The Trustee does not provide custodial services with respect to the assets of the Fund or any Underlying Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers.  Shares trade on the NYSE Arca under the ticker symbol “TAGS.”  Shares are bought and sold throughout the trading day like other publicly traded securities.  When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.  Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

The Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering.  The Fund will continuously offer Creation Baskets consisting of 100,000 Shares at their NAV through the Distributor, to Authorized Purchasers.  It is expected that on the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of 100,000 Shares at the initial NAV of $50.00 per share.  The initial NAV of $50.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Shares, and the Shares of the Fund acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $50.00 per Share.  All Authorized Purchasers pay a $500 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order.

The Distributor receives fees only from the Underlying Funds.  The Distributor will not receive a separate fee directly from the assets of the Fund; however, the Fund will reimburse the Distributor for certain expenses relating to sales and advertising FINRA filing fees and other miscellaneous expenses incurred in connection with the provision of distribution services on behalf of the Fund, currently estimated at $6,400 for the two year period of this offering.  The Distributor receives, for its services as distributor for the Underlying Funds, a fee at an annual rate of 0.01% of each Underlying Fund’s average daily net assets, and an annual fee of $82,592 in the aggregate for all of the Underlying Funds.  In no event may the aggregate compensation paid to the Distributor and any affiliate of the Distributor for distribution-related services in connection with this offering of Shares exceed 10 percent (10%) of the gross proceeds of this offering.  The maximum compensation the Distributor may receive from the Fund over the expected two-year period of this offering is estimated to be $6,400.

The Distribution Services Agreement among the Distributor, the Sponsor and the Trust calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Distributor and the Sponsor have also entered into a Securities Activities and Service Agreement (the “SASA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Distributor, under FINRA rules.  As Registered Representatives of the Distributor, these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in.  Under the SASA, the Sponsor is obligated to ensure that such marketing activities comply with applicable law and are permitted by the SASA and the Distributor’s internal procedures. The total non-transaction based compensation to be paid to the Registered Representatives is $131,356 per year, a portion of which will be paid by the Sponsor. The remaining portion of this compensation will be paid by the Fund (see “Fees to be Paid by the Fund”).

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA.  Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.  An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund.  An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create.  If an Authorized Purchaser sells Shares that it has created to the public,   it will be expected to sell them at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Commodity Interest markets.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.

We expect the initial Authorized Purchaser to be Deutsche Bank Securities Inc., and we expect that there will be additional Authorized Purchasers in the future.  A list of Authorized Purchasers will be available from the Distributor.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring.  Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act.  For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.”  For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA.  Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

The Flow of Shares

Calculating NAV

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets, and

•	Subtracting any liabilities.

The Administrator will calculate the NAV of the Fund once each trading day.  It will calculate NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day will be released after 4:15 p.m. New York time.

For purposes of the determining the Fund’s NAV, the Fund’s investments in the Underlying Funds will be valued based on the Underlying Funds’ NAVs.  In turn, in determining the value of the Futures Contracts held by the Underlying Funds, the Administrator will use the closing price on the exchange on which they are traded, except that the “fair value” of a Futures Contract (as described in more detail below) may be used when the Futures Contract close at its price fluctuation limit for the day.  The Administrator will determine the value of all other Fund and Underlying Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust.  The value of Cleared Swaps and over-the-counter Commodity Interests will be determined based on the value of the commodity or Futures Contract underlying such Commodity Interest, except that a fair value may be determined if the Sponsor believes that the Underlying Fund is subject to significant credit risk relating to the counterparty to such Commodity Interest.  Treasury Securities held by the Fund or Underlying Funds will be valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes.  NAV will include any unrealized profit or loss on open Commodity Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of a Commodity Interest shall be determined by the Sponsor in good faith and in a manner that assesses the Commodity Interest’s value based on a consideration of all available facts and information on the valuation date.  When a Futures Contract has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached).  Typically, this estimate will be made primarily by reference to the price of comparable Commodity Interests trading in the over-the-counter market.  The fair value of a Commodity Interest may not reflect such instrument’s market value or the amount an Underlying Fund might reasonably expect to receive upon closing out the instrument.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE Arca will calculate and disseminate throughout the trading day an updated “indicative fund value.”  The indicative fund value is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect  changes in the indicative fund values of the Underlying Funds’ shares.  Changes in the value of Treasury Securities and cash equivalents will not be included in the calculation of indicative fund value.  For this and other reasons, the indicative fund value disseminated during the NYSE Arca trading hours should not be viewed as an actual real time update of the NAV.  NAV is calculated only once at the end of each trading day.

The indicative fund value for the Fund and each Underlying Fund will be disseminated by one or more major market data vendors on a per Share basis every 15 seconds during the NYSE Arca Core Trading Session.   The normal trading hours for Futures Contracts may begin after 9:30 a.m. and end before 4:00 p.m. New York time, and there is a gap in time at the beginning and the end of each day during which the Underlying Funds’ shares are traded on the NYSE Arca, but real-time trading prices for at least some of the Futures Contracts held by the Underlying Funds are not available.  As a result, during those gaps there will be no update to the indicative fund values of the Underlying Funds and such indicative fund values, therefore, will be static.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines.  In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca.  Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value.  If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades.  For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust.  Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.  The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash required for such creations and redemptions.  The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder or Authorized Purchaser.  Authorized Purchasers pay a transaction fee of $500 to the Sponsor for each order they place to create one or more baskets and a fee of $1,000 per basket when they redeem baskets.  Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of investing directly in the Specified Commodities or the Commodity Interest markets.  Some Authorized Purchasers or their affiliates may from time to time buy or sell the Specified Commodity or Commodity Interests and may profit in these instances.  The Sponsor believes that the size and operation of the markets for the Specified Commodities make it unlikely that Authorized Purchasers’ direct activities in the commodities markets will significantly affect the price of the Specified Commodity, Commodity Interests, or the Fund’s Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations.  Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Distributor to create one or more baskets.  For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, CBOT, ICE, or the New York Stock Exchange is closed for regular trading.  Purchase orders must be placed by noon New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  The day on which the Custodian receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash or a combination of Treasury Securities and cash with the Trust, as described below.  Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order.  Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date.  The Sponsor determines, directly in its sole discretion or in consultation with the Custodian, the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in deposits to create baskets.  If Treasury Securities are to be included in a Creation Basket Deposit for orders placed on a given business day, the Distributor will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasury Securities and/or cash by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”).  Upon receipt of the deposit amount, the Custodian will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by noon, New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket.  The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor or Custodian may reject a purchase order or a Creation Basket Deposit if:

•	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Sponsor, Distributor or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

•
there is a possibility that any or all of the Benchmark Component Futures Contracts of an Underlying Fund on the futures exchange from which the NAV of that Underlying Fund is calculated will be priced at a daily price limit restriction.

In addition, the Sponsor may reject a previously placed purchase order at any time prior to the order cut-off time, if in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Distributor or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets.  On any business day, an Authorized Purchaser may place an order with the Distributor to redeem one or more baskets.  Redemption orders must be placed by noon New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  A redemption order so received will be effective on the date it is received in satisfactory form by the Custodian.  The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.  By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day, not to exceed three business days after the effective date of the redemption order, as agreed to between the Authorized Purchaser and the Distributor when the redemption order is placed (the “Redemption Settlement Date”).  Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order.  An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received.   The Sponsor, directly or in consultation with the Custodian, determines the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets.  If Treasury Securities are to be included in a redemption distribution for orders placed on a given business day, the Custodian will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received.  Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the Redemption Settlement Date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account on such next business day.  Any further outstanding amount of the redemption order shall be cancelled.  Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by noon New York time on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor acting by itself or through the Distributor or Custodian may reject a redemption order if:

•	it determines that the redemption order is not in proper form;

•	the acceptance of the redemption order would, in the opinion of counsel to the Sponsor, be unlawful;

•
the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them;

•
there is a possibility that any or all of the Benchmark Component Futures Contracts of an Underlying Fund on the futures exchange from which the NAV of that Underlying Fund is calculated will be priced at a daily price limit restriction.

In addition, the Sponsor may reject a previously placed redemption order at any time prior to the order cut-off time, if in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

The Sponsor may also, at its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca, the CBOT or ICE Futures is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, the CBOT or ICE Futures, is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.

For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption.  If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.  None of the Sponsor, the Distributor, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Creation and Redemption Transaction Fees

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $500 per order to create baskets, regardless of the number of baskets in such order.  In addition, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $1000 per basket redeemed.  The transaction fees may be reduced, increased or otherwise changed by the Sponsor.  The Sponsor shall notify DTC of any change in a transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities and/or cash equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Commodity Interest markets.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.  Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices.  An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients.  Shares are expected to trade in the secondary market on the NYSE Arca.  Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share.  The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Commodity Interest markets.  While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the markets for Commodity Interests may be reduced after the close of regular trading for Futures Contracts (2:15 p.m. New York time for CBOT corn, wheat and soybean Futures Contracts and 2:00 p.m. New York time for ICE Futures Sugar No. 11 Futures Contracts).  As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Payments to Financial Intermediaries

Investors purchasing Shares in the secondary market through a brokerage account or with the assistance of a broker may be subject to brokerage commissions and charges. If you purchase Fund Shares through a broker-dealer or other financial intermediary (such as a bank), the Fund, the Advisor or the Sub-Advisor may pay the intermediary for the sale of Fund Shares and related services. These payments may create a conflict of interest by influencing broker-dealers or other intermediaries and your salesperson to recommend the Fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information.

Use of Proceeds

The Sponsor will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities.  The Sponsor will invest substantially all of the Fund’s assets in shares of the Underlying Funds, although some residual amount of Fund assets may be held in short-term Treasury Securities, cash and/or cash equivalents.  The Sponsor will invest the Underlying Funds’ assets in Futures Contracts, Cleared Swaps and Other Commodity Interests, short-term Treasury Securities, cash and cash equivalents.  When the Underlying Funds purchase Futures Contracts and certain Other Commodity Interests that are exchange-traded, the Underlying Fund will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity.  This deposit is known as initial margin.  Counterparties in transactions in Cleared Swaps and over-the-counter Commodity Interests will generally impose similar collateral requirements on the Underlying Funds.  The Sponsor will invest the Underlying Funds’ assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents.  Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, the Underlying Funds expect that they will be required to post between 5% and 10% of the notional amount of a Commodity Interest as initial margin when entering into such Commodity Interest.  Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Commodity Interests based on changes in the value of the Commodity Interests.  Furthermore, ongoing collateral requirements with respect to over-the-counter Commodity Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Commodity Interest, and each party’s creditworthiness.  In light of the differing requirements for initial payments under exchange-traded and over-the-counter Commodity Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Underlying Funds’ assets will be posted as margin or collateral at any given time.  The Treasury Securities, cash and cash equivalents held by the Underlying Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements.  All interest income received by an Underlying Fund will be used for such Underlying Fund’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Underlying Funds to hold trading positions at any time.  Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The Fund’s and Underlying Funds’ assets will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates.  The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing the Fund’s financial statements and related disclosures once the Fund commences operations.  The Sponsor has determined that the valuation of Commodity Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy.  The values which are used by the Underlying Funds for futures contracts will be provided by the commodity broker who will use market prices when available, while over-the-counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.  Values will be determined on a daily basis.

Liquidity and Capital Resources

The Fund and the Underlying Funds do not anticipate making use of borrowings or other lines of credit to meet their obligations.  It is anticipated that the Fund and the Underlying Funds will meet their liquidity needs in the normal course of business from the proceeds of the sale of their investments or from the cash, cash equivalents and/or the Treasuries Securities that they intend to hold.  The Fund’s liquidity needs include: redeeming Shares and paying expenses.  The Underlying Funds’ liquidity need include: redeeming their shares, providing margin deposits for existing Futures Contracts or the purchase of additional Futures Contracts, posting collateral for over-the-counter Commodity Interests, and paying expenses, summarized below under “Contractual Obligations.”

The Fund will generate cash primarily from the sale of Creation Baskets, and the Underlying Funds will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and their investments in Treasuries Securities.  Investment activities for the Fund have not begun.  Once the Fund begins investment activities, it is anticipated that substantially all of the net assets of the Fund will be allocated to investments in the Underlying Funds.  Generally, all of the net assets of the Underlying Funds will be allocated to trading in Commodity Interests.  Most of the assets of the Underlying Funds will be held in Treasury Securities, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Commodity Interests.  The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Commodity Interests change.  Interest earned on interest-bearing assets of a Fund or Underlying Fund will be paid to the Fund or Underlying Fund, as the case may be.

The investments of the Underlying Funds in Commodity Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.  For example, U.S. futures exchanges limit the fluctuations in the prices of certain Futures Contracts during a single day by regulations referred to as “daily limits.”  During a single day, no trades may be executed at prices beyond the daily limit.  Once the price of such a Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit.  Such market conditions could prevent the Fund from promptly liquidating a position in Futures Contracts.

To date, all of the expenses of the Fund   have been funded by the Sponsor.  If the Fund is unsuccessful in raising sufficient funds to cover its expenses and the Sponsor is unable or unwilling to continue covering the Fund’s expenses, the Fund   may   terminate.

Market Risk

Investment by the Fund in shares of the Underlying Funds will subject the Fund to the risks of the Underlying Funds.  Trading in Commodity Interests such as Futures Contracts will involve the Underlying Funds entering into contractual commitments to purchase or sell specific amounts of a Specified Commodity at a specified date in the future.  The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of an Underlying Fund since each Underlying Fund   intends to close out any open positions prior to the contractual expiration date.  As a result, an Underlying Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts.  The Underlying Funds consider the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts.  The market risk associated with the commitment by an Underlying Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of an Underlying Fund to market risk will depend on a number of factors including the markets for its Specified Commodity, the volatility of interest rates and foreign exchange rates, the liquidity of the Commodity Interest markets and the relationships among the contracts held by the Underlying Fund.  The lack of experience of the Sponsor in utilizing its model to trade in Commodity Interests in a manner that tracks changes in an Underlying Fund’s Benchmark , as well as drastic market events, could ultimately lead to substantial losses for Shareholders.

In addition, the Fund bears the risk that its transactions in shares of the Underlying Funds will not be executed at prices that accurately reflect the value of the Underlying Funds.  The Fund will purchase and sell Underlying Fund shares in the secondary market rather than by purchasing or redeeming Baskets, and the price of an Underlying Fund’s shares on the secondary market will generally differ somewhat from the Underlying Fund’s NAV.  Such premiums or discounts from NAV could at times be substantial.

Credit Risk

When an Underlying Fund enters into Commodity Interests, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations.  For purposes of credit risk, the counterparty for the Futures Contracts traded on a futures exchange and for Cleared Swaps is the clearinghouse associated with such exchange.  In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk.  Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions.  Unlike in the case of exchange-traded Futures Contracts, the counterparty to an over-the-counter Commodity Interest contract is generally a single bank or other financial institution.  As a result, there will be greater counterparty credit risk in over-the-counter transactions.  There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to an Underlying Fund.

The Sponsor will attempt to manage the credit risk of the Underlying Funds by following certain trading limitations and policies.  In particular, the Underlying Funds intend to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Commodity Interests they hold.  The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Underlying Fund to limit its credit exposure.

Any commodity broker for an Underlying Fund, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to the Underlying Fund all of the Underlying Fund’s assets that relate to domestic Futures Contract trading.  These commodity brokers are not allowed to commingle the assets of the Underlying Fund with the commodity broker’s other assets.  In addition, the CFTC requires commodity brokers to hold in a secure account the assets of an Underlying Fund related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Fund.  While the Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Fund and pay its contractual obligations described below, the Fund will require liquidity to redeem Redemption Baskets.  The Fund intends to satisfy this obligation through the transfer of cash of the Fund (generated, if necessary, through the sale of Underlying Fund shares) in an amount proportionate to the number of units being redeemed, as described above under   “Redemption Procedures.”

Contractual Obligations

The Fund’s and Underlying Funds’ primary contractual obligation will be with the Sponsor and certain other service providers.  While the Fund does not pay the Sponsor a management fee directly, the Sponsor, in return for its services, is entitled to a management fee from each Underlying Fund calculated as a fixed percentage of the Underlying Fund’s NAV, currently 1.00% of the Underlying Fund’s average net assets, and the Fund indirectly pays its proportionate share of the Underlying Funds’ management fees as a shareholder of the Underlying Funds.  The Fund and the Underlying Fund are each also responsible for all ongoing fees, costs and expenses of their operation, including ( i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund or Underlying Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or Underlying Fund or offering Shares of the Fund or Underlying after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund or Underlying Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA and any other regulatory agency in connection with the offer and sale of the Shares offered through this prospectus, the legal, printing, accounting and other expenses associated with such registrations, and the initial fee of $5,000 for listing the Shares on the NYSE Arca, the Fund will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of Shares of the Fund in excess of those offered through this prospectus.

The Fund and Underlying Funds pay their own brokerage and other transaction costs.  The Fund will generally use broker-dealers to execute its transactions in shares of the Underlying Funds.  Other expenses to be paid by the Fund are estimated to be   0.36% for the twelve-month period ending April 30, 2012, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fees to offset, expenses that would otherwise be borne by the Fund.

Any general expenses of the Trust will be allocated among the Teucrium Funds and each other series that may be established under the Trust in the future as determined by the Sponsor in its sole and absolute discretion.  The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto.  The Trust and/or the Sponsor may be required to indemnify the Trustee, Distributor or Custodian/Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Fund’s NAV and trading levels to meet their investment objectives will not be known until a future date.  These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Fund’s existence.  The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust.  The Trust, the Fund and the Underlying Funds will continue to exist until terminated in accordance with the Trust Agreement.  The Sponsor’s authority includes, without limitation, the right to take the following actions:

•
To enter into, execute, deliver and maintain contracts, agreements and other documents and to take action in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

•
To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

•
To deposit, withdraw, pay, retain and distribute the trust estate of the Fund, the Underlying Funds or any other Teucrium Fund (or any portion thereof) in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation and filing of any registration statement (and supplements and amendments thereto) for the Fund, the Underlying Funds and any other Teucrium Fund;

•
To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the 1934 Act, the CEA or rules and regulations promulgated thereunder;

•	To pay or authorize the payment of distributions to the Shareholders and expenses of the Teucrium Funds, including the Fund and the Underlying Funds;

•
To make any elections on behalf of the Trust or any Teucrium Fund under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust or the applicable Fund; and

•	In its sole discretion, to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute and under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

•
Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the shareholders of the Teucrium Funds;

•
Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust and each Teucrium Fund as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•
Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to certain limitations set forth in the Trust Agreement, pledge, mortgage and hypothecate the estate of each Teucrium Fund in accordance with the purposes of the Trust and any registration statement filed on behalf of the Fund, the Underlying Funds or any other Teucrium Funds;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

•
Enter into and perform agreements with Authorized Purchasers, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a purchase order;

•
Receive from Authorized Purchasers and process, or cause the Distributor or other Fund service provider to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository; and

•	Delegate duties to one or more administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund or any other Teucrium Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund or any other Teucrium Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus (or the prospectus applicable to such other Teucrium Fund) unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund or any other Teucrium Fund or any Shareholder for any loss suffered by the Trust, the Fund or any other Teucrium Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust, the Fund or any other Teucrium Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person.  Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person.  A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds, or to any other person, the Sponsor, acting under the Trust Agreement, shall not be liable to the Trust, the Teucrium Funds, the shareholders of the Teucrium Funds or to any other person for its good faith reliance on the provisions of the Trust Agreement.  The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series.  The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series.  The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee.  If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor.  The successor Sponsor will continue the business of the Trust.  Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per share.  If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of shareholders holding at least 25% of the shares of all Teucrium Funds, or any Teucrium Fund, as applicable.  The Sponsor shall deposit in the United States mail or electronically transmit written notice to all shareholders of the applicable Teucrium Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of the mailing of said notice, at a reasonable time and place.  Where the meeting is called upon the written request of the shareholders of the Teucrium Funds, or any Teucrium Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.  Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Teucrium Funds, or any Teucrium Fund, as applicable, for the debts of the applicable Teucrium Fund.  Shareholders may vote in person or by proxy at any such meeting.  The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting.

Voting Rights

Shareholders have very limited voting rights.  Specifically, the Trust Agreement provides that shareholders of the Teucrium Funds holding shares representing at least a majority (50%) of the outstanding shares of the Teucrium Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption.  (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.)  In addition, shareholders of the Teucrium Funds holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.  Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.  Fund Shareholders have no voting rights with respect to shares of the Underlying Funds held by the Fund.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets.  The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement, and to the extent of the Fund’s trust estate, each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely based on its status as a Shareholder (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees do not devote their time exclusively to the Fund.  Under the organizational documents of the Sponsor, Mr. Sal Gilbertie and Mr. Dale Riker are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves.  In addition, the Sponsor expects that operating the Teucrium Funds will generally constitute the principal and a full-time business activity of its principals, officers and employees.  Notwithstanding these obligations and expectations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise.  In particular, the principals could have a conflict between their responsibilities to the Fund on the one hand and to those other entities on the other.  The Sponsor believes that it currently has sufficient personnel, time, and working capital to discharge its responsibilities to the Fund in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund.  However, it is not possible to quantify the proportion of their time that the Sponsor’s personnel will devote to the Fund and its management.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts.  Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading.  A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund or Underlying Funds.  A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Underlying Funds.

The Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests.  Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.  Shareholders have no voting rights with respect to the Underlying Funds.

The Sponsor serves as the Sponsor to the Teucrium Funds, and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds.  The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages.  While the Sponsor will attempt to maintain the equal allocation of Fund assets among the four Underlying Funds, the Sponsor may have an incentive to purchase shares of or trade in a particular Underlying Fund relative to the other Underlying Funds.

In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises.  This potential indemnification will cause the Sponsor’s assets to decrease.  If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund or an Underlying Fund, it shall have no duty to offer such opportunity to the Fund or the Underlying Fund.  The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund or an Underlying Fund.  Neither the Fund nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures.  The pursuit of such business ventures, even if competitive with the activities of the Fund or an Underlying Fund, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor or any affiliate thereof may engage in or posses an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor.  If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directors such opportunity to, another person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of the Trust Agreement or the trust relationship created thereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Except to the extent expressly provided in the Trust Agreement, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any affiliate of the Trust or the Shareholders.

Interests of Named Experts and Counsel

The Sponsor has employed Sutherland Asbill & Brennan LLP to prepare this prospectus.  Neither the law firm nor any other expert hired by the Fund to give advice on the preparation of this registration statement have been hired on a contingent fee basis.  Nor do any of them have any present or future expectation of interest in the Sponsor, Distributor, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws.  The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.  Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 232 Hidden Lake Road, Building A,  Brattleboro, Vermont 05301, or at the offices of the Administrator located at One Wall Street, New York, New York 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice.  The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations.  In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements that are incorporated by reference in this prospectus prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following:  (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Commodity Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Fund, are recorded on an accrual basis.  The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA.  These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.  The Trust will also post monthly reports to the Fund’s website ( www.teucriumtagsfund.com).  These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV.  The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.  In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC.  The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucriumtagsfund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select.  The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request.  The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997, will provide tax information in accordance with applicable U.S. Treasury Regulations.  Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucriumtagsfund.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware.  Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Richards, Layton and Finger, P.A. has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder.  Sutherland Asbill & Brennan LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Rothstein Kass, an independent registered public accounting firm, has audited the financial statements of the Trust and the Sponsor as of December 31, 2010 and 2009, and has audited the statement of assets and liabilities of the Fund as of September 30, 2011.

Privacy Policy

The Trust and the Sponsor collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests.  None of this information is disclosed to non-affiliated third parties except as necessary in the course of processing creations and redemptions and otherwise administering the Trust (and then only subject to customary undertakings of confidentiality) or as permitted by law.  The Trust and the Sponsor restrict access to the nonpublic personal information they collect from investors to those employees and service providers who need access to this information to provide services relating to the Trust to investors.  The Trust and the Sponsor each maintain physical, electronic and procedural controls to safeguard this information.  These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.  A copy of the current Privacy Policy can be provided on request and is provided to investors annually.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund.  Except where otherwise noted, this discussion deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by persons not subject to special tax treatment.  For example, it does not address the tax consequences to (i) dealers in securities, currencies, or commodities, (ii) traders in securities, or traders in commodities, that elect to use a mark-to-market method of accounting, (iii) financial institutions, (iv) insurance companies, (v) persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated transaction for U.S. federal income tax purposes, or (vi) holders of Shares whose “functional currency” is not the U.S. dollar.  Furthermore, the discussion that follows below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from the consequences discussed below.

The Sponsor has received the opinion of Sutherland Asbill & Brennan LLP (“Sutherland”), counsel to the Trust, that the U.S. federal income tax discussion that follows below is accurate with respect to the matters discussed.  In rendering its opinion, Sutherland has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor.  This opinion is not binding on the Internal Revenue Service (“IRS”).  As discussed below, the Fund intends to request a ruling from the IRS as to the U.S. federal income tax classification of the Fund as a partnership not taxable as a corporation for U.S. federal income tax purposes.  No rulings have been requested from the IRS with respect to any other matters affecting the Fund or prospective investors.  The IRS may disagree with the tax positions taken by the Fund, and, if the IRS were to challenge the Fund’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Code section 7701(a)(30) or (Y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder.  If a partnership holds Shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding Shares should consult its own tax advisor regarding the tax consequences of the partnership’s holding those Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law.  Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that trust, due to the nature of the Fund’s activities, the Fund will be classified as a “business entity” rather than as a trust for U.S. federal income tax purposes.  In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes.  Under the Code, a publicly traded partnership generally is taxable as a corporation.  In the case of a business entity (such as the Fund) not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”).  For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.  In the case of a partnership a principal activity of which is the buying and selling of commodities other than as inventory, or futures, forwards, and options with respect to commodities, “qualifying income” also means income and gains from commodities and from futures, forwards, options, and swaps and other notional principal contracts with respect to commodities.

The Trust and the Sponsor have made the following representations (the “Representations”) to Sutherland:

•	At least 90% of each Underlying Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	Each of the Underlying Funds is classified as a partnership for U.S. federal income tax purposes;

•
In addition to holding shares of the Underlying Funds, the only other assets the Fund may hold are residual amounts in Treasury Securities, cash equivalents, and/or cash (generally in interest-bearing accounts);

•	At least 90% of the Fund’s gross income for each taxable year will consist of (i) income derived by the Fund with respect to the Fund’s interests in the Underlying Funds, and (ii) interest income;

•	The Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	The Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on the Representations, Sutherland is of the opinion that, although the matter is not free from doubt, it is more likely than not that (i) at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 and (ii) the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes.  The Fund’s taxation as a partnership rather than as a corporation will require the Fund to satisfy the requirements of the qualifying income exception on a continuing basis.  No assurances can be given that the Fund will satisfy these requirements for any given year.  Sutherland will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund, or the Fund’s Shareholders in the event of any subsequent change in the facts, representations, or applicable law relied upon in reaching its opinion.

As noted above, the Fund intends to request a ruling from the IRS as to the U.S. federal income tax classification of the Fund.  In particular, the Fund will request that the IRS, taking into account the relevant facts and factual representations, including the Representations, rule that at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704.  There can be no certainty that the IRS will issue the requested ruling.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate rates.  In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns.  Distributions by the Fund (if any) would be treated as ordinary dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits.  Accordingly, if the Fund were to be taxable as a corporation, it likely would have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund (and each Underlying Fund) is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income .  No U.S. federal income tax is paid by the Fund on its income.  Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions, and credits reflected on such returns.  The Fund’s income, gain, loss, deduction, or credits will include its allocable share of those items derived from its interests in the Underlying Funds.  If the Fund recognizes income for a taxable year in the form of interest and/or net capital gains from the cash settlement of Commodity Interests at the level of an Underlying Fund, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year.  Consequently, a Shareholder may be taxable on income or gain recognized by the Fund (including the Fund’s allocable share of income or gain derived from the Underlying Funds) but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such tax liability.  Because the Fund currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions.  Additionally, for taxable years beginning after December 31, 2012, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Unitholders subject to this provision may be required to pay this 3.8% surtax on interest income and capital gains allocated to them by the fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements .  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction, or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”  An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.  Subject to the discussion that follows below concerning certain conventions to be used by the Fund, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method.  The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses, and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income, deductions, gains, and losses (both realized and unrealized) for the month.  The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the immediately preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor that disposes of a Share during the current month will be treated as disposing of the Share as of the beginning of the first day of the immediately succeeding month.  For example, an investor that buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of the tax items attributable to April.  The tax items attributable to that Share for April will be allocated to the person that is the actual or deemed holder of the Share as of the close of trading on the last trading day of March.  Under the monthly allocation convention, an investor that purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period.  Accordingly, investors may not receive allocations with respect to Shares that they actually held, or they may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.  Investors that hold Shares on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Shares.

Each of the Underlying funds applies an allocation method for its partnership items that is essentially identical to the monthly allocation convention. Therefore, the amounts allocated among shareholders by the fund themselves are based on simplifying assumptions and conventions that may not precisely reflect the fund’s economic income or loss from an investment in the underlying funds.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets.  For this purpose, unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption.  The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of the property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”).  The intended effect of these adjustments is to allocate equitably among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that the application of the conventions and methods described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Shareholders’ interests in the Fund for U.S. federal income tax purposes.  The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under proposed Treasury Regulations.  It is possible that the IRS could be successful in challenging the Fund’s allocation method (or those of the underlying funds) on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Shareholder to report a greater or lesser share of items of income, gain, loss, or deduction than if the conventions were respected.  The Sponsor is authorized to revise the Fund’s methods to conform to the requirements of any future Treasury Regulations.

As noted above, the conventions used by the Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period such Shareholder held its Shares.  This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent.  For example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “ Tax Basis of Shares ”, below).  In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “ Limitations on Deductibility of Losses and Certain Expenses ”, below).

Section 754 election.  The Fund (and each of the Underlying Funds) intends to make (or has made) the election permitted by Code section 754 (a “section 754 election”), which election is irrevocable without the consent of the IRS.  The effect of this election is that, when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had made a direct acquisition of an interest in the Fund’s assets.  The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to the partner’s share of the appreciation or depreciation in the value of the asset since the partner acquired its interest.  Depending on the price paid for Shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable.  In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions.  In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to make adjustments to the Shareholders’ indirect basis in Fund assets.  It is possible that the IRS could be successful in asserting that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.  If the Fund acquires shares of an Underlying Fund on the secondary market, the Underlying Fund will adjust the Fund’s share of the tax basis of the Underlying Fund’s assets using the conventions and assumptions described above.

Section 1256 Contracts .  Under the Code, special rules apply to instruments constituting “section 1256 contracts.”  Section 1256 requires that such instruments held at the end of a taxable year be treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., “marked to market”).  Moreover, any gain or loss realized from a disposition, termination or marking-to-market of section 1256 contracts is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period.  The term “section 1256 contract” generally includes, in relevant part:  (1) a ”regulated futures contract,” defined as a contract (a) that is traded on or subject to the rules of a national securities exchange that is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and (b) with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange.

Under recently enacted legislation, an interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap or similar agreement is not a section 1256 contract, even if traded on a qualified board or exchange. Proposed Treasury Regulations interpreting this amendment to section 1256 provide that a contract constituting a notional principal contract within the meaning of section 1.446-3 of the Treasury Regulations is not subject to section 1256. The proposed regulations would expand the definition of notional principal contract under the Code in some respects.  These regulations will not become effective until published in final form.

Many of the Underlying Funds’ Futures Contracts will qualify as “section 1256 contracts” under the Code, as will some Other Commodity Interests that are cleared through a qualified board or exchange.  Any gain or loss recognized by the Underlying Funds with respect to section 1256 contracts will be allocated to Unitholders in accordance with the monthly allocation convention.

Any gain or loss with respect to other investments in Commodity Interests will be recognized by the Underlying Fund as short-term capital gain or loss at the end of each calendar month on a mark-to-market basis (or on a disposition or termination during the month) and allocated to shareholders of the Underlying Fund (including the Fund) under the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses .  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund (including its allocable share of any loss of an Underlying Fund) is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount that the Shareholder is considered to have “at risk” with respect to the Fund’s activities.  In general, the amount at risk will be a Shareholder’s invested capital.  Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income.  Unused capital losses can be carried forward and used to offset capital gains in future years.  In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations.  Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent that they exceed 2% of the taxpayer’s adjusted gross income for the year.  Although the matter is not free from doubt, the Sponsor believes that the expenses of the Fund (including its allocable share of the expenses of the Underlying Funds) will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and the Fund will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.”  Investment interest expense of a Shareholder will generally include any interest accrued by the Fund (or an Underlying Fund) and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account.  Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to a Shareholder that are deferred or disallowed as a result of the limitations described above or other limitations in the Code, the Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares.  As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year and, in the same year, be allocated a share of a capital loss that the Shareholder cannot deduct currently because it has insufficient capital gains against which to offset the loss.  As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of Fund expenses and/or margin account interest incurred by the Shareholder with respect to its Shares.  Each Shareholder is urged to consult its own professional tax advisor regarding the effect of limitations under the Code on the ability to deduct its allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss that it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return.  A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase.  In general, a Shareholder’s “share” of the Fund’s liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.  For this purpose, the Fund’s liabilities will include its share of any liabilities of an Underlying Fund.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) distributions (if any) by the Fund to the Shareholder.  For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder.  Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns.  As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares ( e.g. , those with a higher basis) as having been sold.  Rather, the Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions .  If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to any particular Shareholder for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution.  Any cash distributions in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.  Similar rules apply to non-liquidating distributions received by the Fund from an Underlying Fund.

Constructive Termination .  The Fund (or an Underlying Fund) will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its Shares (or in the shares of the Underlying Fund) within a 12-month period.  A termination would result in the closing of the Fund’s (or the Underlying Fund’s) taxable year.  In the case of a Shareholder reporting on a taxable year other than a calendar year, the closing of the Fund’s (or an Underlying Fund’s) taxable year may result in more than 12 months of taxable income or loss being includable in the Shareholder’s taxable income for the year of termination.  The Fund (or the Underlying Fund) would be required to make new tax elections after a termination.  A termination could result in tax penalties if the Fund (or the Underlying Fund) were unable to determine that the termination had occurred.  Moreover, a termination may accelerate the application of, or subject the Fund (or the Underlying Fund) to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold.  A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt (including an allocable share of any Underlying Fund debt) outstanding.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year generally will be taxable as long-term capital gain or loss; otherwise, such gain or loss generally will be taxable as short-term capital gain or loss.  A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss.  It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold.  If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder may have a split holding period in the Shares sold.  Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold.  The Shareholder then would treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Code section 751, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be computed separately and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund (or by an Underlying Fund).  The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent that such items would give rise to ordinary income if sold by the Fund (or by an Underlying Fund).

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party—for example, for use by the third party in covering a short sale—the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case—

•	The Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

•	Any of the income, gain, loss, or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

•	Any distributions that the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting.   The Fund provides tax information to Shareholders and to the IRS.  Shareholders are treated as partners for U.S. federal income tax purposes.  Accordingly, the Fund will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns.  The IRS has ruled that assignees of partnership interests that have not been admitted to a partnership as partners but that have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes.  On the basis of this ruling, except as otherwise provided herein, the Fund will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons that hold an interest in the Fund as a nominee for another person are required to furnish to the Fund the following information:  (1) the name, address, and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.  Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares that they acquire, hold, or transfer for their own account.  A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to the Fund.  The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Fund.

Partnership Audit Procedures.   The IRS may audit the U.S. federal income tax returns filed by the Fund (or by an Underlying Fund).  Adjustments resulting from any such audit may require a Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return.  Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items.  Partnerships generally are treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings.  The tax treatment of partnership items of income, gain, loss, and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.  The Code provides for one partner to be designated as the “tax matters partner” and to represent the partnership at these proceedings.  The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

Reportable Transaction Rules.   In certain circumstances, the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return.  These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits, and they could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances.  While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash that it paid for such interests.  In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements.  Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.   Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations, and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”).  Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business.  If the Fund (or an Underlying Fund) were to regularly carry on (directly or indirectly) a trade or business that is unrelated to the exercise or performance of the exempt purpose or function of an exempt organization Shareholder, then, in computing its UBTI, that Shareholder would have to include its share of (1) the Fund’s gross income (including the Fund’s allocable share of the gross income of an Underlying Fund) from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, payments with respect to securities loans, or gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business).  Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI.  Debt-financed property generally is income-producing property (including securities) the use of which is not substantially related to the exempt organization’s tax-exempt purpose or function, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition).  Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and, at the time of acquisition, the incurrence of debt was foreseeable.  The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the tax year.  The Sponsor currently does not anticipate that the Fund (or any Underlying Fund) will borrow money to acquire investments; however, it cannot be certain that the Fund (or an Underlying Fund) will not borrow for such purpose in the future.  In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization.  The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS.  An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies.   Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status.  A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership.  The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis.  The Fund expects to be a qualified publicly traded partnership in each of its taxable years.  However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons that derive U.S.-source income or gain from investing or engaging in a U.S. trade or business are taxable on two categories of income.  The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends, and rent that are not connected with the operation of a U.S. trade or business (“FDAP”).  The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”).  FDAP income (other than interest that is considered “portfolio interest,” as discussed below) generally is subject to a 30% U.S. withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence.  In contrast, ECI generally is subject to U.S. federal income tax on a net basis at graduated rates upon the filing of a U.S. federal income tax return.  Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI currently is subject to a 35% U.S. withholding tax for both individual and corporate partners.  The rate of withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions.   The Code provides that a non-U.S. person that is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year also will be considered to be engaged in a U.S. trade or business during that year.  Classifying an activity by a partnership as an investment or an operating business is a factual determination.  Under certain safe harbors in the Code, an investment fund the activities of which consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities.  This safe harbor applies to investments in commodities only if (i) the commodities are of a kind customarily dealt in on an organized commodity exchange and (ii) the transaction is of a kind customarily consummated at such place.  Although the matter is not free from doubt, in light of the activities currently contemplated for the Fund and each of the Underlying Funds, neither the Fund nor any Underlying Fund will be engaged in a trade or business within the United States.  However, there can be no assurance that the IRS would not be successful in asserting that the Fund or an Underlying Fund is engaged in a U.S. trade or business.

In the event that the Fund or an Underlying Fund is considered to be engaged in a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of its ECI (including its allocable share of any ECI of an Underlying Fund) to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) on allocations of its ECI (including its allocable share of any ECI of an Underlying Fund) to corporate Non-U.S. Shareholders, when such income is distributed.  A Non-U.S. Shareholder with ECI generally will be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.

Even if the Fund and each of the Underlying Funds did not realize ECI, a Non-U.S. Shareholder nevertheless may be treated as having FDAP income, which would be subject to a 30% U.S. withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income (including its allocable share of any FDAP income of an Underlying Fund).

Amounts withheld by the Fund on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder to the extent possible.  In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in that cost being borne by the Fund, generally, and accordingly, by all Shareholders proportionately.

To the extent that any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.  In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer.

It is expected that most of the Fund’s interest income (including its allocable share of any interest income of an Underlying Fund) will qualify as portfolio interest.  In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.   Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual that is present in the U.S. for 183 days or more during the taxable year.  In such case, the nonresident alien individual will be subject to a 30% U.S. withholding tax on the amount of such individual’s gain.

Foreign Account Tax Compliance Act.   Recently enacted legislation that becomes effective after December 31, 2012, generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners).  The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends.  The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account.  In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner.  When these provisions become effective, depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares and proceeds from the sale of its Shares.  Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to:  (1) any Shareholder that fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to which the IRS notifies the Fund that the Shareholder is subject to backup withholding.  Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS.  The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c), and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside.  Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund.  It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.  Sutherland has not provided an opinion concerning any aspects of state, local, or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both.  This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund.  Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof.  This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors.  The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio.  Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code.  Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security.  If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)
either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances.  In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares.  The Sponsor believes that the Shares therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan.  In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules.  For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement.  If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA.  Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA.  Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA.  For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption.  Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them.  These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above.  In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan.  The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares.  You should rely only on the information contained in this prospectus or any applicable prospectus supplement.  None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement.  Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions.  The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucriumtagsfund.com .  The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.  The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.  The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov.  You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.  You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov .

TEUCRIUM TRADING, LLC—INDEX TO INTERIM FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Members of
Teucrium Trading, LLC

We have audited the accompanying consolidated statements of financial condition of Teucrium Trading, LLC (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2010 and the period from September 1, 2009 (date of inception) to December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Teucrium Trading, LLC as of December 31, 2010 and 2009, and the results of its operations, changes in members’ equity, and its cash flows for the year ended December 31, 2010 and the period from September 1, 2009 (date of inception) to December 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 4, 2011

Teucrium Trading, LLC and Subsidiary
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2011	December 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

Cash and cash equivalents	$114,962,662	$39,480,493	$847,433
Commodity futures contracts	-	5,178,219	-
Collateral, due from broker	18,776,599	-	-
Interest receivable	830	5,246	-
Other assets	625,224	12,526	-
Prepaid expenses	1,318	-	6,000
Total assets	$134,366,633	$44,676,484	$853,433

LIABILITIES AND MEMBERS' EQUITY

Liabilities
Accrued expenses	$837,770	$1,149,870	$163,040
Short-term debt	-	800,000	-
Collateral, due to broker	-	1,496,045	-
Commodity futures contracts	15,318,753	-	-
Other liabilities	69,688	82,217	-
Total liabilities	16,226,211	3,528,132	163,040

Members’ equity subject to conversion or redemption rights	3,000,000	-	-

Members' equity
Teucrium Trading, LLC members' (deficit) equity	(2,610,743)	(1,815,487)	740,393
Less subscription receivable	-	-	(50,000)
Noncontrolling interest	117,751,165	42,963,839	-
Total members' equity	115,140,422	41,148,352	690,393

Total liabilities and members' equity	$134,366,633	$44,676,484	$853,433

The accompanying notes are an integral part of these financial statements.

Teucrium Trading, LLC and Subsidiary
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	For the year ended December 31, 2010	From Inception (September 1, 2009) through December 31, 2009
	(Unaudited)	(Unaudited)

Income
Realized and unrealized gain on trading of commodity futures contracts:
Realized gain on commodity futures contracts	$15,385,612	$1,290,285	$3,693,752	$-
Net change in unrealized appreciation or depreciation on commodity futures contracts	(20,496,972)	1,014,829	5,178,219	-
Interest income	50,650	7,545	22,049	-
Total income	(5,060,710)	2,312,659	8,894,020	-

Expenses
Professional fees	1,208,005	1,134,587	1,882,302	816,374
Salaries, wages and benefits	597,357	298,500	429,286	41,118
Business permits and licenses	178,647	275,867	276,196	117,580
General and administrative	101,885	149,427	162,435	11,035
Distribution and marketing	484,014	29,249	106,877	-
Unit-based compensation	-	86,000	86,000	-
Custodian's fees and expenses	239,354	40,351	72,916	-
Interest expense	6,140	20,801	37,443	-
Brokerage commissions	60,399	-	14,763	-
Other expenses	144,655	17,600	31,699	-

Total expenses	3,020,456	2,052,382	3,099,917	986,107

Net (loss) income	(8,081,166)	260,277	5,794,103	(986,107)

Net (loss) income attributable to noncontrolling interest	(7,215,910)	2,146,865	8,435,983	-

Net loss attributable to Teucrium Trading, LLC	$(865,256)	$(1,886,588)	$(2,641,880)	$(986,107)

The accompanying notes are an integral part of these financial statements.

TEUCRIUM TRADING, LLC and Subsidiary
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
For the period from Inception (September 1, 2009) through September 30, 2011

	Class A	Class B-1	Class B-2	Subscription		Noncontrolling	Members'
	Equity Total	Equity Total	Equity Total	Receivable	Subtotal	Interest	Equity Total
Balances, at Inception	$-	$-	$-	$-	$-	$-	$-
Equity Contributed through Note Conversion:
Class B-1 Units - issued October 26, 2009	-	225,000	-	(50,000)	175,000	-	175,000
Equity Contributed for Member Interest and Option:
Class A Units - issued August 12, 2009	1,500	-	-	-	1,500	-	1,500
Class B-1 Units - issued October 26, 2009	-	1,500,000	-	-	1,500,000	-	1,500,000
Net loss	(882)	(985,225)	-	-	(986,107)	-	(986,107)
Balances, December 31, 2009	618	739,775	-	(50,000)	690,393	-	690,393
Equity Contributed for Member Interest:
Class B-2 Units - issued February 11, 2010	-	-	86,000	-	86,000	-	86,000
Purchase of CORN Units by Noncontrolling Interest	-	-	-	-	-	39,891,098	39,891,098
Redemption of CORN Units by Noncontrolling Interest	-	-	-	-	-	(5,363,242)	(5,363,242)
Receipt of Subscription Receivable	-	-	-	50,000	50,000	-	50,000
Net (loss) income – January 1, 2010 through December 31, 2010	(1,271,459)	(1,157,337)	(213,084)	-	(2,641,880)	8,435,983	5,794,103
Balances, December 31, 2010	(1,270,841)	(417,562)	(127,084)	-	(1,815,487)	42,963,839	41,148,352
Equity Contributed for Member Interest February 4, 2011 (Unaudited)	-	2,070,000	-	-	2,070,000	-	2,070,000
Proceeds from Equity Contributed subject to conversion right (Unaudited)	-	(400,000)	-	-	(400,000)	-	(400,000)
Equity Contributed for Member Interest – June 21, 2011 (Unaudited)	-	1,000,000	-	-	1,000,000	-	1,000,000
Proceeds from Equity Contributed subject to redemption rights (Unaudited)	-	(2,600,000)	-	-	(2,600,000)	-	(2,600,000)
Purchase of Fund Units by Noncontrolling Interest(Unaudited)					-	111,123,103	111,123,103
Redemption of Fund Units by Noncontrolling Interest (Unaudited)	-	-	-	-	-	(29,119,867)	(29,119,867)
Net (loss) income January 1, 2011 through September 30, 2011 (Unaudited)	-	(865,256)	-	-	(865,256)	(7,215,910)	(8,081,166)
Balances, September 30, 2011(Unaudited)	$(1,270,841)	$(1,212,818)	$(127,084)	$-	$(2,610,743)	$117,751,165	$115,140,422

The accompanying notes are an integral part of these financial statements.

Teucrium Trading, LLC and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	For the year ended December 31, 2010	From Inception (September 1, 2009) through December 31, 2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net (loss) income	$(8,081,166)	$260,277	$5,794,103	$(986,107)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net change in unrealized appreciation or depreciation on commodity futures contracts	20,496,972	(1,014,829)	(5,178,219)	-
Unit-based compensation	-	86,000	86,000	-
Changes in operating assets and liabilities:
Collateral, due from broker	(18,776,599)	-	-	-
Interest receivable	4,416	(2,480)	(5,246)	-
Other assets	(612,698)	(13,521)	(12,526)	-
Prepaid expenses	(1,318)	4,500	6,000	(6,000)
Accrued expenses	(268,522)	581,937	986,830	163,040
Collateral, due to broker	(1,496,045)	380,886	1,496,045	-
Other liabilities	57,471	13,608	12,217	-

Net cash (used in) provided by operating activities	(8,677,489)	296,378	3,185,204	(829,067)

Cash flows from financing activities
Proceeds from short-term debt	-	800,000	800,000	-
Proceeds from other liabilities	-	70,000	70,000	-
Proceeds from subscription receivable	-	50,000	50,000	-
Purchase of units by noncontrolling interest	111,123,103	19,462,153	39,891,098	-
Redemption of units by noncontrolling interest	(29,119,867)	(5,364,242)	(5,363,242)	-
Proceeds from convertible debt	-	-	-	175,000
Proceeds from sale of member equity and option	2,156,422	-	-	1,501,500
Net cash provided by financing activities	84,159,658	15,017,911	35,447,856	1,676,500

Net change in cash and cash equivalents	75,482,169	15,314,289	38,633,060	847,433

Cash and cash equivalents, beginning of period	39,480,493	847,433	847,433	-
Cash and cash equivalents, end of period	$114,962,662	$16,161,722	$39,480,493	$847,433

Non-cash transactions
Conversion of prepaid equity contribution into members’ equity	$70,000	$-	$-	$-
Conversion of interest payable into members’ equity	$43,578	$-	$-	$-
Conversion of debt into members’ equity	$800,000	$-	$-	$-
Conversion of debt into members’ equity (including $50,000 which was received by the Company in 2010)	$-	$-	$-	$225,000
Issuance of Class B-2 Units	$-	$86,000	$86,000	$-

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Operation

Teucrium Trading, LLC, (the “Company”), a Delaware limited liability company, formed on July 28, 2009 and began operations on September 1, 2009.  The principal office is located at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  The Company is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and became a member of the National Futures Association (“NFA”) on November 10, 2009.

The Company is solely responsible for the management and conducts or directs the conduct of the business of the Teucrium Commodity Trust (the “Trust”), a Delaware statutory trust, and any other series of the Trust that may from time to time be established and designated by the Company. The Teucrium Corn Fund (“CORN”) was the first commodity pool that is a series of the Trust, and as of June 9, 2010, shares of CORN could be purchased and sold on the New York Stock Exchange (“NYSE”) Arca.  In 2010, registration statements were also filed to register units of the Teucrium WTI Crude Oil Fund (“CRUD”), Teucrium Natural Gas Fund (“NAGS”), Teucrium Sugar Fund (“CANE”), Teucrium Soybean Fund (“SOYB”), and Teucrium Wheat Fund (“WEAT”), which would represent additional future series of the Trust. On April 22, 2011, an initial registration statement to register units was filed with the Securities and Exchange Commission (“SEC”) for the Teucrium Agricultural Fund (“TAGS”).  This would represent an additional series of the Trust. On September 19, 2011, CANE, SOYB and WEAT started trading on the NYSE Arca. All these series of the Trust for which registration statements had been filed and/or approved as of September 30, 2011 are collectively referred to as the “Funds” and singularly as the “Fund.” The Funds issue common units, called the “Shares,” representing fractional undivided beneficial interests in the Fund.  The Trust and the Funds operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).

The Company is required to oversee the purchase and sale of Shares by Authorized Purchasers ( one that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Funds), and to manage the Funds’ investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements.

 The Company has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Funds’ units and the conduct of the Trust’s activities.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification. The accompanying unaudited interim consolidated financial statements for the nine months ended September 30, 2011 and September 30, 2010 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and were prepared on the same basis as the consolidated financial statements for the period ended December 31, 2010.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the information for these interim periods, have been made.  The operations for such interim periods are not necessarily indicative of the operations for a full year.

Principles of Consolidation

The consolidated financial statements include the Company and the Trust. All material inter-company transactions and balances have been eliminated in the consolidation.  The consolidated financial statements of the Company also include the noncontrolling interests of the unit holders in the Funds.

Noncontrolling Interests

The consolidated financial statements of the Company include the noncontrolling interests of the unit holders in the Funds.  Net income and loss is allocated between the Company and the noncontrolling interests based on their respective relative ownership interest in the Funds.

  Revenue Recognition

 Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the market value (as determined by exchange settlement prices) as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. Interest on cash equivalents and deposits with the futures commission merchant are recognized on the accrual basis. The Funds earn interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at a rate equal to 85% of the overnight of Federal Funds Rate. In addition, the Funds earn interest on funds held at the custodian at prevailing market rates for such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets from each Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. New York Time on the day the order to create the basket is properly received.

Authorized Purchasers may redeem shares from each Fund only in blocks of shares called “redemption baskets”. The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. New York Time on the day the order to redeem the basket is properly received.

Each Fund receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in the consolidated statements of financial condition as receivable for shares sold.  Amounts payable to Authorized Purchasers upon redemption are reflected in the consolidated statements of financial condition as payable for shares redeemed.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company does not record a provision for income taxes because the members report their share of the Company’s income or loss on their income tax returns.  The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10, “Accounting for Uncertainty in Income Taxes,” the Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The Company files income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Company is subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in the Funds recording a tax liability that reduces net assets.   Based on their analysis, the Company has determined that they have not incurred any liability for unrecognized tax benefits as of September 30, 2011 (unaudited), December 31, 2010, and December 31, 2009.  However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.

The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the periods ended September 30, 2011(unaudited) and 2010 or the years ended December 31, 2010 and December 31, 2009.

The Company may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.  The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Offering Costs

The Company expenses all initial offering costs associated with the registration of the Funds. Costs include, but are not limited to, legal fees pertaining to the Funds’ units offered for sale, SEC and state registration fees, initial fees paid to be listed on an exchange, underwriting and other similar costs. The initial offering and organization costs incurred to start the Funds will be borne by the Company and not be charged to the Funds.  Approximately $662,000 and $987,000 of accrued legal expenses related to the Funds’ initial offerings costs have been included in the accrued expenses of the consolidated statements of financial condition as of September 30, 2011 (unaudited) and December 31, 2010, respectively.

Cash Equivalents

Cash equivalents are highly-liquid investments with original maturity dates of three months or less.  The Company reported its cash equivalents in the consolidated statements of financial condition at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Company has a substantial portion of its assets on deposit with banks. Assets deposited with the bank may, at times, exceed federally insured limits of $250,000.  The Company had a balance of $94,962,752 (unaudited), $39,484,450, and $183,167 in money market funds at September 30, 2011, December 31, 2010, and December 31, 2009, respectively; these balances are included in cash and cash equivalents on the consolidated statements of financial condition. The Company also had investments in United States Treasury Bills with a maturity of three months or less with a fair value of $19,999,810 (unaudited) on September 30, 2011 and $0 on both December 31, 2010 and December 31, 2009.

Collateral, Due from/to Broker

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Funds’ clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Funds’ trading, the Funds (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.  Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed.  Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Trust’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Trust uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy. For instance, when Corn Futures Contracts on the Chicago Board of Trade (“CBOT”) are not actively trading due to a “limit-up” or ‘limit-down” condition, meaning that the change in the Corn Futures Contracts has exceeded the limits established, the Trust and the Fund will revert to alternative verifiable sources of valuation of its assets.  When such a situation exists on a quarter close, the Sponsor will calculate the Net Asset Value (“NAV”) on a particular day using the Level 1 valuation, but will later recalculate the NAV for the impacted Fund based upon the valuation inputs from these alternative verifiable sources (Level 2 or Level 3) and will report such NAV in its applicable financial statements and reports.

The Funds and the Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the consolidated statements of operations.  Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or the New York Mercantile Exchange (“NYMEX”), or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy.  OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

 New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” ASU No. 2011-04 clarifies existing requirements for measuring fair value and for disclosure about fair value measurements in converged guidance of the FASB and the International Accounting Standards Board. The amendments are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The implementation of ASU No. 2011-04 is not expected to have a material impact on financial statement disclosures for the Trust or the Funds.

Note 3 – Fair Value Measurements

 The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Company’s significant accounting policies in Note 2.  The following table presents information about the Company’s assets measured at fair value as of September 30, 2011, as of December 31, 2010 and as of December 31, 2009:

September 30, 2011 (unaudited)

				Balance
				as of
				September 30,
	Level 1	Level 2	Level 3	2011
Assets:
Cash equivalents	$114,962,562	$-	$-	$114,962,562

				Balance
				as of
				September 30,
	Level 1	Level 2	Level 3	2011
Liabilities:
Commodity futures contracts
Corn futures contracts	$13,418,601	$-	$-	$13,418,601
Natural gas futures contracts	169,170	-	-	169,170
WTI crude oil futures contracts	1,120,245	-	-	1,120,245
Soybean futures contracts	308,748	-	-	308,748
Sugar futures contracts	46,750	-	-	46,750
Wheat futures contracts	255,239	-	-	255,239
Total commodity futures contracts	$15,318,753	$-	$-	$15,318,753

December 31, 2010

				Balance
				as of
				December 31,
	Level 1	Level 2	Level 3	2010
Assets:
Cash equivalents	$39,479,993	$-	$-	$39,479,993
Corn futures contracts	5,178,219	-	-	5,178,219
Total	$44,658,212	$-	$-	$44,658,212

December 31, 2009

				Balance
				as of
				December 31,
	Level 1	Level 2	Level 3	2009
Cash equivalents	$183,167	$-	$-	$183,167

Transfers into and out of each level of the fair value hierarchy for the corn futures contracts valued using alternative verifiable sources due to a "limit-down" condition for the period January 1, 2011 through September 30, 2011 (unaudited) were as follows:

	Transfers	Transfers	Transfers	Transfers	Transfers	Transfers
	into	out of	into	out of	into	out of
	Level 1	Level 1	Level 2	Level 2	Level 3	Level 3
Assets (at fair value)
Derivative contracts
Corn future contracts	$9,140,288	$9,140,288	$9,140,288	$9,140,288	$-	$-

	Transfers	Transfers	Transfers	Transfers	Transfers	Transfers
	into	out of	into	out of	into	out of
	Level 1	Level 1	Level 2	Level 2	Level 3	Level 3
Liabilities (at fair value)
Derivative contracts
Corn future contracts	$5,938,713	$5,938,713	$5,938,713	$5,938,713	$-	$-

For years ended December 31, 2010 and for the period from inception (September 1, 2009) through December 31, 2009, there were no significant transfers.

Note 4 -Derivative Instruments and Hedging Activities

In the normal course of business, the Funds utilize derivative contracts in connection with its proprietary trading activities.  Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment.  The Funds’ derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks.  In addition to its primary underlying risks, the Funds are also subject to additional counterparty risk due to inability of  its counterparties to meet the terms of their contracts.  For the nine months ended September 30, 2011, the Operating Funds invested in commodity futures contracts and Chicago Mercantile Exchange Calendar Swaps. Cleared Corn Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, Other Corn Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Corn Interests, can generally be structured as the parties to the Corn Interest contract desire.  Therefore, each Fund might enter into multiple Cleared Swaps and/or over-the-counter Interests intended to exactly replicate the performance of each of the Benchmark Component Futures Contracts for the Fund, or a single over-the-counter Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Interest, the performance of the Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  As of September 30, 2011 and December 31, 2010, the Funds had investments only in commodity futures contracts specifically related to each Fund.

Futures Contracts

The Funds are subject to commodity price risk in the normal course of pursuing their investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

  The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments (variation margin) are made or received by each Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by each Fund.  Futures contracts may reduce the Funds’ exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

 The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities.  A customer's cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements.  In the event of an FCM’s insolvency, recovery may be limited to each Fund’s pro rata share of segregated customer funds available.  It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following tables identify the fair value amounts of derivative instruments included in the statements of assets and liabilities as derivative contracts, categorized by primary underlying risk, at September 30, 2011 (unaudited) and December 31, 2010.  Balances are presented on a gross basis, prior to the application of the impact of counterparty and collateral netting.  Total derivative assets and liabilities are adjusted on an aggregate basis to take into consideration the effects of master netting arrangements and have been reduced by the application of cash collateral receivables and payables with its counterparties. The following tables also identify the net gain and loss amounts included in the statement of operations as realized and unrealized gain on trading of commodity futures contracts, categorized by primary underlying risk, for the period ended September 30, 2011 (unaudited) and from commencement of operations through September 30, 2010.

At September 30, 2011, the fair value of derivative instruments was as follows:

Primary underlying risk	Asset derivatives	Liability derivatives
Commodity price
Corn futures contracts	$-	$(13,418,601)
Natural gas futures contracts	-	(169,170)
WTI crude oil futures contracts	-	(1,120,245)
Soybean futures contracts	-	(308,748)
Sugar futures contracts	-	(46,750)
Wheat futures contracts	-	(255,239)
Total	$-	$(15,318,753)

At December 31, 2010, the fair value of derivative instruments was as follows:

Primary underlying risk	Asset derivatives
Commodity price
Corn futures contracts	$5,178,219

The following is a summary of realized and unrealized gains (losses) of the derivative instruments utilized by the Trust:

For the period January 1, 2011 to September 30, 2011 (unaudited)
	Realized gain (loss) on	Net change in unrealized loss
Primary underlying risk	derivative instruments	on derivative instruments
Commodity price
Corn futures contracts	$15,823,273	$(18,596,820)
Natural gas futures contracts	(541,020)	(169,170)
Oil futures contracts	138,549	(1,120,245)
Soybean futures contracts	148	(308,748)
Sugar futures contracts	(35,682)	(46,750)
Wheat futures contracts	344	(255,239)
Total	$15,385,612	$(20,496,972)

For the period from commencement of operations (June 9, 2010) to September 30, 2010 (unaudited)

	Realized gain (loss) on	Net change in unrealized gain
Primary underlying risk	derivative instruments	on derivative instruments
Commodity price
Corn futures contracts	$1,290,285	$1,014,829

For the period from commencement of operations (June 9, 2010) to December 31, 2010

	Realized gain (loss) on	Net change in unrealized gain
Primary underlying risk	derivative instruments	on derivative instruments
Commodity price
Corn futures contracts	$3,693,752	$5,178,219

Volume of Derivative Activities

At September 30, 2011, the notional amounts and number of contracts, categorized by primary underlying risk, were as follows (unaudited):

	Long exposure
	Notional	Number
Primary underlying risk	amounts	of contracts
Commodity price
Corn futures contracts	$104,315,150	3,519
Natural gas futures contracts	1,817,040	43
Crude oil futures contracts	4,760,810	59
Soybean futures contracts	2,208,638	37
Sugar futures contracts	2,408,123	90
Wheat futures contracts	2,232,175	66
Total	$117,741,936	3,814

At December 31, 2010, the notional amounts and number of contracts, categorized by primary underlying risk, are as follows:

	Long exposure
	Notional	Number
Primary underlying risk	amounts	of contracts
Commodity price
Corn futures contracts	$42,979,000	1,411

Note 5 – Capitalization (including debt)

The Company is authorized to issue equity interests in the Company designated as "membership units" which shall constitute "membership interests" and shall initially include Class A units, Class B-1 units and Class B-2 units. Class A Units are granted the right to vote on all matters regarding management and members. The voting rights granted to Class B units are limited to matters requiring a majority vote of Class A units, including but not limited to, dissolution.

Ownership or “membership” interests in the Company are owned by persons referred to as “members.”  The Company currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Company.  Messrs. Gilbertie and Riker each currently own 45% of the Company’s Class A membership interests.

The members (acting by a majority vote of the Class A members) are authorized, by resolution or resolutions, to create and to issue, on behalf of the Company, different classes, groups or series of membership units and to fix for each such class, group or series such voting powers (full or limited or no voting powers), and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the members (acting by a majority vote of the Class A members) in exchange for contributions of cash or property, the provision of services or such other consideration, as may be determined by the members (acting by a majority vote of the Class A members). Each membership unit of a class of membership units shall be identical in all respects to each other membership unit of such class. All membership units may be issued as fractional units.

The Company entered into convertible notes on September 28, 2009 for $225,000, and the note holders had rights to convert for 3% interest in the Company. On October 28, 2009, the note holders converted $225,000, including $50,000 which had not been received by the Company. Due primarily to the short-term nature of the convertible notes, the Company has determined that the bifurcation of the convertible debt would not have had a material impact on the consolidated financial statements.  In August 2010, the Company received the $50,000 that was previously included in subscription receivable.

 During the period from inception (September 1, 2009) through December 31, 2009, GFI Group LLC (“GFI”) contributed $1,500,000 in cash in connection with its interest in the Company through Class B-1 units and an option agreement. The Company granted GFI the right and option to purchase that number of Class B-1 units of the Company representing the Percentage Interest in the Company at the exercise price shown below (the “Option”):

-Percentage Interest subject to Option: Up to 5%.
-Exercise Price: $2,500,000 per each two and one-half percent (2.5%) (the “Incremental Exercise Percentage”)  Percentage Interest, for an aggregate exercise price of $5,000,000.
-The Option shall become vested and exercisable in full as of the date of grant.
-The Option shall expire and cease to be exercisable upon the five-year anniversary of the date the option was granted, October 28, 2009.

On June 7, 2010, the Company entered into a debt agreement (the “Loan Agreement”) with GFI. Under the terms of the Loan Agreement, the Company borrowed $800,000 for a one-year term at an annual interest rate of 8.25%. The payment of principal and interest was due at maturity and was subject to optional prepayment by the Company at any time without premium or penalty.  The Loan Agreement was collateralized by substantially all of the current and future assets of the Company.

In connection with the execution of the Loan Agreement, the terms of the Option Agreement were modified to allow GFI to purchase that number of Class B-1 units of the Company representing the Percentage Interest in the Company at the exercise price shown below (the “Modified Option”):

-Percentage Interest subject to the Modified Option:  Up to 5%.

-Exercise Price:  $2,100,000 per each two and one-half percent (2.5%) Incremental Exercise Percentage Interest for an aggregate exercise price of $4,200,000.

The Company determined that modification of the Option Agreement did not change the de minimis value of the Option.

On February 4, 2011, the Company entered into a subsequent agreement with GFI, in which GFI purchased an additional interest in the Company through Class B-1 units. GFI provided cash of $1,156,422 and converted the principal balance of the Company’s $800,000 borrowing and accrued interest through the date of signing of $43,578 as payment for 217.220 Class B-1 units.  GFI received the right to convert $400,000 of their additional investment into a loan, should specific agreement objectives not be achieved by February 4, 2012.  The issuance of the $400,000 loan upon conversion would not result in a decrease in GFI’s ownership interest and would mature eight months following the election to exercise this right. As a result of this conversion right, the Company has classified $400,000 of this equity contribution outside permanent members’ equity on the September 30, 2011 consolidated statement of financial condition. The Company also received an additional equity contribution of $70,000 in exchange for 5.860 Class B-1 units on the same date as the GFI agreement.

On June 21, 2011, the Company entered into an agreement with NMSIC Classic, LLC (“NMSIC”), a Delaware limited liability company, in which NMSIC contributed $1,000,000 in cash in exchange for 91.491 units of Class B-1 shares.

In connection with the contribution by NMSIC, the Company entered into side-letter agreements with both GFI and NMSIC.  Under the terms of the side-letter agreements, the Company granted both GFI and NMSIC the right for the next ten calendar years to redeem their Class B-1 units at a pre-determined value which is based on the assets under management of the Trust.  The redemption amount shall be paid in cash and cash equivalents to the extent is the Company has Excess Cash, as defined.  In addition, the Company has a call option to acquire the Class B-1 units of GFI and NMSIC based on a pre-determined calculation for the next ten calendar years.  As a result of the redemption rights granted, the Company has classified the interests of GFI and NMSIC totaling $3,000,000, including GFI’s right to convert $400,000 of their additional investment into a loan, outside of permanent members’ equity on the September 30, 2011 consolidated statement of financial condition.

Note 6 — Unit-Based Compensation

 In February 2010, the Company issued 100 units of Class B-2 shares to a small number of non-employee individuals representing 7% of the total collective Company membership interests.  The Class B-2 shares were awarded based on services. The Class B-2 shares generally have the same rights as Class B-1 shares; however, in the event of termination, the Class B-2 shares are subordinate to Class B-1 shares regarding any distributions. The Class B-2 shares are redeemable at the sole option of the Company at a predetermined price of $1,000,000 per 1% of collective membership interests represented by the Class B-2 shares.

For the year ended December 31, 2010, $86,000 of unit-based compensation expense representing the estimated fair value of the Class B-2 shares issued is included on the statement of operations. In accordance with FASB ASC Topic 505, “Equity,” the Company determined the fair value of the Class B-2 shares issued based on recent similar transactions, the financial condition and book value of the Company at the time of issuance, and the respective rights of the Class B-2 shares versus the other classes of membership interests.

Note 7 — Related Party Transactions

The Riker Group has invoiced the Company for professional services rendered by Dale Riker the following amounts: for the period January 1, 2011 to September 30, 2011 (unaudited) - $0; for the period January 1, 2010 to September 30, 2010  (unaudited)- $60,000; for the period January 1, 2010 to December 31, 2010- $240,000; and for the period January 1, 2009 to December 31, 2009- $100,000. Of these amounts, $0 (unaudited), $20,000 and $20,000 are included in the accrued expenses balance on the accompanying consolidated statements of financial condition at September 30, 2011, December 31, 2010, and December 31, 2009, respectively.

The Gilbertie Herb Farm was paid by the Company for rent the following amounts: $6,000 for the period January 1, 2011 through September 30, 2011 (unaudited) of which $1,500 of this amount was included under prepaid expenses as prepaid rent on the consolidated statements of financial condition at September 30, 2011;  $9,000 for rent for the period September 1, 2009 through December 31, 2010 of which $0 and $6,000 of this amount was included under prepaid expenses for prepaid rent on the consolidated statements of financial condition at December 31, 2010 and December 31, 2009, respectively.

Note 8 - Subsequent Events (Unaudited)

For the period October 1, 2011 through December 5, 2011, CORN had six Redemption Baskets representing 600,000 shares and $24,651,938.  There were no Creation Baskets or Redemption Baskets in any other fund during this period.

On October 31, 2011, the Trust filed a Form 8-K with the SEC which described modifications to the contractual relationship with Foreside Fund Services, LLC (“Foreside”), the Trust and the Sponsor.  Foreside will continue to serve as the distributor for the Funds; however, as of October 1, 2011, the Distribution Consulting and Marketing Services Agreement that was previously in place between the parties has been terminated.

TEUCRIUM COMMODITY TRUST — INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Sponsor of
Teucrium Commodity Trust

We have audited the accompanying statements of assets and liabilities of Teucrium Commodity Trust (the “Trust”) as of December 31, 2010 and 2009, including the schedule of investments as of December 31, 2010, and the related statements of operations, changes in net assets and cash flows for the period from June 9, 2010 (commencement of operations) to December 31, 2010.  These financial statements are the responsibility of the Trust’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teucrium Commodity Trust as of December 31, 2010 and 2009, and the results of its operations, changes in its net assets and its cash flows for the period from June 9, 2010 (commencement of operations) to December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 4, 2011

TEUCRIUM COMMODITY TRUST
STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2011	December 31, 2010	December 31, 2009
	(Unaudited)
Assets

Equity in BNY Mellon trading accounts:
Cash and cash equivalents	$113,964,717	$39,311,038	$100
Commodity futures contracts	-	5,178,219	-
Collateral, due from broker	18,776,599	-	-
Interest receivable	830	5,246	-
Other assets	625,224	12,526	-
Total assets	133,367,370	44,507,029	100

Liabilities

Commodity futures contracts	15,318,753	-	-
Collateral, due to broker	-	1,496,045	-
Management fee payable to Sponsor	102,457	34,328	-
Other liabilities	194,295	12,217	-
Total liabilities	15,615,505	1,542,590	-

Net assets	$117,751,865	$42,964,439	$100

The accompanying notes are an integral part of these financial statements.

 TEUCRIUM COMMODITY TRUST
SCHEDULE OF INVESTMENTS
September 30, 2011
(Unaudited)

	Fair	Percentage of	Notional
Description: Assets	Value	Net Assets	Amount

Cash equivalents
United States Treasury obligations
U.S. Treasury bills, 0.015%, due October 20, 2011	$9,999,940	8.49%	$10,000,000
U.S. Treasury bills, 0.001%, due November 17, 2011	9,999,870	8.49	10,000,000
Total U.S. Treasury obligations	19,999,810	16.98

Money market funds
Dreyfus Cash Management Plus	93,964,807	79.80

Total cash equivalents	$113,964,617	96.78%

	Fair	Percentage of	Notional
Description: Liabilities	Value	Net Assets	Amount
Commodity futures contracts
United States corn futures contracts
CBOT corn futures (1,186 contracts, settlement date March 14, 2012)	$5,542,419	4.71%	$35,920,975
CBOT corn futures (1,005 contracts, settlement date May 14, 2012)	6,580,458	5.59	30,828,375
CBOT corn futures (1,328 contracts, settlement date December 14, 2012)	1,295,724	1.10	37,565,800

United States natural gas futures contracts
NYMEX natural gas futures (11 contracts, settlement date February 27, 2012)	97,504	0.08	452,100
NYMEX natural gas futures (11 contracts, settlement date March 28, 2012)	49,634	0.04	450,670
NYMEX natural gas futures (11 contracts, settlement date September 26, 2012)	15,303	0.01	470,470
NYMEX natural gas futures (10 contracts, settlement date October 29, 2012)	6,729	0.00	443,800

United States WTI crude oil futures contracts
WTI crude oil futures (21 contracts, settlement date November 18, 2011)	385,237	0.33	1,665,930
WTI crude oil futures (18 contracts, settlement date May 22, 2012)	421,543	0.36	1,450,080
WTI crude oil futures (20 contracts, settlement date November 16, 2012)	313,465	0.27	1,644,800

United States soybean futures contracts
CBOT soybean futures (13 contracts, settlement date January 13, 2012)	115,427	0.10	773,175
CBOT soybean futures (11 contracts, settlement date March 14, 2012)	97,394	0.08	659,038
CBOT soybean futures (13 contracts, settlement date November 14, 2012)	95,927	0.08	776,425

United States sugar futures contracts
ICE sugar futures (31 contracts, settlement date April 30, 2012)	25,044	0.02	854,112
ICE sugar futures (27 contracts, settlement date June 29, 2012)	108	0.00	720,014
ICE sugar futures (32 contracts, settlement date February 28, 2013)	21,598	0.02	833,997

United States wheat futures contracts
CBOT wheat futures (24 contracts, settlement date March 14, 2012)	96,396	0.08	775,800
CBOT wheat futures (20 contracts, settlement date May 14, 2012)	79,830	0.07	668,500
CBOT wheat futures (22 contracts, settlement date December 14, 2012)	79,013	0.07	787,875
Total commodity futures contracts	$15,318,753	13.01%	$117,741,936

The accompanying notes are an integral part of these financial statements.

TEUCRIUM COMMODITY TRUST
SCHEDULE OF INVESTMENTS
December 31, 2010

	Fair	Percentage of	Notional
Description	Value	Net Assets	Value

Commodity futures contracts
United States Corn Futures Contracts
CBOT Corn Futures (472 contracts, settlement date May 13, 2011)	$2,215,475	5.15%	$15,021,400
CBOT Corn Futures (403 contracts, settlement date July 14, 2011)	824,538	1.92	12,896,000
CBOT Corn Futures (536 contracts, settlement date Dec. 14, 2011)	2,138,206	4.98	15,061,600
	$5,178,219	12.05%	$42,979,000

  The accompanying notes are an integral part of these financial statements.

 TEUCRIUM COMMODITY TRUST
STATEMENTS OF OPERATIONS

			From the commencement
	Nine months ended	For the year ended	of operations (June 9, 2010)
	September 30, 2011	December 31, 2010	through September 30, 2010
	(Unaudited)		(Unaudited)
Income
Realized and unrealized gain (loss) on trading of commodity futures contracts:
Realized gain on commodity futures contracts	$15,385,612	$3,693,752	$1,290,285
Net change in unrealized appreciation or depreciation on commodity futures contracts	(20,496,972)	5,178,219	1,014,829
Interest income	50,185	20,670	6,405
Total (loss) income	(5,061,175)	8,892,641	2,311,519

Expenses
Management fees	788,567	103,353	25,323
Professional fees	437,746	127,050	52,131
Distribution and marketing fees	484,014	106,877	29,249
Custodian fees and expenses	239,354	72,916	40,351
Brokerage commissions	60,399	14,763	-
Other expenses	144,655	31,699	17,600
Total expenses	2,154,735	456,658	164,654

Net (loss) income	$(7,215,910)	$8,435,983	$2,146,865

The accompanying notes are an integral part of these financial statements.

 TEUCRIUM COMMODITY TRUST
STATEMENTS OF CHANGES IN NET ASSETS

		From the commencement
	Nine months ended	of operations (June 9, 2010)
	September 30, 2011	through December 31, 2010
	(Unaudited)
Operations
Net (loss) income	$(7,215,910)	$8,435,983

Capital transactions
Issuance of shares	111,123,203	39,891,098
Redemption of shares	(29,119,867)	(5,363,242)
Cash proceeds for future series	-	500
Total capital transactions	82,003,336	34,528,356
Net change in net assets	74,787,426	42,964,339

Net assets, beginning of period	42,964,439	100

Net assets, end of period	$117,751,865	$42,964,439

 The accompanying notes are an integral part of these financial statements.

TEUCRIUM COMMODITY TRUST
STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2011	For the year ended December 31, 2010	From the commencement of operations (June9,2010) through September 30, 2010
	(Unaudited)		(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(7,215,910)	$8,435,983	$2,146,865
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Net change in unrealized appreciation or depreciation on commodity futures contracts	20,496,972	(5,178,219)	(1,014,829)
Changes in operating assets and liabilities:
Collateral, due from broker	(18,776,599)	-	-
Interest receivable	4,416	(5,246)	(2,480)
Other assets	(612,698)	(12,526)	(13,521)
Collateral, due to broker	(1,496,045)	1,496,045	380,886
Management fee payable to Sponsor	68,129	34,328	10,674
Other liabilities	182,078	12,217	64,969
Net cash (used in) provided by operating activities	(7,349,657)	4,782,582	1,572,564

Cash flows from financing activities:
Proceeds from sale of shares	111,123,203	39,891,098	19,462,153
Redemption of shares	(29,119,867)	(5,363,242)	(5,364,242)
Proceeds from sale of shares of future Trust series	-	500	500
Net cash provided by financing activities	82,003,336	34,528,356	14,098,411

Net change in cash and cash equivalents	74,653,679	39,310,938	15,670,975
Cash and cash equivalents, beginning of period	39,311,038	100	100
Cash and cash equivalents, end of period	$113,964,717	$39,311,038	$15,671,075

 The accompanying notes are an integral part of these financial statements.

 NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Operation

Teucrium Commodity Trust (“Trust”) is a Delaware statutory trust organized on September 11, 2009, and is a series trust. The Teucrium Corn Fund (“CORN”) was the first commodity pool that is a series of the Trust, and as of June 9, 2010, shares of CORN could be purchased and sold on the New York Stock Exchange (“NYSE”) Arca.  In 2010, registration statements were also filed to register units of the Teucrium WTI Crude Oil Fund (“CRUD”), Teucrium Natural Gas Fund (“NAGS”), Teucrium Sugar Fund (“CANE”), Teucrium Soybean Fund (“SOYB”), and Teucrium Wheat Fund (“WEAT”), which would represent additional future series of the Trust. On April 22, 2011, an initial registration statement to register units was filed with the Securities and Exchange Commission (“SEC”) for the Teucrium Agricultural Fund (“TAGS”).  This would represent an additional series of the Trust. All these series of the Trust for which registration statements had been filed and/or approved as of September 30, 2011 are collectively referred to as the “Funds” and singularly as the “Fund.” The Funds issue common units, called the “Shares,” representing fractional undivided beneficial interests in the Fund.  The Trust and the Funds operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).

On October 22, 2010, the Forms S-1 for NAGS and CRUD were declared effective by the SEC. On January 31, 2011, four Creation Baskets for NAGS were issued representing 200,000 shares and $5,000,000. NAGS began trading on the NYSE Arca on February 1, 2011. On February 22, 2011, four Creation Baskets for CRUD were issued representing 100,000 shares and $5,000,000.  CRUD began trading on the NYSE Arca on February 23, 2011. Amended registration statements for CANE, SOYB and WEAT were filed with the SEC on March 9, 2011, and, on June 17, 2011, the Forms S-1 for CANE, SOYB and WEAT were declared effective by the SEC. On September 16, 2011, two initial Creation Baskets for each Fund, representing 100,000 shares and $2,500,000, for CANE, SOYB, and WEAT were issued.  On September 19, 2011, CANE, SOYB and WEAT started trading on the NYSE Arca. The Teucrium Corn Fund, the Teucrium Natural Gas Fund, the Teucrium WTI Crude Oil Fund, the Teucrium Sugar Fund, the Teucrium Soybean Fund and the Teucrium Wheat Fund are collectively referred to herein as the “Operating Funds” and singularly referred to as an “Operating Fund.”  As of September 30, 2011, the Form S-1 for TAGS has not yet been declared effective by the SEC.

The specific investment objective of each Fund and information regarding the organization and operation of each Fund are included in each Fund’s financial statements and accompanying notes, as well as in other sections of this Form 10-Q filing. In general, the investment objective of each Fund is to have the daily changes in percentage terms of its Shares’ Net Asset Value (“NAV”) reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for certain Futures Contracts for the commodity specified for that Fund.

           The accompanying unaudited interim financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and, therefore, do not include all information and footnote disclosures required under accounting principles generally accepted in the United States of America (“GAAP”). The interim financial information included herein is unaudited; however, such financial information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the Trust’s financial statements for the interim period. It is suggested that these interim financial statements be read in conjunction with the financial statements and related notes included in the Trust’s Annual Report on Form 10-K and Form 10-K/A, as applicable. The operating results from January 1, 2011 through September 30, 2011 are not necessarily indicative of the results to be expected for the full year ending December 31, 2011.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification and include the accounts of the Trust, CORN, NAGS, CRUD, CANE, SOYB, WEAT and TAGS. For the year ended December 31, 2010, the operations of the Trust consist entirely of the operations of CORN, which commenced operations on June 9, 2010. For the period January 1, 2011 through September 30, 2011, the operations of the Trust contain the results of CORN, NAGS, CRUD, SOYB, CANE, and WEAT for the months during which each Fund was trading.

Revenue Recognition

Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. Interest on cash equivalents and deposits with the Futures Commission Merchant are recognized on the accrual basis. The Funds earn interest on its assets denominated in U.S. dollars on deposit with the Futures Commission Merchant at a rate equal to 85% of the overnight of Federal Funds Rate. In addition, the Funds earn interest on funds held at the custodian at prevailing market rates for such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

For tax purposes, the Funds will be treated as partnerships.  Therefore, the Funds do not record a provision for income taxes because the partners report their share of a Fund’s income or loss on their income tax returns.  The financial statements reflect the Funds’ transactions without adjustment, if any, required for income tax purposes.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10, “Accounting for Uncertainty in Income Taxes,” the Funds are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The Funds file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Funds are subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in the Funds recording a tax liability that reduces net assets.   Based on their analysis, the Funds have determined that they have not incurred any liability for unrecognized tax benefits as of September 30, 2011 (unaudited), December 31, 2010 or December 31, 2009.  However, the Funds’ conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.

The Funds recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the period ended September 30, 2011 (unaudited) and the years ended December 31, 2010 and December 31, 2009.

The Funds may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.  The Funds’ management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets from each Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received.

Authorized Purchasers may redeem shares from each Fund only in blocks of shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

Each Fund receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in the statements of assets and liabilities as receivable for shares sold.  Amounts payable to Authorized Purchasers upon redemption are reflected in the statements of assets and liabilities as payable for shares redeemed.

Cash Equivalents

Cash equivalents are highly-liquid investments with original maturity dates of three months or less at inception.  The Trust reported its cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Trust has a substantial portion of its assets on deposit with banks. Assets deposited with the bank may, at times, exceed federally insured limits.  The Trust had a balance of $93,964,807 (unaudited), $39,310,538, and $0 in money market funds at September 30, 2011, December 31, 2010, and December 31, 2009 respectively; these balances are included in cash and cash equivalents on the statements of assets and liabilities.  The Trust also had investments in United States Treasury Bills with a maturity of three months or less with a fair value of $19,999,810 (unaudited) on September 30, 2011 and $0 on both December 31, 2010 and December 31, 2009.

Collateral, Due from/to Broker

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Funds’ clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

            When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Funds’ trading, the Funds (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Sponsor Fee

The Sponsor is responsible for investing the assets of the Funds in accordance with the objectives and policies of each Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Trust and the Funds. For the performance of this service, the Funds are contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum. The Funds pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Shares, after its initial registration, and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the fees and expenses associated with the Trust’s tax accounting and reporting requirements. Certain aggregate expenses common to all Funds are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Trust uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust.  Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.  Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed.  Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for securities categorized in Level 3.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Trust’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Trust uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy. For instance, when Corn Futures Contracts on the Chicago Board of Trade (“CBOT”) are not actively trading due to a “limit-up” or ‘limit-down” condition, meaning that the change in the Corn Futures Contracts has exceeded the limits established, the Trust and the Fund will revert to alternative verifiable sources of valuation of its assets.  When such a situation exists on a quarter close, the Sponsor will calculate the Net Asset Value (“NAV”) on a particular day using the Level 1 valuation, but will later recalculate the NAV for the impacted Fund based upon the valuation inputs from these alternative verifiable sources (Level 2 or Level 3) and will report such NAV in its applicable financial statements and reports.

On September 30, 2011, in the opinion of the Trust, the reported value at the close of the market for each commodity contract fairly reflected the value of the futures and no alternative valuations were required, whereas, on June 30, 2011, two of the Corn Futures Contract months that were traded on the CBOT and held by CORN were in a “limit down” condition, and in the opinion of the Trust and CORN, the reported value at the close of the market on that day did not fairly value the contracts held by the Fund. Therefore, the Trust and the Fund used alternative verifiable sources to value the CBOT futures held by the Fund which were in a “limit down” condition on June 30, 2011, and the financial statements of the Fund were adjusted accordingly.

The Funds and the Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statements of operations.  Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or the New York Mercantile Exchange (“NYMEX”), or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy.  OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” ASU No. 2011-04 clarifies existing requirements for measuring fair value and for disclosure about fair value measurements in converged guidance of the FASB and the International Accounting Standards Board. The amendments are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The implementation of ASU No. 2011-04 is not expected to have a material impact on financial statement disclosures for the Trust or the Funds.

Note 3 – Fair Value Measurements

The Trust’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Trust’s significant accounting policies in Note 2. The following table presents information about the Trust’s assets and liabilities measured at fair value as of September 30, 2011 and assets as of December 31, 2010:

September 30, 2011 (Unaudited)

				Balance
				as of
				September 30,
	Level 1	Level 2	Level 3	2011
Assets:
Cash equivalents	$113,964,617	$-	$-	$113,964,617

				Balance
				as of
				September 30,
	Level 1	Level 2	Level 3	2011
Liabilities:
Commodity futures contracts
Corn futures contracts	$13,418,601	$-	$-	$13,418,601
Natural gas futures contracts	169,170	-	-	169,170
WTI crude oil futures contracts	1,120,245	-	-	1,120,245
Soybean futures contracts	308,748	-	-	308,748
Sugar futures contracts	46,750	-	-	46,750
Wheat futures contracts	255,239	-	-	255,239
Total commodity futures contracts	$15,318,753	$-	$-	$15,318,753

December 31, 2010

				Balance
				as of
				December 31,
	Level 1	Level 2	Level 3	2010
Assets:
Cash equivalents	$39,310,538	$-	$-	$39,310,538
Corn futures contracts	5,178,219	-	-	5,178,219
Total	$44,488,757	$-	$-	$44,488,757

Transfers into and out of each level of the fair value hierarchy for the corn futures contracts valued using alternative verifiable sources due to a "limit-down" condition for the period January 1, 2011 through September 30, 2011 were as follows (unaudited):

	Transfers	Transfers	Transfers	Transfers	Transfers	Transfers
	into	out of	into	out of	into	out of
	Level 1	Level 1	Level 2	Level 2	Level 3	Level 3
Assets (at fair value)
Derivative contracts
Corn future contracts	$9,140,288	$9,140,288	$9,140,288	$9,140,288	$-	$-

	Transfers	Transfers	Transfers	Transfers	Transfers	Transfers
	into	out of	into	out of	into	out of
	Level 1	Level 1	Level 2	Level 2	Level 3	Level 3
Liabilities (at fair value)
Derivative contracts
Corn future contracts	$5,938,713	$5,938,713	$5,938,713	$5,938,713	$-	$-

For years ended December 31, 2010 and for the period from inception (September 1, 2009) through December 31, 2009, there were no significant transfers.

Note 4 - Derivative Instruments and Hedging Activities

            In the normal course of business, the Funds utilize derivative contracts in connection with its proprietary trading activities.  Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment.  The Funds’ derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks.  In addition to its primary underlying risks, the Funds are also subject to additional counterparty risk due to inability of  its counterparties to meet the terms of their contracts.  For the three months ended September 30, 2011, the Operating Funds invested in commodity futures contracts and Chicago Mercantile Exchange Calendar Swaps. Cleared Corn Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, Other Corn Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Corn Interests, can generally be structured as the parties to the Corn Interest contract desire.  Therefore, each Fund might enter into multiple Cleared Swaps and/or over-the-counter Interests intended to exactly replicate the performance of each of the Benchmark Component Futures Contracts for the Fund, or a single over-the-counter Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Interest, the performance of the Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  As of September 30, 2011 and December 31, 2010 the Funds had investments only in commodity futures contracts specifically related to each Fund.

Futures Contracts

The Funds are subject to commodity price risk in the normal course of pursuing their investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments (variation margin) are made or received by each Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by each Fund.  Futures contracts may reduce the Funds’ exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities.  A customer's cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements.  In the event of an FCM’s insolvency, recovery may be limited to each Fund’s pro rata share of segregated customer funds available.  It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following tables identify the fair value amounts of derivative instruments included in the statements of assets and liabilities as derivative contracts, categorized by primary underlying risk, at September 30, 2011 (unaudited) and December 31, 2010.  Balances are presented on a gross basis, prior to the application of the impact of counterparty and collateral netting.  Total derivative assets and liabilities are adjusted on an aggregate basis to take into consideration the effects of master netting arrangements and have been reduced by the application of cash collateral receivables and payables with its counterparties. The following tables also identify the net gain and loss amounts included in the statement of operations as realized and unrealized gain on trading of commodity futures contracts, categorized by primary underlying risk, for the period ended September 30, 2011 (unaudited) and from commencement of operations through September 30, 2010.

At September 30, 2011, the fair value of derivative instruments was as follows (unaudited):

Primary underlying risk	Asset derivatives	Liability derivatives
Commodity price
Corn futures contracts	$-	$(13,418,601)
Natural gas futures contracts	-	(169,170)
WTI crude oil futures contracts	-	(1,120,245)
Soybean futures contracts	-	(308,748)
Sugar futures contracts	-	(46,750)
Wheat futures contracts	-	(255,239)
Total	$-	$(15,318,753)

At December 31, 2010, the fair value of derivative instruments was as follows:

Primary underlying risk	Asset derivatives
Commodity price
Corn futures contracts	$5,178,219

The following is a summary of realized and unrealized gains (losses) of the derivative instruments utilized by the Trust:

For the period January 1, 2011 to September 30, 2011(unaudited):

	Realized gain (loss) on	Net change in unrealized loss
Primary underlying risk	derivative instruments	on derivative instruments
Commodity price
Corn futures contracts	$15,823,273	$(18,596,820)
Natural gas futures contracts	(541,020)	(169,170)
Oil futures contracts	138,549	(1,120,245)
Soybean futures contracts	148	(308,748)
Sugar futures contracts	(35,682)	(46,750)
Wheat futures contracts	344	(255,239)
Total	$15,385,612	$(20,496,972)

For the period from commencement of operations (June 9, 2010) to September 30, 2010

	Realized gain (loss) on	Net change in unrealized gain
Primary underlying risk	derivative instruments	on derivative instruments
Commodity price
Corn futures contracts	$1,290,285	$1,014,829

Volume of Derivative Activities

At September 30, 2011, the notional amounts and number of contracts, categorized by primary underlying risk, were as follows (unaudited):

	Long exposure
	Notional	Number
Primary underlying risk	amounts	of contracts
Commodity price
Corn futures contracts	$104,315,150	3,519
Natural gas futures contracts	1,817,040	43
Crude oil futures contracts	4,760,810	59
Soybean futures contracts	2,208,638	37
Sugar futures contracts	2,408,123	90
Wheat futures contracts	2,232,175	66
Total	$117,741,936	3,814

At December 31, 2010, the notional amounts and number of contracts, categorized by primary underlying risk, are as follows:

	Long exposure
	Notional	Number
Primary underlying risk	amounts	of contracts
Commodity price
Corn futures contracts	$42,979,000	1,411

Note 5 - Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the shares, including applicable SEC registration fees, were borne directly by the Sponsor for the Operating Funds and will be borne directly by the Sponsor for any series of the Trust which is not yet operating or will be issued in the future. The Trust will not be obligated to reimburse the Sponsor.

Note 6 – Subsequent Events (Unaudited)

For the period October 1, 2011 through December 5, 2011, CORN had six Redemption Baskets representing 600,000 shares and $24,651,938. There were no Creation Baskets or Redemption Baskets in any other fund during this period.

On October 31, 2011, the Trust filed a Form 8-K with the SEC which described modifications to the contractual relationship with Foreside Fund Services, LLC (“Foreside”), the Trust and the Sponsor.  Foreside will continue to serve as the distributor for the Funds; however, as of October 1, 2011, the Distribution Consulting and Marketing Services Agreement that was previously in place between the parties has been terminated.

TEUCRIUM AGRICULTURAL FUND — INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	153

Statement of Assets and Liabilities	154

Notes to Statement of Assets and Liabilities	155

Report of Independent Registered Public Accounting Firm

To the Sponsor of
Teucrium Agricultural Fund

We have audited the accompanying statement of assets and liabilities of Teucrium Agricultural Fund (the “Fund”) as of September 30, 2011.  This financial statement is the responsibility of the Fund’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Teucrium Agricultural Fund as of September 30, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 5, 2011

TEUCRIUM AGRICULTURAL FUND
STATEMENT OF ASSETS AND LIABILITIES

September 30, 2011

Assets

Equity in BNY Mellon trading accounts:
Cash	$100
Total assets	100

Liabilities

Prepaid equity contribution	100
Total liabilities	100

Net assets	$-

 The accompanying notes are an integral part of these financial statements.

NOTES TO STATEMENT OF ASSETS AND LIABILITIES
September 30, 2011

Note 1 — Organization and Business

Teucrium Agricultural Fund (the “Fund”) is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed on March 29, 2011 and is managed and controlled by Teucrium Trading, LLC (the “Sponsor”). The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

On April 22, 2011, an initial registration statement was filed with the Securities and Exchange Commission (“SEC”).  As of September 30, 2011, the Sponsor was awaiting SEC approval of that registration.

The investment objective of the Fund is to have the daily changes in percentage terms of the Net Asset Value (“NAV”) of its common units (“Shares”) reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund and the Teucrium Sugar Fund (collectively, the “Underlying Funds”).  The Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund.  The Fund does not intend to invest directly in futures contracts (“Futures Contracts”), although it reserves the right to do so in the future, including if an Underlying Fund ceases operations.

 The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for certain Futures Contracts for the commodity specified in the Underlying Fund’s name.  (This weighted average is referred to herein as the Underlying Fund’s “Benchmark,” the Futures Contracts that at any given time make up an Underlying Fund’s Benchmark are referred to herein as the Underlying Fund’s “Benchmark Component Futures Contracts,” and the commodity specified in the Underlying Fund’s name is referred to herein as its “Specified Commodity.”)  Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the second-to-expire Futures Contract for corn traded on the Chicago Board of Trade (“CBOT”), weighted 35%, (2) the third-to-expire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.  The Teucrium Wheat Fund’s Benchmark is: (1) the second-to-expire CBOT wheat Futures Contract, weighted 35%, (2) the third-to-expire CBOT wheat Futures Contract, weighted 30%, and (3) the CBOT wheat Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%.  The Teucrium Soybean Fund’s Benchmark is: (1) the second-to-expire CBOT soybean Futures Contract, weighted 35%, (2) the third-to-expire CBOT soybean Futures Contract, weighted 30%, and (3) the CBOT soybean Futures Contract expiring in the November following the expiration month of the third-to-expire contract, weighted 35%, except that CBOT soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts.  The Teucrium Sugar Fund’s Benchmark is: (1) the second-to-expire Sugar No. 11 Futures Contract traded on ICE Futures US (“ICE Futures”), weighted 35%, (2) the third-to-expire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the third-to-expire contract, weighted 35%.

Each Underlying Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Futures Contracts for its Specified Commodity.  In addition, and to a limited extent, an Underlying Fund also may invest in exchange-traded options on Futures Contracts for its Specified Commodity and in swap agreements based on its Specified Commodity that are cleared through a futures exchange or its affiliated provider of clearing services (“Cleared Swaps”) in furtherance of the Underlying Fund's investment objective.  Once position limits or accountability levels on Futures Contracts on an Underlying Fund’s Specified Commodity are applicable, each Underlying Fund's intention is to invest first in Cleared Swaps based on its Specified Commodity to the extent practicable under the position limits or accountability levels applicable to such Cleared Swaps and appropriate in light of the liquidity in the market for such Cleared Swaps, and then in contracts and instruments such as cash-settled options on Futures Contracts and forward contracts, swaps other than Cleared Swaps, and other over-the-counter transactions that are based on the price of its Specified Commodity or Futures Contracts on its Specified Commodity (collectively, “Other Commodity Interests,” and together with Futures Contracts and Cleared Swaps, “Commodity Interests”).  By utilizing certain or all of these investments, the Sponsor will endeavor to cause each Underlying Fund's performance to closely track that of its Benchmark.  The Sponsor expects to manage the Fund’s and Underlying Funds’ investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor is also authorized to select broker-dealers to execute the Fund’s transactions in the Underlying Funds and futures commission merchants to execute the Underlying Fund’s transactions in Futures Contracts.

The Underlying Funds seek to achieve their investment objectives primarily by investing in Commodity Interests such that daily changes in the Underlying Fund’s NAV will be expected to closely track the changes in its Benchmark.  Each Underlying Fund’s positions in Commodity Interests will be changed or “rolled” on a regular basis in order to track the changing nature of its Benchmark.  For example, several times a year (on the dates on which Futures Contracts on the Underlying Fund’s Specified Commodity expire), a particular Futures Contract will no longer be a Benchmark Component Futures Contract, and the Underlying Fund’s investments will have to be changed accordingly.  In order that the Underlying Funds’ trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Underlying Funds’ investments typically will not be rolled entirely on that day, but rather will typically be rolled over a period of several days.

Consistent with achieving each Underlying Fund’s investment objective of closely tracking its Benchmark, the Sponsor may for certain reasons cause the Underlying Fund to enter into or hold Futures Contracts other than the Benchmark Component Futures Contracts, Cleared Swaps and/or Other Commodity Interests.  For example, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding Benchmark Component Futures Contract.  Additionally, Other Commodity Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Commodity Interests, can generally be structured as the parties to the Commodity Interest contract desire.  Therefore, an Underlying Fund might enter into multiple Cleared Swaps and/or over-the-counter Commodity Interests related to its Specified Commodity that are intended to exactly replicate the performance of each of the Underlying Fund’s Benchmark Component Futures Contracts, or a single over-the-counter Commodity Interest designed to replicate the performance of its Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Commodity Interest, the performance of the Commodity Interest will necessarily correlate exactly with the performance of the Underlying Fund’s Benchmark or the applicable Benchmark Component Futures Contract.  The Underlying Funds might also enter into or hold Commodity Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of an Underlying Fund’s “roll” strategy in the preceding paragraph.  In addition, an Underlying Fund might enter into or hold Commodity Interests related to its Specified Commodity that would be expected to alleviate overall deviation between the Underlying Fund’s performance and that of its Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor will endeavor to cause each Underlying Fund’s performance to closely track that of its Benchmark.

While the Fund expects to maintain substantially all of its assets in shares of the Underlying Funds at all times, the Fund may hold some residual amount of assets in obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  The Underlying Funds invest in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy their expected current or potential margin or collateral obligations with respect to their investments in Commodity Interests.  After fulfilling such margin and collateral requirements, the Underlying Funds will invest the remainder of the proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash.  Therefore, the focus of the Sponsor in managing the Underlying Funds is investing in Commodity Interests and in Treasury Securities, cash and/or cash equivalents.  The Fund and Underlying Funds will earn interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Fund’s custodian, the Bank of New York Mellon (the “Custodian”).

The Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.  An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create.  Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per Share is at (or perceived to be at) a premium to the NAV per Share.  Similarly, baskets are generally redeemed when the market price per Share is at (or perceived to be at) a discount to the NAV per Share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of baskets.

As of September 30, 2011, the Sponsor has contributed $100 to the Fund which is reflected on the Statement of Assets and Liabilities as a prepaid equity contribution as shares of the Fund were not yet issued.

Income Taxes

The Fund will be treated as a partnership for United States federal income tax purposes.  The Fund does not record a provision for income taxes because the partners report their share of the Fund’s income or loss on their income tax returns.  The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

           In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740-10, “Accounting for Uncertainty in Income Taxes,” the Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The Fund files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Fund is subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in the Fund recording a tax liability that reduces net assets.  This policy has been applied to all existing tax positions upon the Fund’s initial adoption. Based on its analysis, the Fund has determined that the adoption of this policy did not have a material impact on the Fund’s financial statements upon adoption.  However, the Fund’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.

The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of September 30, 2011.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.  The Fund’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets consisting of 100,000 shares from the Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the Net Asset Value of the shares in the Creation Basket determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received.

Authorized Purchasers may redeem shares from the Fund only in blocks of 100,000 shares called “Redemption Baskets.”  The amount of the redemption proceeds for a Redemption Basket will be equal to the Net Asset Value of the shares in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

The Fund will receive the proceeds from shares sold or will pay for redeemed shares within three business days after the trade date of the purchase or redemption, respectively. The amounts due from Authorized Purchasers will be reflected in the Fund’s statement of assets and liabilities as receivable for shares sold. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund’s statement of assets and liabilities as payable for shares redeemed.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

☐	Taking the current market value of its total assets, and

☐	Subtracting any liabilities.

The administrator, the Bank of New York Mellon, will calculate the NAV of the Fund once each trading day.  It will calculate NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day will be released after 4:15 p.m. New York time.

For purposes of the determining the Fund’s NAV, the Fund’s investments in the Underlying Funds will be valued based on the Underlying Funds’ NAVs.  In turn, in determining the value of the Futures Contracts held by the Underlying Funds, the Administrator will use the closing price on the exchange on which they are traded.  The Administrator will determine the value of all other Fund and Underlying Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust.  The value of Cleared Swaps and over-the-counter Commodity Interests will be determined based on the value of the commodity or Futures Contract underlying such Commodity Interest, except that a fair value may be determined if the Sponsor believes that the Underlying Fund is subject to significant credit risk relating to the counterparty to such Commodity Interest. For purposes of financial statements and reports, the Sponsor will recalculate the NAV of an Underlying Fund where necessary to reflect the “fair value” of a Futures Contract held by an Underlying Fund when a Futures Contract held by an Underlying Fund closes at its price fluctuation limit for the day.   Treasury Securities held by the Fund or Underlying Funds will be valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes.  NAV will include any unrealized profit or loss on open Commodity Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” ASU No. 2011-04 clarifies existing requirements for measuring fair value and for disclosure about fair value measurements in converged guidance of the FASB and the International Accounting Standards Board. The amendments are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The implementation of ASU No. 2011-04 is not expected to have a material impact on financial statement disclosures for the Trust or the Funds.

Note 2 - Organizational and Offering Costs

Expenses incurred in organizing of the Fund and the initial offering of the shares, including applicable SEC registration fees will be borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 3 – Subsequent Events

On November 30, 2011, two shares of the Fund were issued to the Sponsor.

APPENDIX A
Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: The Bank of New York Mellon

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark :  A weighted average of the closing settlement prices for three Futures Contracts the daily changes in which each Underlying Fund attempts to track.

Benchmark Component Futures Contracts:   The three Futures Contracts that at any given time make up an Underlying Fund’s Benchmark.

Business Day: Any day other than a day when any of the NYSE Arca, CBOT, ICE, or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Chicago Board of Trade (CBOT): The primary exchange on which corn, wheat and soybean Futures Contracts are traded in the U.S.  The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by the CBOT and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange.

Cleared Swap:   A swap agreement based on corn, wheat, soybeans, sugar or some combination of these commodities that is cleared through a U.S. commodity exchange or its affiliated provider of clearing services.

Code: Internal Revenue Code.

Commodity Interests: Futures Contracts, Cleared Swaps and Other Commodity Interests.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 100,000 Shares used by the Fund to issue Shares.

Custodian: The Bank of New York Mellon

Distributor:  Foreside Fund Services, LLC

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

Exchange for Risk: A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for corn, wheat, soybeans or sugar that are traded on U.S. or foreign exchanges.

Ice Futures: The primary exchange on which Sugar No. 11 Futures Contracts are traded in the U.S.  The Fund expressly disclaims any association with ICE Futures or endorsement of the Fund by ICE Futures and acknowledges that “ICE Futures” and “ICE Futures US” are registered trademarks of such exchange.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in Futures Contracts.

NAV: Net Asset Value of the Fund.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

1934 Act: The Securities Exchange Act of 1934.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Commodity Interests: Other investments related to corn, wheat, soybeans, sugar or some combination of these commodities such as cash-settled options on Futures Contracts, swaps agreements other than Cleared Swaps and forward contracts relating to these commodities, and over-the-counter transactions that are based on the price of such commodities, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket: A block of 100,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders:   Holders of Shares.

Shares:   Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund and the Underlying Funds.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Agreement: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Treasury Securities: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust Agreement: The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of October 21, 2010.

Underlying Fund:    The commodity pools in which the Fund invests — specifically, the Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Soybean Fund and Teucrium Sugar Fund.

Underlying Fund Average:    An average of the daily changes in the Underlying Funds’ NAVs, with each Underlying Fund equally weighted at 25%.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

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STATEMENT OF ADDITIONAL INFORMATION
TEUCRIUM AGRICULTURAL FUND

This statement of additional information is the second part of a two part document.  The first part is the Fund’s disclosure document.  The disclosure document and this statement of additional information are bound together, and both parts contain important information.  This statement of additional information should be read in conjunction with the disclosure document.  Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 19.

This statement of additional information and accompanying disclosure document are both dated [ date ], 2011.

TEUCRIUM AGRICULTURAL FUND
TABLE OF CONTENTS

Page

Commodity Market Participants	166

Regulation	166

Potential Advantages of Investment	168

Benchmark Performance	168

Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators.  Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities.  Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a Futures Contract or forward contract for the necessary equivalent quantity of the commodity.  At the time for performance of the physical contract, the hedger may accept delivery under his Futures Contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his Futures Contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations.  The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.  However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date.  A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and has adopted regulations with respect to the activities of those persons and/or entities.  Under the CEA, a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons.  In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators.  Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate.  The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances.  Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund and the Underlying Funds, and might result in the termination of the Fund and the Underlying Funds if a successor sponsor is not elected pursuant to the Trust Agreement.  None of the Trust, the Fund or any Underlying Fund is required to be registered with the CFTC in any capacity.

The CEA requires all futures commission merchants, such as the Underlying Funds’ clearing broker, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.  The CEA also authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors.

The Fund’s investors are afforded prescribed rights for reparations under the CEA.  Investors may also be able to maintain a private right of action for violations of the CEA.  The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association.  At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges.  The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators and futures commission merchants and their respective associated persons.  The Sponsor and the Underlying Funds’ clearing broker are members of the NFA.  As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection.    The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.  None of the Trust, the Fund or any Underlying Fund is itself required to become a member of the NFA.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives.  The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement.  Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law.  The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the prices of agricultural commodities and of Commodity Interests on agricultural commodities have had very little correlation to the stock and bond markets, the Sponsor believes that the performance of the Fund should also exhibit little correlation with the performance of traditional equity and debt portfolio components.  However, non-correlation does not mean that the Fund’s performance will be better than that of other types of investments, and it is entirely possible that the Fund may not outperform other sectors of an investor’s portfolio, or may produce losses.  Additionally, although adding the Fund’s Shares to an investor’s portfolio may provide diversification, the Fund is not a hedging mechanism vis-a-vis traditional debt and equity portfolio components and you should not assume that Fund Shares will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance.  Negative correlation occurs when the performance of two asset classes tend to move in opposite direction to each other.  Non-correlation means only that the Fund’s performance will likely have little relation to the performance of equity and debt instruments, reflecting that certain factors that affect equity and debt prices may affect the Fund differently and that certain factors that affect equity and debt prices may not affect the Fund at all.  The Fund’s net asset value per share may decline or increase more or less than equity and debt instruments during periods of both rising and falling equity and debt markets.  The Sponsor does not expect that the Fund’s performance will be negatively correlated to general debt and equity markets.

Interest Income

Unlike some alternative investment funds, the Fund and the Underlying Funds do not borrow money in order to obtain leverage, so the Fund and the Underlying Funds do not incur any interest expense.  Rather, the Fund’s residual cash and the Underlying Funds’ margin deposits and cash reserves are maintained in Treasury Securities, cash and cash equivalents, and interest is generally earned on available assets, which include unrealized profits credited to the Underlying Funds’ accounts.

Benchmark Performance

The following graph provides certain information about the historical performance and volatility of the Benchmarks.  The graph shows historical price information for the Benchmarks by taking the prices of each Benchmark Component Futures Contract according to CBOT or ICE Futures data, weighting each such futures contract as weighted in the Benchmark and weighting each Benchmark equally at 25%, and deducting estimated commission charges and other fees and expenses that the Fund and Underlying Funds will pay,.  The graph assumes that each Benchmark Component Futures Contract was rolled into its replacement on the date that it no longer was a Benchmark Component Futures Contract, and each of these “rolls” is volume adjusted to account for price differentials between the original Futures Contract and its replacement.  For example, if the original Futures Contracts were closed out at a lower price than the price at which the replacement Futures Contracts were entered into, then a lesser number of replacement Futures Contracts were entered into than were closed out.  In this way, the graph takes the hypothetical effect of contango and backwardation into account.

The information regarding the Benchmarks in the graph is hypothetical, in that neither the Sponsor nor any Underlying Fund was using the Benchmarks to trade Commodity Interests during the period covered by the chart.  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT THE FUND WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OF FOR CUSTOMERS.  BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

In addition, the Fund seeks to track the performance of the Underlying Funds, not the performance of the Underlying Funds’ Benchmarks, and the performance of each Underlying Fund may differ from that of its Benchmark.

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$580.50
NYSE Arca Listing Fee	$5,000
FINRA filing fees (actual)	$1,000
Blue Sky expenses	n/a
Auditor’s fees and expenses	$20,000
Legal fees and expenses	$150,000
Printing expenses	$5,000
Miscellaneous expenses	n/a
Total	$181,580.50

Item 14.	Indemnification of Directors and Officers

The Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates.  All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.  The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

 The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.	Recent Sales of Unregistered Securities

On April 1, 2011, the Sponsor made a $100.00 capital contribution to the Fund.  In connection with the commencement of the offering, the Sponsor will receive 2 Sponsor’s Shares of the Fund to be issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool.

The above-described transaction was exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D promulgated thereunder as a transaction not involving a public offering.  No general solicitation was made by the Fund, the Trust or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

3.1 (1)	Second Amended and Restated Declaration of Trust and Trust Agreement of the registrant.

3.2 (2)	Certificate of Trust of the registrant.

3.3 (3)	Instrument establishing the Fund.

5.1 (4)	Opinion of Richards, Layton and Finger, P.A. relating to the legality of the Shares.

8.1 (4)	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

10.1 (4)	Form of Authorized Purchaser Agreement.

10.2 (1)	Distribution Services Agreement

10.3 (5)	Global Custody Agreement.

10.4 (5)	Services Agreement.

10.5 (5)	Transfer Agency and Service Agreement.

10.6 (6)	Amended and Restated Distribution Services Agreement.

10.7 (6)	Amendment to Amended and Restated Distribution Services Agreement

10.8 (6)	Second Amendment to Amended and Restated Distribution Services Agreement

23.2 (4)	Consent of Independent Registered Public Accounting Firm.

(1)	Previously filed as like-numbered exhibit to Post-Effective Amendment No. 1 to Registration Statement No. 333-162033, filed on October 22, 2010 and incorporated by reference herein.

(2)	Previously filed as like-numbered exhibit to Registration Statement No. 333-162033, filed on September 21, 2009 and incorporated by reference herein.

(3)	Previously filed as like-numbered exhibit to Registration Statement No. 333-________, filed on April 22, 2011 and incorporated by reference herein.

(4)	Filed herewith.

(5)	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 3 to Registration Statement No. 333-162033, filed on March 29, 2010 and incorporated by reference herein.

(6)	Previously filed as like-numbered exhibit to Current Report on Form 8-K for the Teucrium Corn Fund, filed on November 11, 2011 and incorporated by reference herein.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the 1933 Act to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Brattleboro, state of Vermont, on December 5, 2011.

Teucrium Commodity Trust

By:	Teucrium Trading, LLC, Sponsor

By:	/s/ Dale Riker	December 5, 2011
Name:	Dale Riker
Title:	Principal Executive Officer, Secretary and Member

POWER OF ATTORNEY

The undersigned members and officers of Teucrium Trading, LLC, the sponsor of Teucrium Commodity Trust, hereby constitute and appoint Sal Gilbertie and Dale Riker and each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President/Chief Investment Officer/Member of the
Sal Gilbertie	Sponsor	December 5, 2011

Secretary/Chief Executive Officer/Principal Executive Officer
Dale Riker	/Member of the Sponsor	December 5, 2011

Chief Financial Officer/Chief Accounting Officer/
Barbara Riker	Chief Compliance Officer/Principal Financial Officer	December 5, 2011

	Member of the Sponsor	December 5, 2011
Carl N. Miller III

EXHIBIT INDEX

5.1	Opinion of Richards, Layton and Finger, P.A. relating to the legality of the Shares.

8.1	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

10.1	Form of Authorized Purchaser Agreement.

23.2	Consent of Independent Registered Public Accounting Firm.